Exhibit 99(a)(1)(A)

ELECTRONIC ARTS INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING STOCK OPTIONS FOR

RESTRICTED STOCK UNITS

THIS OFFER AND YOUR WITHDRAWAL RIGHTS EXPIRE

AT 9:00 P.M., U.S. PACIFIC TIME, ON NOVEMBER 18, 2009, UNLESS

WE EXTEND THE OFFER

This document constitutes part of the Section 10(a) Prospectus

Relating to the Electronic Arts Inc. 2000 Equity Incentive Plan

October 21, 2009

Electronic Arts Inc. (“EA,” the “Company,” “we,” “us” or “our”) is offering eligible employees the opportunity to exchange, on a grant-by-grant basis, certain outstanding eligible options for restricted stock units that we will grant under our 2000 Equity Incentive Plan, including any subplan applicable to participants in a particular country (the “2000 Plan”). Eligible employees who are subject to income taxation in Canada are being offered shares of restricted stock subject to vesting in exchange for eligible options. Eligible employees who are employed by us in China are being offered new stock options to purchase a number of shares of common stock in exchange for eligible options. All other eligible employees are being offered restricted stock units that will represent the right to receive shares of our common stock upon vesting in exchange for eligible options. In this Offer to Exchange, except where it is necessary to differentiate between these different types of awards, we refer only to restricted stock units.

You are eligible to participate in the offer if you are an employee of EA or one of our subsidiaries, except for employees who are residents of Denmark, on the date of this offer and have neither ceased to be an employee, nor have submitted or received a notice of termination of employment at the time this offer expires. Unless extended, this offer will expire at 9:00 p.m., U.S. Pacific Time, on November 18, 2009. Members of our Board of Directors and our Named Executive Officers, as identified in our proxy statement dated June 12, 2009, are not eligible to participate.

Options eligible for exchange in this offer are outstanding options to purchase EA common stock that were granted prior to October 21, 2008, which is 12 months before the start date of the exchange program, and that have an exercise price per share that is greater than the “threshold price”. For purposes of this offer, the threshold price is U.S. $28.18, which is the 52-week high trading price of our common stock prior to the start date of this offer, as reported on The NASDAQ Global Select Market.

In this document, we use the term “option” to mean a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. You may tender for exchange any one or more of your eligible options or none at all. However, if you choose to tender an eligible option, you must tender the entire outstanding, unexercised portion of that option. We will not accept partial tenders of options.

The number of restricted stock units to be granted in exchange for each eligible option grant surrendered in this offer (the “exchange ratio”) depends on the grant date and exercise price of the eligible option surrendered. The exchange ratios were designed to provide for the grant of replacement restricted stock units with a value no greater than the value of the eligible option. The eligible options and the exchange ratios applicable to those eligible options cover more than 310 grant dates over a 7 year period. The average exchange ratio, based on the total shares subject to eligible options, the weighted-average exercise price of the eligible options, and the weighted-average expected term of the eligible options is 3.0. A full listing of the applicable exchange ratios is attached to this Offer to Exchange as Appendix A.

You will have online access to a listing of your eligible options and the exchange ratio that applies to each option grant via the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/. If you cannot or are unable to access the intranet portal, we will send you a printed Individual Statement of Options containing the same information. These resources will identify each eligible option that you currently hold, i.e., each option that you hold that was granted prior to October 21, 2008 with an exercise price greater than the threshold price, and the exchange ratio that applies to the eligible option. The exchange ratio represents the number of shares subject to an eligible option tendered in the offer that are cancelled in exchange for each restricted stock unit that is granted. Any fractional restricted stock unit that results from applying the exchange ratios will be rounded down to the nearest whole number. Your online listing or statement indicates, for each of the option grants listed, the number of restricted stock units you will receive if the option is exchanged.

Each restricted stock unit granted pursuant to this offer represents the right to receive one share of our common stock upon vesting through your continued employment for a specified period. Restricted stock units received in exchange for eligible options will be subject to a new vesting schedule. Until restricted stock units have vested, they remain subject to restrictions on transfer and to forfeiture if your employment terminates. If and when the restricted stock units vest, the underlying shares of common stock will be issued to you free of forfeiture conditions and restrictions on transfer, other than required tax withholding and compliance with applicable securities laws, EA securities trading policies and any other legal requirements, including certain sale restrictions on shares issued to French resident employees.

For employees subject to taxation in Canada, each share of restricted stock granted pursuant to this offer is a share of our common stock that is issued to you on the date the award is granted, subject to required tax withholding and vesting through your continued employment for a specified period. Until shares of restricted stock have vested, they remain subject to restrictions on transfer and forfeiture if your employment terminates. If and when the shares vest, they will be free of forfeiture conditions and restrictions on transfer, other than compliance with applicable securities laws, EA securities trading policies and any other legal requirements.

Due to certain local law restrictions, EA currently only issues stock options to employees in China and does not issue restricted stock units. Therefore, we are offering employees in China the opportunity to exchange their eligible options for new stock options to purchase a lesser number of shares of common stock.

All restricted stock unit, restricted stock, and new stock option awards will be subject to the terms of the 2000 Plan and an award agreement between you and EA (including any country-specific appendix) to be provided upon acceptance of the offer.

Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive restricted stock units, and your outstanding options will remain outstanding according to their existing terms and conditions.

If you want to exchange any of your eligible options, you must notify EA’s Stock Administration Department of your election before our offer expires. Depending on your work location, you may notify EA’s Stock Administration Department of your election in one of the following two ways:

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By making an election online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online election must be submitted online before the expiration date deadline.

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If you are unable to access the intranet portal at http://stock.ea.com/Stock/Exchange/, contact Stock Administration to request a pdf version of the Election Form. You will be required to print, complete, sign, and return the Election Form to EA’s Stock Administration Department according to the instructions contained in the Election Form so that it is received before the expiration date deadline.

If you do not have access to a computer, you will be provided this Offer to Exchange and the forms necessary to participate in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any Option Exchange Program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), or by email at optionexchange@ea.com.

If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement attached as Schedule A to the Election Form, sign and date the Dutch agreement and deliver it to EA’s Stock Administration Department according to the instructions contained in the Election Form. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by EA by the expiration date.

To inform yourself about our offer, you should:

•

Read this whole document, the election form, the 2000 Plan and either the form of restricted stock unit agreement (including any country-specific appendix), the form of stock option agreement (for employees in China only) or the form of restricted stock agreement (for employees in Canada only), whichever is applicable to you, because they contain important information; these documents may be found under the “Documents” tab of the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/;

•	Review the listing of your eligible options online or in your Individual Statement of Options;

•	Consider the questions and answers in the Summary Term Sheet, which starts on page 1;

•	Review the contents of the exchange program intranet portal available at http://stock.ea.com/Stock/Exchange/; and

•

Call Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or send an email to optionexchange@ea.com, if you have questions about our offer or if you are not able to access the exchange program intranet portal and would like to receive copies of the documents referenced above.

We are making this offer upon the terms and conditions described in this Offer to Exchange and the election form. The offer is not conditioned on any minimum number of options being exchanged. Our offer is, however, subject to conditions that we describe in Section 7 of Part III of this document.

Shares of our common stock are quoted on The NASDAQ Global Select Market under the symbol “ERTS”. On October 15, 2009, the closing price of one share of common stock on The NASDAQ Global Select Market was $20.35. We recommend that you review the current market price for our common shares before deciding whether to exchange your eligible options.

IMPORTANT NOTICE

Although our Board of Directors has approved this offer, neither we nor our Board of Directors makes any recommendation to you as to whether or not you should tender your eligible options for exchange. Also, EA has not authorized any person to make any recommendation on its behalf as to whether or not you should accept this offer.

You must make your own decision as to whether or not to exchange your eligible options. In doing so, you should rely only on the information contained in the offering materials, the materials referenced in Section 18 of Part III of this document, and any other authorized communications from EA made generally available to eligible employees, as no other representations or information have been authorized by EA. We recommend that you consult with your own advisors, including your tax advisor, before making any decisions regarding the offer.

The restricted stock units we are offering may end up being worth less than your existing options. In evaluating this offer, you should keep in mind that the future performance of EA and its stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. In particular, we recommend that you read our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, our definitive proxy statement for our 2009 annual meeting of stockholders, our Quarterly Report on Form 10-Q for the period ended June 30, 2009 and our Current Reports on Form 8-K filed since March 31, 2009, each of which has been filed with the U.S. Securities and Exchange Commission and is available free of charge on the Internet at http://investor.ea.com or www.sec.gov.

The statements in this document concerning the eligible options, the 2000 Plan, the restricted stock units, new stock options and restricted stock awards are summaries of the material terms but are not complete descriptions of the eligible options, the 2000 Plan, the restricted stock units, new stock options and restricted stock awards. The stock plans under which the eligible options were granted, the 2000 Plan and the forms of award agreement have been filed as exhibits to our Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (to which this document is also an exhibit). See Section 18 of Part III of this document for additional information regarding the Schedule TO.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

EA HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON EA’S BEHALF AS TO WHETHER YOU SHOULD EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH EA HAS REFERRED YOU. EA HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED DOCUMENTS REFERRED TO IN THIS DOCUMENT. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY EA.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OF EA OR ANY OF ITS SUBSIDIARIES OR AFFILIATES OR TO AFFECT YOUR EMPLOYER’S RIGHT TO TERMINATE THE EMPLOYMENT OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER APPLICABLE LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION. EXCEPT AS OTHERWISE PROVIDED UNDER APPLICABLE LAW AND/OR ANY EMPLOYMENT AGREEMENT BETWEEN YOU AND YOUR EMPLOYER, THE EMPLOYMENT RELATIONSHIP BETWEEN EA AND ITS SUBSIDIARIES AND AFFILIATES AND EACH EMPLOYEE REMAINS “AT WILL.”

EA RESERVES THE RIGHT TO AMEND OR TERMINATE THE 2000 PLAN AT ANY TIME, AND THE GRANT OF RESTRICTED STOCK UNITS, RESTRICTED STOCK AND OPTIONS UNDER THE 2000 PLAN AND THIS OFFER TO EXCHANGE DO NOT IN ANY WAY OBLIGATE EA TO GRANT ADDITIONAL RESTRICTED STOCK UNITS, RESTRICTED STOCK, OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OFFER TO EXCHANGE OPTIONS IN THE FUTURE. THE GRANT OF ANY RESTRICTED STOCK UNITS, RESTRICTED STOCK AND OPTIONS UNDER THE 2000 PLAN AND THIS OFFER TO EXCHANGE ARE WHOLLY DISCRETIONARY IN NATURE AND ARE NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY.

v

I. SUMMARY TERM SHEET

The following are answers to some questions about our offer. The answers are summaries and do not describe all of the details of the offer. You should read all of this document, the election form, our 2000 Equity Incentive Plan (the “2000 Plan”) and either the form of restricted stock unit agreement, including any country-specific appendix for your country, for employees resident in China, the form of stock option agreement, or, for employees resident in Canada, the form of restricted stock agreement, because they contain the full details of our offer and the terms of the restricted stock units, stock options or restricted stock awards, and these details could be important to you. These documents may be found under the “Documents” tab of the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. For many of the questions, we have included a reference to the section or sections contained in Part III of this document where you can find a more complete discussion.

References in this document to “EA,” the “Company,” “we,” “us” and “our” mean Electronic Arts Inc., and references to the time “the offer expires” mean 9:00 p.m., U.S. Pacific Time, on November 18, 2009, or, if we extend the offer period, any later date that we specify. References to the “Offer to Exchange” mean this document and its appendices. References to the “offer” or the “program” mean the Option Exchange Program described in the Offer to Exchange. References to dollars (“$”) are to United States dollars. Except where it is necessary to differentiate between restricted stock units, stock options and restricted stock awards, references are only to restricted stock units.

HOW THE OPTION EXCHANGE PROGRAM WORKS

1. What is the Offer?

2. Am I eligible to participate?

3. Are employees outside the United States eligible to participate?

4. What happens if my employment terminates before the offer expires and the tendered options are cancelled?

5. Which options may I exchange?

6. If I participate, what will happen to my current options?

7. I have more than one eligible option grant. Do I have to exchange all of them in order to participate?

8. May I tender unvested options?

9. May I tender an option that I have already exercised in full?

10. What is a stock option?

11. What are restricted stock units and shares of restricted stock?

12. What is the principal difference between stock option grants and restricted stock units or, for Canadian employees, shares of restricted stock?

13. Do I have to pay any money to receive restricted stock units, the shares issued upon vesting of the restricted stock units, or, for Canadian employees, shares of restricted stock?

14. If I participate, how many restricted stock units will I receive?

15. When will my restricted stock units vest?

16. What will I receive when my restricted stock units or, for Canadian employees, shares of restricted stock vest?

17. What is the source of the shares of common stock to be issued upon settlement of my restricted stock units?

18. What happens if my employment terminates before all of my restricted stock units vest?

19. If I participate, when will I receive my award agreement?

20. Where will I be able to view my restricted stock units?

21. Will my restricted stock units ever expire?

22. Are there risks that I should consider in deciding whether to exchange my options?

23. What happens if EA’s stock price increases during the offer?

24. What happens if EA’s stock price decreases during the offer?

25. Why should I consider participating in the offer?

26. Are there conditions to the offer?

BACKGROUND AND PURPOSE OF THE OFFER

27. Why is EA making this offer?

28. Why are there additional vesting requirements on the restricted stock units when I have already held many of my options through the required periods?

29. Will there be additional equity grants in the future?

30. Is it likely that an offer similar to this one will be made in the future?

31. Does our Board of Directors have a recommendation about this offer?

32. Is there any information regarding EA that I should be aware of?

33. What are the accounting consequences to EA of making this exchange offer?

DURATION OF THE OFFER

34. How long will this offer remain open? Can the offer be extended, and if so, how will I know if it is extended?

35. If the offer is extended, how will the extension affect the date on which restricted stock units will be granted?

HOW TO ELECT TO PARTICIPATE

36. What do I need to do to participate in the offer?

37. Do I have to return the Election Form or any other document if I do not want to exchange my options?

38. If I elect to exchange my options by submitting an election to participate, can I change my mind?

39. Will EA accept all options tendered for exchange?

40. How will I know if EA has accepted my tendered options?

41. What happens to my options if I do not accept this offer or if my options are not accepted for exchange?

42. What if I am out of the office on leave of absence or sabbatical during the offer period?

U.S. FEDERAL AND INTERNATIONAL INCOME TAX CONSIDERATIONS

43. Will I have to pay U.S. federal income taxes at the time of the exchange if I participate in the offer?

44. What are the U.S. federal income tax consequences of my restricted stock unit awards?

45. How will U.S. income and employment tax withholding be handled?

46. What are the income and social insurance tax consequences if I live outside of the United States?

47. Are there special considerations for people on international assignment or who have transferred from another EA location in another country?

MISCELLANEOUS

48. What happens if EA is acquired by another company?

HOW TO GET MORE INFORMATION

49. Who can I talk to if I have questions about the offer?

HOW THE OPTION EXCHANGE PROGRAM WORKS

1. What is the Offer?

Beginning on October 21, 2009 and ending at 9:00 p.m., U.S. Pacific Time, on November 18, 2009, unless we extend the offer, each eligible employee (described in Question 2 below) may decide to exchange eligible options (described in Question 5 below) for restricted stock units (described in Question 11 below). If you are an eligible employee subject to income taxation in Canada (sometimes referred to in this Offer to Exchange as a “Canadian employee”), you may decide to exchange eligible options for shares of restricted stock (also described in Question 11 below). EA has chosen to exchange eligible options for shares of restricted stock rather than restricted stock units for employees subject to income taxation in Canada because the exchange of eligible options for restricted stock units would result in adverse tax consequences due to the tax laws of Canada. The number of restricted stock units or shares of restricted stock that an eligible employee will receive in exchange for an eligible option grant will be determined by the exchange ratio (described in Question 14 below) applicable to that option. Restricted stock units and shares of restricted stock will be subject to a new vesting schedule (described in Question 15 below), even if the options tendered in the exchange program currently are fully vested.

Eligible employees who are employed by us in China will have the opportunity to exchange certain outstanding stock options for new stock options to purchase a number of shares of common stock. (See Supplemental Questions and Answers for Eligible Employees Employed in China beginning on page 19.)

Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive restricted stock units, for Chinese employees, new stock options, or, for Canadian employees, shares of restricted stock, and your outstanding options will remain outstanding in accordance with their current terms and conditions.

2. Am I eligible to participate?

Only “eligible employees” may participate in this offer. Generally, you are eligible if you are an employee of EA or one of our subsidiaries on October 21, 2009 and are still an employee (even if on an approved leave of absence) on the date this offer expires. However, you will not be eligible to participate if you are a “Named Executive Officer” of EA as defined in our 2009 annual proxy statement, or a member of our Board of Directors. We will also not be able to extend this offer to employees who are residents of Denmark due to restrictions arising under the local laws of Denmark that would result in adverse tax consequences upon the exchange of the existing options. If you resign or receive a notice of termination at any time before the date the tendered options are cancelled, you are not eligible to participate in the offer. (See Section 1 of Part III.)

Employees who reside in the Netherlands or were granted eligible options while residing in the Netherlands must sign and return the Dutch agreement described in Appendix C - Guide to Tax Issues in Netherlands before the expiration of the offer period in order to be eligible to participate in the offer.

3. Are employees outside the United States eligible to participate?

Generally, yes; all employees worldwide are eligible. However, due to restrictions under the local laws of certain countries, we are excluding employees who are residents of Denmark. Please be sure to read Section 15 of Part III and Appendix C, which discuss terms of the offer specific to eligible employees outside the United States.

4. What happens if my employment terminates before the offer expires and the tendered options are cancelled?

If you tender options for exchange under this offer, but before the tendered options are cancelled your employment with EA or our subsidiaries terminates for any reason, then your tender will automatically be deemed withdrawn and you will not participate in the Option Exchange Program. You will retain your outstanding options in accordance with their current terms and conditions, and you may exercise them during a limited period of time following your termination of employment in accordance with their terms to the extent that they are vested. If you are currently considered an “at-will” employee, this offer does not change that status, and your employment may be terminated by us or by you at any time, including before the offer expires, for any reason, with or without cause.

5. Which options may I exchange?

Only “eligible options” may be exchanged under this program. Eligible options are generally those option grants made before October 21, 2008, which is 12 months before the start date of the exchange program, that have an exercise price per share that is greater than the “threshold price”. The threshold price is $28.18, which represents the 52-week high trading price of our common stock prior to October 21, 2009, as reported on The NASDAQ Global Select Market. Furthermore, due to tax withholding considerations, we are also excluding from the offer any option grant that upon conversion to restricted stock units using the exchange ratio applicable for such option grant would result in fewer than four (4) shares of common stock underlying the newly granted restricted stock units. Any options that you tender for exchange with an exercise price that is equal to or less than the threshold price will not be eligible for exchange and automatically will be excluded from the offer. To determine which option grants are eligible for exchange, you should review your listing of eligible options via the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/, or review your printed Individual Statement of Options provided to you. Both resources list all of your option grants granted before October 21, 2008 that have an exercise price greater than $28.18 that are eligible for exchange. (See Section 2 of Part III.)

6. If I participate, what will happen to my current options?

Eligible options you elect to exchange under this program will be cancelled promptly following the expiration of this offer and you will no longer have those options available for exercise. Any options you do not tender for exchange will not be cancelled and will remain outstanding at their current exercise prices and under their existing terms. (See Section 6 and Section 12 of Part III.)

7. I have more than one eligible option grant. Do I have to exchange all of them in order to participate?

No. You may exchange one or more of your eligible option grants or none at all. However, if you choose to tender an eligible option for exchange, you must tender the entire outstanding, unexercised portion of that option grant. For the purposes of this offer, the term “option” means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. We will not accept partial tenders of options. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option grant that you properly tender. (See Section 2 of Part III.)

For example, an employee might receive a stock option grant with 100 underlying stock options. All 100 stock options would have been granted on the same date with the same exercise price. Employees will be permitted to exchange eligible stock options for restricted stock units on a grant-by-grant basis, which means that you can elect to exchange either all or none of the underlying stock options of a particular grant. Using the example of a stock option grant with 100 underlying stock options, assuming the grant is eligible for exchange, you could elect to surrender the entire stock option grant (i.e., all 100 stock options) in exchange for new restricted stock units. However, you cannot elect to exchange only a portion of the 100 underlying stock options.

8. May I tender unvested options?

Yes. Your eligible options do not need to be vested in order for you to participate in the offer. However, you may not tender any stock options that were granted after October 21, 2008 (i.e., 12 months or less before the start date of the exchange program). Also, if you choose to tender a particular outstanding eligible option grant, you must tender the entire eligible option grant, both the vested and unvested portions.

9. May I tender an option that I have already exercised in full?

No. The offer pertains only to outstanding options. It does not apply in any way to shares you have already purchased, whether upon the exercise of options or otherwise, or whether or not you have vested in those shares. If you have exercised an option in its entirety, that option is no longer outstanding and is therefore not eligible for this offer. If you have exercised an eligible option grant in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange. Options for which you have properly submitted an exercise notice prior to the date the offer expires will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

10. What is a stock option?

A stock option is the right to purchase shares of stock at a specified price, regardless of the actual market price of the stock at the time the option is exercised. Typically, the specified purchase, or “exercise,” price is the market price of a share of our common stock on the date the option is granted. Due to subsequent fluctuations, at any given time following the grant of the option, the prevailing market price of the stock may be greater than, equal to, or less than, the specified exercise price of the option. When the market price is greater than the exercise price of the option (otherwise known as an “in-the-money” option), the option holder receives value from exercising the option, because he or she is able to buy the stock underlying the option at less than its prevailing market price and then sell the purchased stock for the higher prevailing market price. The holder of an option to purchase stock at an exercise price that is equal to or greater than the prevailing market price (otherwise known as an “out-of-the-money” or an “underwater” option) generally would not exercise the stock option. The options eligible for exchange under this program currently are, and have for some time been, “out-of-the-money”.

11. What are restricted stock units and shares of restricted stock?

While the economic benefit of the exchange is intended to be equivalent regardless of where an employee resides or works, the form of equity offered to employees subject to income taxation in Canada is different to avoid adverse tax consequences to those employees. Employees, other than those subject to income taxation in Canada, who participate in the offer will receive restricted stock units, while employees subject to income taxation in Canada will receive shares of restricted stock. In addition, as noted above, employees in China will receive new stock options.

Restricted stock units granted pursuant to this offer are not actual shares of EA common stock. Rather, they represent the right to receive shares of our common stock on a future date. Restricted stock units will be granted to employees participating in the offer who are subject to income taxation in a jurisdiction other than Canada or China. Each restricted stock unit will be settled by the issuance of one share of EA common stock on the date the unit vests. Restricted stock units are subject to forfeiture upon termination of employment, and subject to restrictions on transfer prior to vesting and the related issuance of shares of common stock. Shares you receive if and when your restricted stock units vest will no longer be “restricted,” and you will be free to hold, transfer or sell them, subject to required tax withholding and compliance with applicable securities laws, EA securities trading policies and any other legal requirements, including certain sale restrictions on shares issued to French resident employees.

Shares of restricted stock granted pursuant to this offer to employees subject to income taxation in Canada are shares of EA common stock that will be issued upon exchange on the grant date, subject to any required tax withholding. Restricted stock awards will be subject to vesting based on continued employment for a specified period. Until shares of restricted stock have vested, they remain subject to restrictions on transfer and to forfeiture upon termination of employment. If and when the shares vest, they will no longer be “restricted,” and you will be free to hold, transfer or sell them, subject to compliance with applicable securities laws, EA securities trading policies and any other legal requirements.

Generally, participants in the exchange offer will forfeit restricted stock units and shares of restricted stock granted pursuant to this offer, to the extent unvested, if they cease to be employed by us or our subsidiaries during the applicable vesting period, and participants may not transfer, pledge, or otherwise dispose of unvested restricted stock units or shares of restricted stock. The vesting and forfeiture provisions, transfer restrictions and other terms of the restricted stock units and shares of restricted stock are set forth in the 2000 Plan and the forms of award agreement (including any country-specific appendix) included as exhibits to our Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (to which this Offer to Exchange is also an exhibit).

While the economic benefits of the shares of restricted stock and restricted stock units to be granted in the exchange offer are intended to be equivalent, they do differ with regard to rights as an EA stockholder. Participants granted shares of restricted stock will become stockholders of EA on the date the restricted stock is issued to them, even though unvested, and will have all of the rights of a stockholder, including voting and dividend rights, subject to the restrictions contained in the applicable award agreement (including any country-specific appendix). On the other hand, participants in the exchange offer granted restricted stock units will not be EA stockholders as a result of holding restricted stock units, and restricted stock units do not entitle their holders to vote at meetings of EA stockholders. You will not be paid for any dividends paid on EA shares while you hold restricted stock units, although we do not currently pay dividends on our stock and have no current plan to do so. Once the restricted stock units have vested and the underlying shares of common stock are issued to you, you will become and have all of the rights of an EA stockholder (such as voting and dividend rights) with respect to those shares, and you may transfer or sell the shares, subject to required tax withholding and compliance with applicable securities laws and any other legal requirements, including certain sale restrictions on shares issued to French resident employees. (See Section 9 of Part III.)

12. What is the principal difference between stock option grants and restricted stock units or, for Canadian employees, shares of restricted stock?

When the market price of the underlying shares declines below the applicable option exercise price, as it has in the case of the options eligible to participate in this offer, the option has no realizable value. In contrast, restricted stock units and, for Canadian employees, shares of restricted stock continue to have value even if the market price of our stock has declined below its value at the time of grant. Essentially, the eligible options you now hold (because their underlying shares are greater in number than the restricted stock units or shares of restricted stock for which they can be exchanged) may have greater potential value in the event our common stock price increases significantly, but the restricted stock units or shares of restricted stock you would receive if you choose to participate in the offer (because they require no purchase price payment) will likely have greater value if our common stock price does not increase significantly, provided you remain employed by EA or our subsidiaries through the applicable vesting period.

A tool demonstrating the relative values of your eligible options as compared to the value of the restricted stock units or shares of restricted stock you would receive in the exchange (on a pre-tax basis) can be accessed at the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/. If you do not have access to a computer, you may contact Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) to receive this information.

13. Do I have to pay any money to receive restricted stock units, the shares issued upon vesting of the restricted stock units, or, for Canadian employees, shares of restricted stock?

No. You will not be required to pay any money to receive restricted stock units, the shares of EA stock to be issued when restricted stock units vest or shares of restricted stock. However, you will be responsible for paying all applicable taxes in connection with the restricted stock units, shares of restricted stock, and sale of shares of our common stock. (See Questions 43 through 47 below and Sections 14 and 15 of Part III.)

14. If I participate, how many restricted stock units will I receive?

The number of restricted stock units you will receive for your eligible options depends on the grant date, exercise price and term of each option surrendered. The eligible options cover more than 310 grant dates over a 7 year period. The average exchange ratio, based on the total shares subject to eligible options, the weighted-average exercise price of the eligible options, and the weighted-average expected term of the eligible options is 3.0. A full listing of the applicable exchange ratios is attached to this Offer to Exchange as Appendix A and also is available via the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/.

As an example, if you have a stock option grant for 100 shares that was granted in September 2003, with an exercise price of $45.46 and a 10 year term, your applicable exchange ratio would be 4.0 option shares for 1 restricted stock unit. Therefore, you would receive 25 restricted stock units, subject to share withholding for taxes if applicable. We will not issue any fractional restricted stock units. Any exchange that would result in a fractional restricted stock unit under the exchange ratio will be rounded down to the next whole unit. (See Questions 25 and Section 2 of Part III.)

We designed the exchange ratios to provide for the grant of replacement restricted stock units with a value no greater than the value of each eligible option surrendered. We estimated the fair value of each eligible option using the Black-Scholes option valuation model, using certain reasonable assumptions (the “option value”) that are described in more detail in Section 2 of Part III. Each eligible option surrendered will be exchanged for a lesser number of restricted stock units having a value that is approximately equal to the option value of the eligible option (based on the assumed fair market value of one share of our common stock to be made subject to a restricted stock unit).

A tool demonstrating the relative values of your eligible options as compared to the value of the restricted stock units you would receive in the exchange (on a pre-tax basis) can be accessed at the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/. If you do not have access to a computer, you may contact Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) to receive this information.

15. When will my restricted stock units vest?

Restricted stock units received in exchange for eligible options will be subject to a new vesting schedule that will commence on November 10, 2009. In France only, in order to qualify for favorable income tax and social security contribution treatment, the new vesting schedule will commence on the date of grant, which we expect to be November 19, 2009.

We will grant restricted stock units promptly following the expiration of the offer in exchange for properly tendered options. Restricted stock units you receive in the offer will be unvested as of the grant date and will require a minimum period of approximately one year of employment and a maximum period of approximately three years of employment for full vesting of the award, even if the eligible option grant you surrendered in exchange for those restricted stock units was fully vested, subject to variations under local law. The length of the vesting schedule applicable to each award of restricted stock units will depend on the remaining vesting period of the option as of the date it is cancelled in exchange for restricted stock units. If your employment with us or our subsidiaries terminates before all of your restricted stock units have vested, you generally will forfeit any restricted stock units that remain unvested on the date your employment terminates.

The vesting schedules for restricted stock units granted to employees in all countries other than Canada and France will be the same. However, to comply with certain requirements under applicable tax law in Canada and France, the vesting schedules of the shares of restricted stock awarded to participants in Canada and the restricted stock units granted to participants in France will be subject to some variations, as further described below.

Vesting Applicable to Awards in Countries other than Canada and France

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of Restricted Stock Unit	Percentage of Restricted Stock Units Vesting Annually*
100%	1 year	100%
50% or more	2 years	50%
Less than 50%	3 years	33 1/3%

*	Annual vesting will be measured from November 10, 2009.

Each award of restricted stock units will vest in substantially equal annual installments over the applicable period. Only a whole number of restricted stock units will vest in any period. Any fractional restricted stock right that would otherwise vest will be carried over to the next vesting period. (See Section 9 of Part III.)

Vesting Applicable to Awards in Canada

The table of vesting periods set forth above will apply to shares of restricted stock awarded to employees subject to income taxation in Canada, except that the number of shares of restricted stock vesting in a given vesting period may be reduced by shares withheld in satisfaction of employer withholding obligations at the time of the exchange and treated as immediately vested.

As further described in Appendix C - Guide to Tax Issues in Canada, if you are subject to income taxation in Canada and elect to participate in the exchange program, you will recognize taxable income at the time that shares of restricted stock are granted to you in exchange for your cancelled options, even if those shares remain subject to forfeiture if your employment terminates before the shares have vested. We are required to withhold income tax and any applicable social insurance contributions from this taxable income at the time of the exchange. To satisfy our withholding obligations, we intend to withhold from the shares of restricted stock that would otherwise be issued to you a number of whole shares having a value not exceeding by more than a fractional share amount the aggregate amount of income tax and any applicable social insurance contributions we are required to withhold.

We will treat the shares that we withhold at the time of the exchange as immediately vested shares, and you will not forfeit these shares even if your employment with us terminates prior to completion of the applicable vesting period set forth in the table above. We will determine the number of remaining shares that will vest under your restricted stock award in each year of the applicable vesting period by multiplying the vesting percentage for that year by the total number of shares subject to your restricted stock award remaining after deducting the number of shares withheld at the time of the exchange and treated as immediately vested.

Example: Assume that you elect to exchange an eligible option that is less than 50% vested and receive in exchange a grant of 300 shares of restricted stock. In accordance with the table above, this restricted stock award would vest at the rate of 33 1/3% on each of the first three anniversaries of the grant date. Further, assume that we withhold 30% of this award (90 shares) at the time of the exchange to satisfy our withholding obligations and treat these shares as immediately vested. We would then apply the applicable vesting schedule to the remaining 210 shares, so that 70 shares would vest on the first, second and third anniversaries of the grant date.

Vesting Applicable to Awards in France

Because EA will grant the restricted stock unit awards to employees subject to income tax and social security contributions in France under a French sub-plan to the 2000 Plan in order to qualify for favorable income tax and social security contribution treatment available under French law, the vesting schedules applicable to restricted stock unit awards granted generally will be as follows:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of Restricted Stock Units	Percentage of Restricted Stock Units Vesting Annually*
50% or more	2 years	100% at the end of year 2
Less than 50%	3 years	50% at the end of year 2; 50% at the end of year 3

*	Annual vesting will be measured from the date of grant, which we expect to be November 19, 2009.

In the case of eligible options granted to an employee subject to income tax and social security contributions in France that cliff vest in their entirety after a minimum of four or five years, if at least 50% or more of the time required for the option to vest has elapsed, then the restricted stock units issued in exchange will vest in full on the second anniversary of the grant date.

Further, in order to qualify for favorable income tax and social security contribution treatment in France, the shares of EA common stock issued upon the vesting of restricted stock units may not be sold for a period of two years following the date on which they are issued to the employee (other than in certain limited circumstances).

If you are a resident of France for tax purposes, you should refer to the Guide to Tax Issues in France contained in Appendix C to this Offer to Exchange for a further discussion of the vesting provisions and restrictions on sale that will apply to your restricted stock unit awards and shares issued pursuant to these awards.

Employees in China should review “Vesting Applicable to New Stock Options Granted in the Exchange in China” beginning on page 42 for information about the vesting schedules of the new stock options.

16. What will I receive when my restricted stock units or, for Canadian employees, shares of restricted stock vest?

Restricted stock units will be settled on a one-to-one basis in shares of EA common stock on, or as soon as practicable following, their vesting dates.

Employees subject to income taxation in Canada granted shares of restricted stock will continue to hold the same shares, but without forfeiture conditions or restrictions on transfer, once those shares have vested. We intend to satisfy our income tax and social insurance contribution withholding obligations that arise in connection with your award through a share withholding procedure. Accordingly, the number of shares you retain in the case of a restricted stock award may be reduced by a number of whole shares whose value does not exceed by more than the value of a fractional share the amount of any tax withholding obligation we have. (See Sections 9, 14 and 15 of Part III.)

17. What is the source of the shares of common stock to be issued upon settlement of my restricted stock units?

The shares of EA common stock to be issued upon settlement of restricted stock units will be issued from the shares reserved for issuance under our 2000 Plan. (See Section 9 of Part III.)

18. What happens if my employment terminates before all of my restricted stock units vest?

You will generally forfeit any restricted stock units that are not vested on the day you stop being an employee for any reason. However, any shares of common stock that you receive upon vesting of your restricted stock unit award, or for Canadian employees, vested shares you hold under a restricted stock award, while you are an employee of EA or one of its subsidiaries are yours to keep even after you leave EA. If you elect to keep (i.e., to not tender) all or some of your eligible options, your option agreements generally provide that you have a limited period of time after your final day of employment with us to exercise your stock options to the extent that they are vested. If you do not exercise them within that limited time period, you will forfeit all unexercised options, whether vested or unvested, and will not receive any compensation for such forfeited options.

If you believe you may resign before the restricted stock units vest, you should carefully consider whether or not to participate in the offer. Your options currently may be fully or partially vested. If you do not exchange them, you may be able to exercise your vested options for a period of time after your employment ends (as specified in your stock option agreement). If you participate in the offer, the options you elect to exchange will be cancelled and you will forfeit any restricted stock units that have not vested at the time your employment ends. (See Section 9 of Part III.)

19. If I participate, when will I receive my award agreement?

Restricted stock units will be granted promptly following expiration of the offer in exchange for all properly tendered options that we accept for cancellation and exchange. We will provide restricted stock unit agreements promptly following the grant date. If you are granted restricted stock units, you should note that receiving your restricted stock unit agreement does not mean that you will be entitled to receive immediately the underlying shares of EA common stock. Rather, you will not become entitled to receive shares of common stock until your award vests. (See Question 15.)

20. Where will I be able to view my restricted stock units?

Through E*TRADE or HSBC (in France only), you will be able to view your awards, and to monitor your vesting dates, much as you can do now with stock options that we have previously granted to you. If you have accepted the restricted stock unit or restricted stock agreement, as applicable, on each annual vesting date, your E*TRADE account, or HSBC account for employees in France, will automatically reflect the shares of common stock subject to your award which have vested on that date, in accordance with this offer, reduced by the number of shares we withhold to provide for any minimum income tax and social insurance contribution withholding requirements. (See Questions 45 and 46.) As soon as the vested shares, less any shares withheld to cover taxes are deposited in your account, you will be able to immediately sell all or a portion of your remaining vested shares of common stock from your E*TRADE or HSBC account, subject to compliance with applicable securities laws, EA securities trading policies and any other legal requirements, including certain sale restrictions on shares issued to French resident employees.

21. Will my restricted stock units ever expire?

Unlike stock options, restricted stock units do not expire. Instead, if you are still an employee of EA or one of our subsidiaries on each of your annual vesting dates and you received restricted stock units in this offer, the portion of your restricted stock units that vest will be settled by the issuance of one share of EA common stock for each unit that vests. See also the answers to Questions 15, 16 and 17.

22. Are there risks that I should consider in deciding whether to exchange my options?

Yes. Exchanging your eligible options does involve risks. You should carefully review the discussion of certain of these risks in Part II of this document (“Certain Risks of Participating in the Offer”).

23. What happens if EA’s stock price increases during the offer?

If our stock price increases during the offer, you may want to exercise some of your options or even decide that you do not want to participate in the offer. If you want to exercise any of your options that may eligible for exchange and still participate in the offer, you can do so by exercising them before you make an election to participate. Once you have submitted an election to participate, you cannot exercise eligible options you have elected to exchange unless you first withdraw your previous election. If you withdraw and then exercise some of your eligible options and want to exchange the rest, you can do so by again following the procedures in Section 4 of Part III.

24. What happens if EA’s stock price decreases during the offer?

If our stock price decreases during the offer, it will have no impact on the terms set forth in this Offer to Exchange. In particular, eligibility requirements and the exchange ratios (listed in Appendix A) have been determined prior to the launch of the offer and will not be adjusted even if our stock price fluctuates during the offer period.

25. Why should I consider participating in the offer?

If you participate in the offer, you will surrender eligible options for more shares of common stock than the number of restricted stock units you will receive in exchange, based on exchange ratios listed in Appendix A and as described in the answer to Question 14 and Section 2 of Part III. A tool demonstrating the relative values of your eligible options as compared to the value of the restricted stock units you would receive in the exchange (on a pre-tax basis) can be accessed at the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/. If you do not have access to a computer, you may contact Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) to receive this information.

We designed the exchange ratios to provide for the grant of replacement restricted stock units to an employee with a value approximately equal to the value of the eligible options surrendered. We estimated the fair value of each eligible option using the Black-Scholes option valuation model, using certain reasonable assumptions (the “option value”) that are described in more detail in Section 2 of Part III. Each eligible option surrendered will be exchanged for a lesser number of restricted stock units having a value that is approximately equal to the option value of the eligible option (based on the assumed fair market value of one share of our common stock to be made subject to a restricted stock unit). The Black-Scholes option valuation method assigns a value to an option, even if it is “underwater” or “out-of-the-money” (see Question 10) even though that option may not currently have any actual value to you.

The total estimated value (determined as of the commencement of the offer by the Black-Scholes method) of the eligible options to be tendered in the exchange program is approximately equal to the aggregate value (determined within five business days prior to the commencement of the offer based on the market price of our common stock) of the corresponding restricted stock units that you will receive if you participate in this offer. However, the eligible options that you hold might never be “in-the-money” (see Question 10) and, therefore, may never have any actual value to you. On the other hand, you should recognize that, while the restricted stock units have a greater likelihood of having value when (and if) you sell the underlying stock, as with stock options, you will still run a risk of not vesting in the restricted stock units before you are able to sell the underlying shares of our common stock.

Some examples (based on vesting schedules applicable to restricted stock units to be granted to participants other than employees in Canada, France and China) may assist you:

•

If you have an eligible option grant for 200 shares at an exercise price of $45.46 per share, with a remaining contractual term of approximately four years, at the exchange ratio of 4.0 option shares for 1.0 restricted stock unit, you could elect to surrender this option and receive 50 restricted stock units. If this option was 75% vested at the time of cancellation in the exchange program, your restricted stock units would vest in annual installments over a period of approximately two years measured from November 10, 2009. On November 10, 2010, 25 restricted stock units would vest and the remaining 25 restricted stock units would vest on November 10, 2011. On November 10, 2010, if the market price per share of our common stock is, for example, $30.00, you could sell the vested portion of your award shares for $750.00 (i.e., 25 shares x $30.00).

•

If you chose to retain your option rather than exchange it for restricted stock units under this scenario, you would not have been able to exercise the option for any value because, at an exercise price of $45.46, it would have remained “out-of-the-money”. It is possible that the price of our common stock will never rise above $45.46 during the life of the option. If that happens, you will not be able to exercise and sell the underlying shares at a profit. However, if at the end of the same approximately one-year period used in the example above, the market price per share of our common stock climbs to $60.00, your unexercised option (now fully-vested) would be worth $2,908.00 (i.e., 200 shares x ($60.00 – $45.46)). Assuming the same facts with EA’s stock price at $60.00, if you exchanged this option grant for 200 shares for restricted stock units at the offered 4.0 to 1.0 exchange ratio and you received 50 restricted stock units, which vest over two years, the restricted stock units would be worth $1,500.00 (i.e., 25 shares x $60.00) at the end of the approximately one-year period and you would have 25 restricted stock units that remain unvested until November 10, 2011.

The foregoing examples assume that, if you are an employee of EA or its subsidiaries, you remain employed by EA through the applicable vesting dates. In addition, none of the foregoing takes into account the tax effects of any of the transactions, which are described in Questions 43 – 47.

Again, you should keep in mind that, if you choose to participate in this offer and receive restricted stock units, you will be exchanging stock options that may already be vested either in full or in part for restricted stock units that will be completely unvested at grant and will have a minimum period of approximately one year and a maximum period of approximately three years for full vesting subject to variations under local law. (See Question 15.) Moreover, if your employment with EA or its subsidiaries terminates prior to the time your restricted stock unit vests in full, you will not realize any value from the unvested portion of the award, which you will forfeit.

In evaluating this offer, you should keep in mind that the future performance of our common stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. We recommend that you read our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and our Quarterly Report on Form 10-Q for the period ended June 30, 2009, which have been filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as all other documents incorporated by reference in our Tender Offer Statement on Schedule TO (to which this document is also an exhibit).

26. Are there conditions to the offer?

Yes. The offer is subject to a number of conditions that are described in Section 7 of Part III. The offer is not conditioned on a minimum number of options in the aggregate being tendered for exchange or upon a minimum number of option holders accepting the offer. Participation in the offer is completely voluntary.

BACKGROUND AND PURPOSE OF THE OFFER

27. Why is EA making this offer?

The overall purpose of this offer is to increase the retentive and motivational value of equity awards for our employees and to incentivize our employees to drive company performance and build stockholder value. (See Section 3 of Part III.) As a global leader in the interactive entertainment industry operating in an intensely competitive environment, our success depends on our ability to provide meaningful retention incentives to current employees who are prime targets for our competitors seeking to recruit them.

On September 30, 2009, approximately 98% of our employee option holders held at least some “underwater” or “out-of-the-money” options, i.e., options that have exercise prices higher than the current and recent trading prices of our common stock, and for approximately 92% of our employee option holders, all of their options were underwater. As of September 30, 2009, these underwater options had been granted over approximately 9 years and had a weighted-average exercise price of $42.27, ranging from $19.30 to $65.93. The closing price of our common stock on The NASDAQ Global Select Market on September 30, 2009 was $19.05.

We believe that these underwater options are not achieving the retentive and incentivizing purposes for which they were intended and that the current situation is a considerable challenge to maintaining employee motivation and retention. The exchange would help to address these concerns and reinvigorate a culture based on employee stock ownership.

Moreover, by structuring the offer as an option for restricted stock unit exchange, it will allow us to reduce our overhang, particularly that portion consisting of stock options having the highest exercise prices with the least employee retention value. Under the program, participating employees will receive significantly fewer restricted stock units than the number of shares subject to the options they surrender. Because participating employees will exchange a greater number of options for a lesser number of restricted stock units, there will be an immediate reduction in our overhang.

28. Why are there additional vesting requirements on the restricted stock units when I have already held many of my options through the required periods?

Two of the principal purposes of our equity programs are to align the interests of our employees with those of our stockholders and to retain the services of employees of EA and its subsidiaries. We believe that anything shorter than a one-year vesting period would not adequately allow us to further these objectives. You should carefully consider the risks of exchanging vested options for unvested restricted stock units. (See Questions 15 and 25.)

29. Will there be additional equity grants in the future?

The Compensation Committee of our Board of Directors periodically evaluates our compensation programs. At this time, the Compensation Committee believes that equity compensation forms an important component of our compensation programs. Future equity awards to eligible employees will be evaluated periodically, subject to the discretion of the Compensation Committee.

30. Is it likely that an offer similar to this one will be made in the future?

While our Compensation Committee of our Board of Directors evaluates EA’s compensation programs periodically, it has no current intention to make any similar offer in the future. You should make your decision on the assumption that, if you do not surrender your eligible options in accordance with the terms of this offer (including deadlines stated in this Offer to Exchange), you will not have another similar opportunity.

31. Does our Board of Directors have a recommendation about this offer?

Our Board of Directors is not making a recommendation about this offer. Although the Compensation Committee of the Board and our Board of Directors have approved this exchange offer, they recognize that the decision to accept or reject this offer is an individual one that should be based on a variety of factors, including your own personal circumstances and preferences. You should consult with your personal advisors if you have questions about your financial or tax situation. Neither we, the Compensation Committee, nor our Board of Directors are making a recommendation to employees as to whether or not to accept this exchange offer.

32. Is there any information regarding EA that I should be aware of?

Yes. Your decision of whether to accept or reject this offer should take into account the factors described in this Offer to Exchange, as well as the various risks and uncertainties inherent in our business. These risks include, but are not limited to, those risks set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and our Quarterly Report on Form 10-Q for the period ended June 30, 2009. In addition, before making your decision to tender your eligible options, you should carefully review the information about EA discussed in Part II (“Certain Risks of Participating in the Offer”) and in Section 10 of Part III of this document. This information includes an update on recent events affecting our business and explains where you can find additional information about EA.

33. What are the accounting consequences to EA of making this exchange offer?

Under the current accounting rules, both stock options and restricted stock units result in an expense for financial accounting purposes and the amount of that expense is based on their “estimated fair value” at the grant date. For accounting purposes, to the extent the fair value of each award of restricted stock units granted to employees exceeds the fair value of the stock options surrendered, determined on the exchange date, such excess is considered additional compensation. Due to the structure of the exchange program as a “value for value” exchange for the eligible options tendered for exchange, and certain assumptions we are required to use regarding the eligible options for accounting purposes, we expect to incur an accounting charge of approximately $60 million to $80 million over the vesting period of the restricted stock units issued in the exchange in addition to recognizing any remaining unrecognized expense for the stock options surrendered in exchange for the restricted stock units. The amount of the actual non-cash compensation charge will depend on a number of factors. (See Section 12 of Part III.)

DURATION OF THE OFFER

34. How long will this offer remain open? Can the offer be extended, and if so, how will I know if it is extended?

This offer begins on October 21, 2009 and is scheduled to expire on November 18, 2009, at 9:00 p.m., U.S. Pacific Time. No exceptions will be made to this deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of this offer at any time. If we extend this offer, we will publicly announce the extension no later than 6:00 a.m., U.S. Pacific Time, on the next business day after the last previously scheduled or announced expiration date. (See Section 16 of Part III.)

35. If the offer is extended, how will the extension affect the date on which restricted stock units will be granted?

If we extend the offer and you elect to participate in it, you must properly tender any eligible option grant you wish to exchange before the expiration of the extended offer period. Your properly tendered eligible options will be accepted and cancelled, and your award of restricted stock units will be granted, promptly following the extended expiration.

HOW TO ELECT TO PARTICIPATE

36. What do I need to do to participate in the offer?

To properly elect to exchange your eligible options, you must notify EA’s Stock Administration Department of your election in the following manner before 9:00 p.m., U.S. Pacific Time, on the expiration date, which is currently November 18, 2009:

•

Make your election online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online election must be submitted online before the expiration date deadline.

•

If you are unable to access the intranet portal at http://stock.ea.com/Stock/Exchange/, contact Stock Administration to request a pdf version of the Election Form. You will be required to print, complete, sign, and return the Election Form to EA’s Stock Administration Department according to the instructions contained in the Election Form so that it is received before the expiration date deadline.

If you do not have access to a computer, you may request from Stock Administration this Offer to Exchange and the forms necessary to participate in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any Option Exchange Program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), or by email at optionexchange@ea.com.

If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement attached as Schedule A to the Election Form, sign and date the Dutch agreement and deliver it to EA’s Stock Administration Department according to the instructions contained in the Election Form. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by EA by the expiration date. For further information, see Appendix C - Guide to Tax Issues in Netherlands.

37. Do I have to return the Election Form or any other document if I do not want to exchange my options?

No. You do not have to return or submit online any documents to us if you do not wish to exchange your eligible options in this offer. If you do not return or submit online the Election Form, you will not participate in the Option Exchange Program and your existing options will remain outstanding with their current exercise price, vesting schedule and other current terms and conditions. This offer is completely voluntary, and there are no penalties for electing not to participate in the offer.

38. If I elect to exchange my options by submitting an election to participate, can I change my mind?

Yes. If you decide to participate in the offer and then decide to withdraw or change all or some of the elections you submitted, you may do so at any time before the offer expires. You may withdraw your elections by changing your elections at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. For those without access to a computer, or if you need an additional printed copy of the Election Form to withdraw or change your elections, please contact Stock Administration. (See Section 4 of Part III.)

If you then decide to make a new election, you must make a new online election. Your election to withdraw must be received by EA’s Stock Administration Department before the offer expires. If we have not accepted your tendered options by December 17, 2009, you will also have the right to withdraw your tendered options after that date and until we accept your tendered options. (See Section 5 of Part III.)

39. Will EA accept all options tendered for exchange?

We will accept all options that are properly tendered for exchange unless the offer is terminated. If we terminate the offer without accepting options for exchange, we will communicate this to you by 9:00 p.m., U.S. Pacific Time on the first business day after the offer expires (i.e., if the expiration date is November 18, 2009, this communication will be no later than November 19, 2009). The communication may be made orally, by written or electronic notice or by public announcement. (See Sections 6 and 16 of Part III.)

40. How will I know if EA has accepted my tendered options?

You will receive an email confirmation from EA’s Stock Administration Department following your submission of your online election. If you send to EA Stock Administration a printed Election Form, you may confirm that your document has been received by calling Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or by sending an email to optionexchange@ea.com. We intend to confirm receipt of your Election Form within three business days of its arrival. If you do not receive confirmation of our receipt, it is your responsibility to ensure that EA’s Stock Administration Department has properly received your election. (See Section 4 of Part III.)

41. What happens to my options if I do not accept this offer or if my options are not accepted for exchange?

Nothing. If you do not elect to participate in the offer, or if we do not accept options that are tendered for exchange, you will keep all your current options, and you will not receive any restricted stock units. The offer will not result in any changes to the terms of your current options. (See Section 4 of Part III.)

42. What if I am out of the office on leave of absence or sabbatical during the offer period?

If you will be on a leave of absence, extended paid-time-off or sabbatical during any portion of the offer period, you can make your elections remotely through a virtual private network (VPN) access on your computer or you may request that a copy of the Election Form be mailed to your home address. Please contact Stock Administration via email at optionexchange@ea.com or by telephone at +1 (650) 628-2600. It is your responsibility to contact Stock Administration to obtain the election materials if you will be out of the office for an extended time during the offer period. If you do not make your election online or submit a paper Election Form, you will not participate in the Option Exchange Program.

U.S. FEDERAL AND INTERNATIONAL INCOME TAX CONSIDERATIONS

43. Will I have to pay U.S. federal income taxes at the time of the exchange if I participate in the offer?

We believe that our employees who are subject to U.S. income taxation will incur no immediate U.S. federal income tax consequences as a result of either electing to retain their eligible options or electing to exchange their eligible options for restricted stock units. However, see the response to Question 44 for the U.S. federal income tax consequences of your restricted stock unit awards.

44. What are the U.S. federal income tax consequences of my restricted stock unit awards?

Employees subject to U.S. income taxation will generally recognize no taxable income upon the grant of restricted stock units. You will, however, recognize ordinary income (like salary) at the time the restricted stock units vest and the shares underlying the restricted stock units are issued to you, in an amount equal to the fair market value of those shares. We will determine the fair market value of the shares based on the closing price of our common stock as reported on The NASDAQ Global Select Market on the applicable date. The ordinary income resulting from the issuance of the shares of common stock underlying the restricted stock units will be reflected in your Form W-2 that is reported by us to the Internal Revenue Service for the year of the issuance of the shares. You will have an income and employment withholding tax obligation with respect to the vesting and settlement of your restricted stock units, much like the obligation that arises when we pay you your salary. (See Question 46 and Section 14 of Part III.)

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you. In addition, if you were resident or subject to the tax laws of one or more countries when your eligible options were granted and vested, but are resident or subject to the tax laws of another country at the time of vesting of the restricted stock unit award, you may be subject to tax in more than one country at vesting of your restricted stock unit award. You should be certain to consult your own tax advisor to discuss these consequences.

Upon a U.S. employee’s sale of shares acquired as a result of the vesting of your restricted stock units, any gain or loss, based on the difference between the sale price and the fair market value of the shares on their issuance date, will be taxed as a capital gain or loss. Such gain or loss will be long-term if the employee held the shares more than one year following their issuance date.

45. How will U.S. income and employment tax withholding be handled?

For our employees who are subject to U.S. income taxation, as your restricted stock units vest over time and shares of common stock are issued upon vesting, you will be required to recognize taxable income. This means that we will have an obligation to withhold income and employment taxes, much like the obligation that arises when we pay you your salary. Until these tax withholding requirements are satisfied, we will have no obligation to issue shares to you.

We intend to provide for the satisfaction of the tax withholding requirements by withholding from the number of shares of our common stock that would otherwise be issued to you upon the vesting of your restricted stock units a number of shares (rounded up to the next whole share) determined by multiplying the number of shares becoming vested by the combined minimum statutory income and employment tax withholding rates applicable to you. If for any reason, we are prevented from satisfying our tax withholding obligations in full or in part through this share withholding procedure, you would be required to pay by personal check any additional required withholding tax. In addition, you will authorize us to withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date, or to instruct E*TRADE to sell on your behalf a number of shares in an amount sufficient to satisfy any unsatisfied portion of your required tax withholding.

If your employment with us or one of our subsidiaries is terminated for any reason after you have received shares of common stock but before you have satisfied your income and employment withholding tax obligation, you will authorize us to instruct E*TRADE to sell on your behalf a number of shares sufficient to satisfy your income and employment tax obligation, and we will deduct the entire amount of any remaining tax obligation from your final paycheck.

46. What are the income and social insurance tax consequences if I live outside of the United States?

Eligible employees who are residents of countries other than the United States who receive restricted stock units, options or restricted stock in the exchange offer will be subject to the income tax and social insurance contribution laws of those countries. See Section 15 of Part III (“Considerations Specific to Eligible Employees Outside of the United States”) and Appendix C for additional information regarding the income tax and social insurance contribution consequences of this exchange offer to non-U.S. employees. If you are subject to income tax in more than one country, you should be aware that there may be income tax and social insurance contribution consequences in addition to those described in the exchange offer which may apply to you. In addition, if you were resident or subject to the tax laws of one or more countries when your eligible options were granted, but are resident or subject to the tax laws of another country at the time of grant and/or vesting of the restricted stock or restricted stock unit award, you may be subject to tax in more than one country at grant and/or vesting of your restricted stock or restricted stock unit award. Please consult your personal tax advisor to discuss these consequences.

47. Are there special considerations for people on international assignment or who have transferred from another EA location in another country?

For employees on international assignment or who have recently transferred within EA internationally, please refer to the Guide to International Tax Issues for the various foreign jurisdictions attached as Appendix C. Please note that you may be subject to tax in more than one country if you have transferred between countries during the period starting with the grant of your eligible options until grant and/or vesting of your restricted stock or restricted stock unit award or exercise of your new stock options. If your questions are not answered by the attached international guide, for further information, you may send an email request to optionexchange@ea.com.

MISCELLANEOUS

48. What happens if EA is acquired by another company?

If we are acquired by another company before the offer expires, you may withdraw your tendered options and have all of the rights under your options. Further, if we are acquired prior to the offer expiration date, we reserve the right to withdraw the offer, in which case your options will remain outstanding subject to their terms.

If we are acquired by another company after we accept and cancel your tendered options and grant you restricted stock units, but before the vesting of all of your restricted stock units and issuance to you of shares of EA common stock, the successor company may assume our obligations under your restricted stock unit agreement or substitute a substantially equivalent award with respect to its shares. However, the type of security and the number of shares covered by the restricted stock units would be determined by the acquisition or merger agreement between us and the acquiror based on the same principles applied to the shares of our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio in which our common stock may convert into an acquiror’s common stock in a merger or acquisition transaction, you may receive restricted stock units for more or fewer shares of the acquiror’s stock than the number of shares that you would receive in this exchange offer if no acquisition had occurred.

The successor company may decide to terminate some or all of the employees of EA or its subsidiaries before their restricted stock units vest in full. In that case, terminated employees generally would forfeit unvested restricted stock units and would not receive stock or any other consideration for the options that were cancelled in the exchange offer.

If we are acquired by another company solely for cash, the treatment of the restricted stock units would be similar to a stock acquisition, but your restricted stock units may represent a right to receive upon vesting the cash you would have received had you been an EA stockholder at the time of the acquisition. If the successor company elects not to assume your restricted stock units or substitute an equivalent award, then the vesting of any portion of your award that otherwise remains unvested prior to the time of the acquisition of EA would accelerate at such time and upon such conditions as the Compensation Committee of our Board of Directors will determine in accordance with the terms of the 2000 Plan.

If you received restricted stock units in the offer and we are acquired by another company after the issuance of shares of common stock to you, you will be an EA stockholder and treated the same as our other stockholders in the transaction.

If you are a Canadian employee and we are acquired by another company after we accept and cancel your tendered options and grant you shares of restricted stock, your shares would be treated in the same manner as all other shares of EA common stock outstanding at the time of the merger or acquisition transaction, subject to the vesting provisions of your restricted stock agreement, provided that the successor company assumes the outstanding restricted stock units granted to other employees or substitutes equivalent awards. If the successor company elects not to assume or replace outstanding restricted stock units, as a result of which the vesting of restricted stock units is accelerated upon terms and conditions determined by the Compensation Committee in accordance with the terms of the 2000 Plan, then the vesting of shares of your restricted stock will similarly be accelerated.

The assumption or substitution of the restricted stock units, the cash payment of the awards and the acceleration of vesting may result in different income and social insurance tax consequences to you than are described in this Offer to Exchange. (See Section 9 of Part III.)

HOW TO GET MORE INFORMATION

49. Who can I talk to if I have questions about the offer?

For additional information or assistance, you should call Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or send an email to optionexchange@EA.com.

SUPPLEMENTAL QUESTIONS AND ANSWERS FOR ELIGIBLE EMPLOYEES EMPLOYED IN CHINA

1. Why am I receiving new stock options instead of new restricted stock units in the Option Exchange Program?

Due to certain local law restrictions, EA currently only issues options to employees in China and does not issue restricted stock units. Therefore, we are offering employees in China the opportunity to exchange their eligible options for new stock options to purchase a lesser number of shares of common stock.

Please note that the new stock options may not be exercised unless and until EA attains the necessary approval from the State Administration of Foreign Exchange (“SAFE”) or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals. EA is in the process of obtaining such approval, but can provide no assurances as to when or whether approval will be obtained. See Appendix C - Guide to Tax Issues in the People’s Republic of China for further information.

2. How do I know whether I am eligible to receive new stock options in the exchange program?

If you are eligible to participate in the exchange program, the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/ will provide a listing of your eligible options. This site will indicate whether you are eligible to receive new stock options in the option exchange. You are eligible to receive new stock options in the Offer to Exchange if you are an active employee employed by EA or one of its subsidiaries on the commencement date and you remain an active employee employed by EA or one of its subsidiaries on the date of grant, which we expect to be November 19, 2009.

3. How many new stock options will I receive for the eligible options that I exchange?

If you are eligible to participate in the offer, the exchange program intranet portal site will indicate how many new stock options you are eligible to receive in exchange for your eligible options. The number of new stock options that you are eligible to receive in exchange for an eligible option, which we generally refer to as an “exchange ratio,” depends on the type of grant, grant date, exercise price and stock option expiration date of your eligible option.

The exchange ratios apply to each of your eligible option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. For purposes of applying the exchange ratios, fractional shares subject to new stock options will be rounded down to the nearest whole share on a grant-by-grant basis. See Appendix A – List of Applicable Exchange Ratios.

Example

If one of the eligible options you elect to exchange allows you to purchase 100 shares of EA common stock for a per share exercise price of $48.92 and the stock option expires in March 2017 pursuant to its existing terms, you will receive a new stock option to purchase 62 shares of EA common stock on the date of grant. To calculate this amount, divide the 100 shares subject to the eligible option by 1.6 (the exchange ratio for an eligible option with an exercise price of $48.92 and with a stock option expiration date of March 2017) and round down to the nearest whole share.

4. Why isn’t the exchange ratio simply one-for-one?

We believe the exchange ratios must balance the interests of both our employees and our shareholders, and as a result, we have designed it to be “value for value.” This means that, in the aggregate, the fair value of the stock options being exchanged is approximately equal to the fair value of the new stock options being granted. Under our option pricing model (described in Section 2), this requires that more stock options be surrendered than granted in the exchange. This is because the fair value of stock options that are “underwater” is less than the fair value of the new stock options being granted.

5. Will the terms and conditions of my new stock options be the same as my exchanged options?

No. The vesting schedule of new stock options will be different from the vesting schedule of the exchanged options. In addition, note that the new stock options may not be exercised unless and until EA attains the necessary approval from the SAFE or its local counterpart.

6. When will my new stock options vest?

If you decide to exchange your eligible options, your new stock options will be unvested on the date of grant, even if the eligible options you exchanged were completely vested.

Vesting Applicable to New Stock Options Granted in the Exchange:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of New Stock Option	Percentage of New Stock Option Vesting Annually*
100%	1 year	100%
50% or more	2 years	50%
Less than 50%	3 years	33 1/3%

*	Annual vesting will be measured from the date of grant, which we expect to be November 19, 2009.

Please note that your new stock options, even if fully vested, may not be exercisable until EA attains the necessary approval from SAFE or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals.

7. When will my new stock options expire?

All new stock options will have a term of ten years. For example, if your new stock options are granted on November 19, 2009, you will have until November 19, 2019 to exercise your new stock options (assuming you remain employed through that period).

8. What happens if, after the grant date of the new stock options, my new stock options end up being underwater again?

The Exchange Offer is a one-time opportunity and is not expected to be offered again. We can provide no assurance as to the price of our common stock at any time in the future.

9. What will the per share exercise price of my new stock options be?

The per share exercise price of new stock options granted in the option exchange will be equal to the per share closing trading price of EA’s common stock on the date of grant, which is expected to be November 19, 2009 as reported on The NASDAQ Global Select Market.

10. Do I have to pay for new stock options?

You do not have to make any cash payment to EA to receive a grant of new stock options in exchange for your exchanged options. You will have to pay EA an exercise price to receive the shares of common stock that become issuable to you upon exercise of your vested new stock options. However, to comply with applicable exchange control regulations in China, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the new stock options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price, less any applicable taxes and brokerage fees. You will not be permitted to purchase and hold any shares.

11. Will I have to pay taxes if I participate in the Option Exchange Program?

Please refer to Appendix C - Guide to Tax Issues in the People’s Republic of China. You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the personal tax consequences to you of participating in the Option Exchange Program. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social insurance contributions and other tax consequences that may apply to you. In addition, if you were resident or subject to the tax laws of one or more countries when your eligible options were granted and vested, but are resident or subject to the tax laws of another country at the time of exercise of your new option, you may be subject to tax in more than one country at exercise of your new option. Please consult your personal tax advisor to discuss these consequences.

II. CERTAIN RISKS OF PARTICIPATING IN THE OFFER

Participation in the offer involves a number of potential risks, including those described below. You should review risks identified in this section and the risks described under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed with the U.S. Securities and Exchange Commission on May 22, 2009 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the U.S. Securities and Exchange Commission on August 10, 2009. Eligible employees should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. We strongly recommend that you read the rest of this Offer to Exchange. In addition, employees who live and work outside of the United States are encouraged to read Section 15 of Part III (“Considerations Specific to Eligible Employees Outside of the United States”) and Appendix C of this Offer to Exchange discussing income and social insurance tax consequences in various countries, as well as the other documents listed above, and consult with an investment and tax advisor as necessary before deciding to participate in this offer.

ECONOMIC RISKS

The valuation methodology utilized to determine the exchange ratio is based on the Black-Scholes option pricing model and may not necessarily reflect the actual value of the options using different assumptions in the Black-Scholes valuation calculation or using a different option pricing model.

The offer is intended to result in the grant of restricted stock units having a value that, on a grant-by-grant basis, is approximately equal to the value of the eligible option grant surrendered in the offer for those restricted stock units. Our valuation of the options eligible for exchange in the offer is based on the Black-Scholes option pricing model using reasonable assumptions that are different from those disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and our Quarterly Report on Form 10-Q for the period ended June 30, 2009. The assumptions we used in valuing each eligible option grant for purposes of this offer were (a) the option’s exercise price, (b) an assumed market value of $20.35 per share of our common stock, which was the closing price per share as reported on The NASDAQ Global Select Market on October 15, 2009, (c) an expected volatility of our common stock price of 60.1%, (d) the expected term of the stock option, which is the assumed remaining contractual life of the stock option (the weighted-average expected term of all eligible options is 5.9 years), (e) a risk-free interest rate (the weighted-average risk-free interest rate of all eligible options was 2.5%) and (f) an expected dividend yield of zero. We determined an exchange ratio for the eligible options based on the relationship of the Black-Scholes value estimate for each option grant to an assumed fair market value of one share of our common stock to be made subject to a restricted stock unit issued in the Option Exchange Program. We expect to incur an accounting charge of approximately $60 million to $80 million over the vesting period of the restricted stock units issued in the exchange program. (See Section 12 of Part III). For this purpose, we assumed a fair market value per share equal to the closing price per share of our common stock reported on The NASDAQ Global Select Market on October 15, 2009.

You should be aware that option valuation is inherently difficult to estimate and imprecise. Although the Black-Scholes model is a standard and accepted model for determining the value of options, the utilization of different assumptions in the Black-Scholes option pricing model can produce significantly different results for the ultimate value of an option.

Moreover, even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used for purposes of this offer may not be the same as those used by others and, therefore, our valuation of the options and/or the exchange ratio may not be consistent with those obtained using other valuation techniques or input assumptions and may not reflect the actual value of these options.

If our stock price increases after the date your tendered options are cancelled, including if we are acquired by or merge with another company, your cancelled options might have been worth more than the restricted stock units that you receive in exchange for them.

We cannot predict the market price of our stock. It is possible over time that options you tender for exchange would have had a greater value or lesser value than the restricted stock units you receive under this offer.

We may engage in transactions in the future with business partners or other companies, which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares.

If we are acquired by another company for shares of its stock, then any stock you receive in connection with the vesting of your restricted stock units would be the acquiring company’s stock (as opposed to EA’s) based on the exchange ratio in the acquisition. If we are acquired by another company solely for cash, the treatment of the restricted stock units would be similar to a stock acquisition; however, the cash you would receive in connection with your restricted stock units vesting would be based on the cash that you would have been able to receive if you had been an EA stockholder at the time of the acquisition. If we are acquired by another company whose stock is not publicly traded, then your restricted stock units would likely be for stock that is not publicly traded and which would be difficult to sell. Furthermore, if the acquiring company elects not to assume outstanding restricted stock units or substitute an equivalent award for the acquiring company’s stock, then unvested portions of all outstanding restricted stock units would accelerate at such time and upon such conditions as determined by the Compensation Committee of our Board of Directors in accordance with the terms of the 2000 Plan. Option holders who do not tender their options in the offer will have their outstanding options treated in accordance with the terms of the plan under which they were granted, and if their options are assumed by a successor to EA, those options would be priced in accordance with the terms of that transaction. Since the options represent rights to purchase a greater number of shares than the restricted stock units that would replace them under this offer, this could potentially result in a greater financial benefit for those option holders who decided not to participate in this offer and who instead retain their original options.

If you do not have an employment relationship with EA or one of its subsidiaries for any reason on the date your restricted stock units would otherwise vest, including as the result of a reduction-in-force or another company’s acquisition of us, you will forfeit any unvested restricted stock units.

This means that if you quit for any reason, die, or we terminate your employment, with or without cause or notice, and you are not an employee on the date your restricted stock units vest, you generally forfeit the unvested restricted stock units and will not receive anything for the options you tendered and we cancelled (unless otherwise required by applicable law). This offer is not a guarantee of employment for any period. Your employment relationship with EA (or one of our subsidiaries or a successor entity, as applicable) may be terminated at any time by either you or us, or our subsidiary or successor entity, with or without cause or notice, subject to applicable law and any employment agreement you may have with EA (or one of our subsidiaries or a successor entity, as applicable).

If we are acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of the employees of EA and its subsidiaries prior to the vesting of restricted stock units granted under this exchange program. If you do not have an employment relationship with EA (or one of our subsidiaries, or a successor entity, as applicable) due to our being acquired or for any other reason on the date your restricted stock units would otherwise vest, you generally will forfeit those unvested restricted stock units.

We will not grant restricted stock units to you if we are prohibited by applicable laws or regulations.

Even if we accept your tendered options, we will not grant restricted stock units to you if we are prohibited by applicable laws, rules, regulations or policies from doing so. Such a prohibition could result from, among other things, changes in U.S. laws, U.S. Securities and Exchange Commission rules, regulations or policies or The NASDAQ Global Select Market listing requirements or if you move to a jurisdiction in which we are prohibited or prevented from granting restricted stock units.

In China, the new stock options may not be exercised unless and until EA attains the necessary approval from the State Administration of Foreign Exchange or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals.

Please note that your new stock options, even if fully vested, may not be exercisable until EA attains the necessary approval from SAFE or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals. EA is in the process of obtaining such approval, but can provide no assurances as to when or whether approval will be obtained. See Appendix C - Guide to Tax Issues in the People’s Republic of China for further information.

TAX-RELATED RISKS FOR U.S. TAX RESIDENTS

General

When EA stock is issued to you upon the vesting of your restricted stock units, you will generally recognize ordinary income equal to the fair market value of the vested shares. Any excess of the proceeds on a subsequent sale of the shares over their fair market value on the issuance date will be a capital gain. You will be eligible for favorable long-term capital gain treatment only if you have held the shares for more than 12 months from the date of issuance.

Tax Withholding

In most cases, at the time the shares of stock are issued to you, you will be responsible for FICA taxes. This generally would mean that 1.45% of the fair market value of the stock at the time of issuance would have to be withheld in payment of Medicare tax. While you are also potentially subject to the larger old age and survivor component of FICA, this is true only to the extent your salary does not exceed the Social Security taxable wage base for that year ($106,800 for 2009). In addition, you will have an income tax withholding obligation with respect to ordinary income you must recognize on the shares’ issuance date, much like the obligation that arises when we pay you your salary. EA will be authorized under the 2000 Plan and your restricted stock unit agreement to withhold shares having a value equal to your tax withholding requirement from the shares that would otherwise be released to you upon issuance. Alternatively, EA may satisfy these tax withholding obligations by one of the methods described in the response to Question 45 and in Section 14 of Part III.

The income tax withholding may be insufficient to cover your final income tax liability with respect to the vesting of your shares. You should consult with your own tax advisor to determine whether you should make estimated tax payments for each year in which your shares vest.

You should review Section 14 of Part III carefully for a more detailed discussion of the potential consequences of participating in this offer.

We recommend that you consult with your personal tax advisor before deciding whether or not to participate in the offer with respect to the tax consequences relating to your specific circumstances.

TAX-RELATED RISKS FOR NON-U.S. TAX RESIDENTS

If you are an eligible employee who is not a resident of the U.S. for tax purposes or who is a U.S. tax resident but also a tax resident of another country, you should refer to Section 15 of Part III and Appendix C of this Offer to Exchange for a discussion of some of the income tax, social insurance contributions and other legal consequences that may apply to you. If you participate in this offer, you may be liable for income tax and social insurance contributions upon exercise of the new option, on the restricted stock units, the shares of our common stock to be issued in settlement of restricted stock units, or shares of restricted stock. Subject to any modification required to comply with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described in the response to Question 45 and in Section 14 of Part III. In addition, you may have exchange control or securities law reporting obligations. General summaries of the tax and other legal implications of participating in the offer for employees outside of the United States can be found in Appendix C. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore recommend you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other income tax and social insurance contribution consequences which may apply to you. In addition, if you were resident or subject to the tax laws of one or more countries when your eligible options were granted, but are resident or subject to the tax laws of another country at the time of grant and/or vesting of your restricted stock or restricted stock unit award or upon exercise of your new option, you may be subject to tax in more than one country. We recommend you consult your own tax advisor to discuss these consequences.

BUSINESS-RELATED RISKS

For a description of risks related to EA’s business, please see the discussion of risks associated with our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and the Quarterly Report on Form 10-Q for the period ended June 30, 2009.

III. THE OFFER

Section 1. Eligibility.

Employees are “eligible employees” if they are employees of EA or one of our subsidiaries on the date the offer commences and on the date on which the tendered options are cancelled and restricted stock units are granted; provided, however, that our Named Executive Officers, as defined in our 2009 annual proxy statement, members of our Board of Directors and individuals who are residents of Denmark, are not eligible to participate in the offer. We are not able to extend this offer to employees who are residents of Denmark due to restrictions arising under the local laws of Denmark that would result in adverse tax consequences upon the exchange of the existing options.

Named Executive Officers and directors ineligible to participate in the offer are listed in Appendix B of this Offer to Exchange. Employees who are on medical, maternity, paternity, worker’s compensation, military or another statutorily protected leave of absence or an approved personal leave of absence are eligible to participate in the offer. However, an employee who resigns or receives a “notice of termination” (as defined below) at any time before the date the tendered options are cancelled is not eligible to participate in the offer.

For purposes of this offer, an employee will have received a “notice of termination” if the employee has received a written notice that EA or one of its subsidiaries intends to take the steps necessary to end the employee’s employment relationship or, in accordance with local laws, the employee has received an offer, filed or has agreed in writing to file a petition in a labor court or has entered into an agreement, in each case, to end the employee’s employment relationship with EA or one of its subsidiaries. If you are currently considered an “at-will” employee, this exchange offer does not change that status, and your employment may be terminated by us or by you at any time, including before the exchange offer expires, for any reason, with or without cause.

Section 2. Number of Restricted Stock Units; Expiration Date.

We are offering to issue unvested restricted stock units, which upon vesting, will result in the issuance to participants of shares of EA common stock, par value $0.01 per share, in exchange for certain options to purchase our common stock held by eligible employees, which options were granted 12 or more months prior to the commencement date of this offer and have an exercise price greater than the “threshold price.” Due to tax withholding considerations, we are excluding from the offer any option grant that upon conversion to restricted stock units using the exchange ratios applicable for such option grant would result in fewer than four (4) shares of common stock underlying the newly granted restricted stock unit award. This Offer to Exchange applies only to so-called “eligible options” – those granted prior to October 21, 2008, which is 12 months before the start date of the exchange program, with an exercise price that is greater than the threshold price. The threshold price is $28.18, which is the 52-week high trading price of our common stock prior to the commencement of the offer, as reported on The NASDAQ Global Select Market. Our offer is subject to the terms and conditions described in this Offer to Exchange and the Election Form.

In order to avoid adverse tax consequences, eligible employees participating in the offer who are subject to income taxation in Canada will receive shares of restricted stock subject to vesting, instead of restricted stock units. Eligible employees who are employed by us in China will receive new stock options to purchase shares of common stock. The new options will be granted promptly following the expiration of the exchange offer. See “Information Regarding the Options for Options Exchange in China” beginning on page 28 for more information. All other eligible employees participating in the offer will receive restricted stock units that will represent the right to receive shares of our common stock upon vesting.

Shares of restricted stock are shares of EA common stock that will be issued to a participant in the exchange offer promptly following its expiration. Restricted stock units are rights that will be issued to a participant in the exchange offer promptly following its expiration and that represent, for each such unit, the right to receive one share of EA common stock on the date that the unit vests. Until such restricted stock units vest through the employee’s continued employment with EA or one of its subsidiaries, they remain subject to restrictions on transfer and forfeiture upon the employee’s termination of employment.

As of October 15, 2009, options to purchase approximately 34,247,127 shares of our common stock were outstanding under our equity compensation plans. Of these, options held by eligible employees to purchase approximately 18,509,575 shares of our common stock have exercise prices greater than the threshold price of $28.18 per share, which is the 52-week high trading price of our common stock measured as of the start date of the exchange program, as reported on The NASDAQ Global Select Market, and are thus potentially eligible to participate in this offer. Assuming all such options are properly tendered for exchange, we will issue approximately 6,591,307 restricted stock units, shares of restricted stock and new stock options.

You may tender for exchange any or all of your eligible option grants. However, if you choose to tender an eligible option grant, you must tender for exchange the entire outstanding, unexercised portion of that option grant. For purposes of this offer, the term “option” means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. In other words, you will not be permitted to exchange part but not all of any particular option grant. For example, if an eligible employee has received two individual option grants, both of which remain outstanding in their entirety, consisting of (a) an option to purchase 100 shares of common stock with an exercise price of $41.00 and (b) an option to purchase 100 shares of common stock with an exercise price of $45.00, that employee may choose to exchange all or none of the option to purchase 100 shares with an exercise price of $41.00 and all or none of the option to purchase 100 shares with an exercise price of $45.00. In this example, the employee may not choose to exchange less than the entire option for 100 shares under either grant. We will not accept partial tenders of options. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option grant that you properly tender.

The number of restricted stock units you will receive in exchange for a cancelled eligible option grant will be determined by a ratio applicable to the eligible option grant. Appendix A contains a list of the exchange ratios applicable to the eligible option grants. An exchange ratio represents the number of shares subject to an eligible option grant that will be cancelled in exchange for the grant of one restricted stock unit under this exchange program. For example, an exchange ratio of “3.0 to 1.0” means that for each three shares subject to an option we cancel, we will grant one restricted stock unit. The restricted stock units will be granted under, and will be subject to the terms and conditions of, our 2000 Plan and an award agreement (including any country-specific appendix) between EA and the eligible employee.

Separate from this Offer to Exchange, you will either have online access to a listing of your eligible options via the intranet portal we have established for the exchange program at http://stock.ea.com/Stock/Exchange/, or, if you cannot access the intranet portal online, you can request to receive a printed Individual Statement of Eligible Options containing the same information. These resources identify each of the options you currently hold that were granted 12 or more months before the start date of the exchange program with an exercise price greater than $28.18 and therefore may be eligible for exchange and the exchange ratio that applies to the option. If you cannot access the listing of eligible options on our exchange program intranet portal, or have misplaced your printed Individual Statement of Options, you may request assistance or another copy of your statement by telephoning Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), sending an email to optionexchange@ea.com, or by referring to the “EA Stock Option Exchange Offer” intranet portal we established for the exchange program, which is available at http://stock.ea.com/Stock/Exchange/.

We will not issue any fractional shares. Accordingly, any exchange that would result in a fractional share will be rounded down to the next whole number of shares. For example, if an employee elects to exchange an eligible option grant to purchase 750 shares of our common stock and the exchange ratio is 4.0 (meaning that one restricted stock right will be issued for each 4 shares subject to the cancelled option), that employee will receive a total of 187 restricted stock units (i.e., 750 divided by the exchange ratio of 4 is = 750/4 units, and rounded down to the next whole number is 187 units).

To determine the exchange ratio applicable to eligible options, we estimated the value of each eligible option using the Black-Scholes option pricing model. The “Black-Scholes” model is a widely-used method for estimating the value of stock options and uses the following factors: (i) stock price, (ii) the exercise price of the option, (iii) the expected term of the option, (iv) the volatility of our stock price, (v) a risk-free interest rate, and (vi) the expected dividend yield of the stock. Some of these factors are objectively determinable, while others, such as appropriate volatility measures, require some judgment. For purposes of this calculation, EA has used the following measures:

•	the option’s exercise price;

•	an assumed value of $20.35 per share of our common stock, which was the closing price as reported on The NASDAQ Global Select Market on October 15, 2009;

•	an expected volatility of our common stock price (the weighted-average volatility of all eligible options was 60.1%);

•	the expected term of the stock option, which is the assumed remaining contractual life of the stock option (the weighted-average expected term of all eligible options is 5.9 years);

•	a risk-free interest rate (the weighted-average risk-free interest rate of all eligible options was 2.5%); and

•	no expected dividends.

We then determined the exchange ratio for each eligible option based on an assumed fair market value for one share of EA’s common stock underlying a restricted stock unit to be issued in the exchange program, such that the value of the restricted stock units issued in exchange for the eligible options is approximately equal. For this purpose, we assumed a fair market value per share equal to the closing price per share of our common stock reported on The NASDAQ Global Select Market on October 15, 2009.

The exchange ratio we have established for eligible options represent, by design, an approximation of the value of the eligible option, as determined using the Black-Scholes option pricing model. Thus, the aggregate value of the restricted stock units that you will receive if you elect to participate in the offer will be approximately equal to the aggregate Black-Scholes value of the eligible options you surrender for exchange. The Black-Scholes option valuation method assigns a value to an option, even if it is “underwater” or “out-of-the-money” even though that option may not currently have any actual value to you. Because option valuation is inherently difficult to estimate and imprecise, in addition to considering the relationship between the value of your options and the value of any restricted stock units that you would receive pursuant to this offer, you also should consider the other matters discussed or referenced in this Offer to Exchange as part of your overall determination of whether or not to participate in the exchange.

Information Regarding the Options for Options Exchange in China

Due to certain local law restrictions, EA currently only issues options to employees in China and does not issue restricted stock units. Therefore, we are offering employees in China the opportunity to exchange their eligible options for new stock options to purchase a lesser number of shares of common stock.

Please note that the new stock options may not be exercised unless and until EA attains the necessary approval from the State Administration of Foreign Exchange (“SAFE”) or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals. EA is in the process of obtaining such approval, but can provide no assurances as to when or whether approval will be obtained. See Appendix C - Guide to Tax Issues in the People’s Republic of China for further information.

If you are eligible to participate in the offer, the exchange program intranet portal site will indicate how many new stock options you are eligible to receive in exchange for your eligible options. The number of new stock options that you are eligible to receive in exchange for an eligible option depends on the type of grant, grant date, exercise price and stock option expiration date of your eligible option.

The exchange ratios apply to each of your eligible option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. For purposes of applying the exchange ratios, fractional shares subject to new stock options will be rounded down to the nearest whole share on a grant-by-grant basis. See Appendix A – List of Applicable Exchange Ratios.

Expiration Date

For all eligible employees, this offer will expire on the expiration date. The term “expiration date” means 9:00 p.m., U.S. Pacific Time, on November 18, 2009 unless we, in our discretion, extend the period of time during which the offer will remain open. If we extend the period of time during which the offer remains open, the term “expiration date” will mean the latest time and date at which the offer expires. See Section  16 of Part III for a description of our rights to extend, delay, terminate and amend the offer.

Section 3. Purpose of the Offer.

The purpose of the offer is to increase the retentive and motivational value of equity awards for employees and to incentivize our employees to drive company performance and build stockholder value. We believe that the alignment of the interests of our stockholders and our employees is best advanced through the issuance of equity incentives to our employees as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’ focus on personal responsibility, creativity and stockholder returns.

We believe that allowing the underwater options to remain outstanding would not have an appropriately incentivizing and retentive effect, because a large majority of the stock options held by our employees are significantly out-of-the-money and do not have the same incentivizing effect on these employees as options granted more recently with lower exercise prices to other employees. We also believe that it could be difficult to retain employees with stock options that are significantly underwater and that the failure to retain these employees could negatively impact our business. Further, allowing the underwater options to remain outstanding would prevent us from experiencing any retentive and incentive value from the compensation expense that we record in our financial statements with respect to these significantly underwater options.

We considered a number of different alternatives and chose the current structure of the Option Exchange Program as the best means to help to address the concerns stated above and to reinvigorate a culture based on employee stock ownership.

We and our Board of Directors determined that some option holders could benefit from the opportunity to choose between what we believe is the more certain benefit associated with restricted stock units and the potentially more valuable, though less certain, benefit those holders may realize by retaining their stock options.

Although the Compensation Committee of our Board of Directors and the Board of Directors have approved this offer, they recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors. Accordingly, you should consult with your personal advisors if you have questions about your financial or tax situation. We and our Board of Directors are not making any recommendation to you as to whether you should elect to exchange your options. The restricted stock units we are offering may end up being worth less than your existing options. You must make your own decision whether to exchange your options.

Section 4. Procedures for Tendering Options.

Proper Tender of Options.

To properly elect to exchange your eligible options, you must notify EA’s Stock Administration Department of your election in either of the following two ways before 9:00 p.m., U.S. Pacific Time, on the expiration date, which is currently November 18, 2009:

•

Make your election online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online election must be submitted online before the expiration date deadline.

•	If you are unable to access the intranet portal at http://stock.ea.com/Stock/Exchange/, contact Stock Administration to request a pdf version of the Election Form. You will be required to print, complete, sign, and date the Election Form and deliver it to EA’s Stock Administration Department according to the instructions contained in the Election Form so that we receive it before the expiration date deadline.

If you do not have access to a computer, upon request to the Stock Administration Department, you will be provided this Offer to Exchange and the forms necessary to participate in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any Option Exchange Program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), or by email at optionexchange@ea.com.

To submit a printed Election Form, you must send the entire Election Form via electronic delivery, facsimile, regular mail, overnight courier or hand delivery using the following contact information:

Via Electronic Delivery:

Scan the completed and signed Election Form and email it to optionexchange@ea.com.

Via Facsimile:

Electronic Arts Inc., Attn: Stock Administration, +1 (650) 628-1376.

Via Regular Mail, Overnight Courier or Hand Delivery:

Electronic Arts Inc., Attn: Stock Administration, 209 Redwood Shores Parkway, Redwood City, CA 94065, USA.

Your acceptance of our offer will be effective as of the date EA’s Stock Administration Department receives your Election Form by any of the methods described above. If you submitted your printed Election Form by way of electronic delivery or facsimile, we also ask that you make a copy for your own files. It is your responsibility to ensure that your election is received by EA’s Stock Administration Department by the deadline.

You do not need to return your stock option agreements in order to effectively elect to accept our exchange offer.

If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement attached as Schedule A to the Election Form, sign and date the Dutch agreement and deliver it to EA’s Stock Administration Department according to the instructions contained in the Election Form. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by EA by the expiration date.

If you send to EA Stock Administration a printed Election Form, you may confirm that your document has been received by calling Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or by sending an email to optionexchange@ea.com. We intend to confirm receipt of your Election Form within three business days of its arrival. If you do not receive confirmation of our receipt, it is your responsibility to ensure that EA’s Stock Administration Department has properly received your election.

You are not required to return the Election Form or to make an online election. However, if EA’s Stock Administration Department does not receive either the Election Form or your online election before 9:00 p.m., U.S. Pacific Time, on the expiration date, which is currently November 18, 2009, we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding options with their current terms.

Your proper and timely submission of an election to participate or an election to withdraw from participation will constitute a “submitted election”. To be timely, your election must be RECEIVED by EA’s Stock Administration Department before the offer expires by delivery of an Election Form as described above.

The method of delivery of your Election Form is at your election and risk. Your Election Form will be effective upon receipt. In all cases, you should allow sufficient time to ensure EA’s Stock Administration Department receives it in time. If you do not receive confirmation of our receipt, it is your responsibility to ensure that EA’s Stock Administration Department has received your election.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the number of shares subject to eligible options, and the validity, form, eligibility (including time of receipt) of submitted elections (including any changes of elections) and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We may reject any submitted elections or any options tendered for exchange to the extent that we determine they are not properly completed or to the extent that we determine it is unlawful to accept the options for exchange. We may waive any defect or irregularity in a submitted election. No eligible options will be properly tendered for exchange until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in any submitted election, and no one will be liable for failing to give notice of any defects or irregularities.

Your Choosing to Participate and Our Accepting Your Options Constitute an Agreement.

If you elect to exchange your options by making an online election or by submitting an Election Form in accordance with the procedures described above, you will have accepted the terms and conditions of our offer. If we accept the eligible options that you properly tender for exchange, there will be a binding agreement between us and you on the terms and subject to the conditions of this Offer to Exchange and the online or paper Election Form. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered eligible options that have not been validly withdrawn.

Effect of Exchange on Options.

If you elect to exchange your eligible options and we accept such options for exchange, effective on our acceptance, the eligible options you tendered for exchange will be cancelled and the stock option agreement(s) evidencing them will be deemed null and void. You will be required to enter into an award agreement governing the terms of your restricted stock unit. If you do not elect to exchange your eligible options or you properly withdraw a previously submitted election, you will not participate in the offer with respect to such options and you will retain your options at their current exercise price(s) and subject to their current terms.

Questions About the Offer.

You can ask questions about this offer or request assistance, additional copies of the exchange offer documents and copies of the Election Form by telephoning Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or sending an email to optionexchange@EA.com.

Section 5. Withdrawal Rights and Change of Election.

You may only withdraw your tendered options or change your election in accordance with the provisions of this Section 5.

You may withdraw your tendered options from the option exchange offer at any time before 9:00 p.m., U.S. Pacific Time, on November 18, 2009. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration date. We expect to accept and cancel all properly tendered eligible options promptly following the expiration of the offer. However, if we have not accepted and cancelled your properly tendered options by 9:00 p.m., U.S. Pacific Time, on December 17, 2009, you may withdraw your tendered options at any time after that date and until your tendered options have been accepted.

If your employment with EA or one of its subsidiaries terminates prior to the cancellation of options tendered pursuant to this offer, your tendered options will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination of employment, but only during the limited period for which those options remain exercisable pursuant to your stock option agreement following your termination.

Please note that, just as you may not tender only a part of an eligible option, you may also not withdraw your election with respect to only part of an eligible option. Accordingly, if you elect to withdraw a previously tendered option represented by a particular grant, you must reject this exchange offer with respect to the entire option represented by that particular grant, but you need not withdraw your tender of other eligible options represented by different grants.

If you previously elected to exchange eligible options for restricted stock units by submitting an Election Form and you would like to withdraw your election to exchange one or more of your eligible option grants, you must notify EA’s Stock Administration Department of your withdrawal before our offer expires in either of the following two ways:

•

You may submit an election to withdraw online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online withdrawal must be submitted online before the expiration date deadline.

•

If you are unable to access the intranet portal at http://stock.ea.com/Stock/Exchange/, contact Stock Administration to request a pdf version of the Election Form in order to indicate your withdrawal. You will be required to print, complete, sign, and date the Election Form and deliver it to EA’s Stock Administration Department according to the instructions contained in the form so that it is received before the expiration date deadline

If you do not have access to a computer, you will be provided this Offer to Exchange and the forms necessary to participate or withdraw from participation in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any Option Exchange Program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or by email at optionexchange@ea.com.

To submit a printed Election Form, you must send the entire form via electronic delivery, facsimile, regular mail, overnight courier or hand delivery using the following contact information:

Via Electronic Delivery:

Scan the completed and signed Election Form and email it to optionexchange@ea.com.

Via Facsimile:

Electronic Arts Inc., Attn: Stock Administration, +1 (650) 628-1376.

Via Regular Mail, Overnight Courier or Hand Delivery:

Electronic Arts Inc., Attn: Stock Administration, 209 Redwood Shores Parkway, Redwood City, CA 94065, USA.

Your withdrawal from our offer will be effective as of the date EA’s Stock Administration Department receives your completed Election Form by any of the methods described above. If you submitted your printed Election Form by way of electronic delivery or facsimile, we also ask that you make a copy for your own files. It is your responsibility to ensure that your withdrawal is received by EA’s Stock Administration Department before the expiration of this offer.

EA’s Stock Administration Department must receive your election to withdraw before 9:00 p.m., U.S. Pacific Time, on November 18, 2009, unless the offer is extended, in which case your election to withdraw must be received before the extended expiration of the offer.

If you send us a printed Election Form, you may confirm that your document has been received by calling Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or by sending email to optionexchange@ea.com. We intend to confirm receipt of your Election Form within three business days of its arrival. If you do not receive confirmation of our receipt, it is your responsibility to ensure that EA’s Stock Administration Department has properly received your election to withdraw.

If you later decide to make a new election to tender eligible options in this offer, you must submit a new online or paper Election Form by following the instructions in Section 4. Please see Section 4 for location and contact information you should use to request additional copies of the Election Form. The final change to your elections that you submit to EA’s Stock Administration Department prior to the expiration of the offer will be binding, and you will not be permitted to make any further withdrawals or elections after the offer expires.

You may not rescind any withdrawal, and options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options by submitting a new online election or properly completed and executed Election Form before the offer expires.

Neither we nor any other person is obligated to give notice of any defects or irregularities in any Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Election Forms. Our determinations of these matters will be final and binding.

To be timely, your election to withdraw previously tendered options from this offer must be RECEIVED by EA’s Stock Administration Department before the offer expires by delivery of an Election Form as described above.

The method of delivery of your Election Form is at your election and risk. Your Election Form will be effective upon receipt by EA’s Stock Administration Department. In all cases, you should allow sufficient time to ensure EA’s Stock Administration Department receives it in time. We intend to confirm our receipt of your submitted election within three business days of receipt. If you do not receive confirmation of our receipt, it is your responsibility to ensure that we have received your election.

Section 6. Acceptance of Options for Exchange and Issuance of Restricted Stock Units and Restricted Stock Awards.

Upon the terms and subject to the conditions of this offer and promptly following the expiration date, we will accept for exchange all eligible options properly tendered and not validly withdrawn before the expiration of the offer. All options accepted by us pursuant to this offer will be cancelled as of the date of acceptance, and you will no longer have any rights under those options. Restricted stock units will be granted as of the date of our acceptance. If we accept and cancel options properly tendered for exchange after November 18, 2009, or if we extend the date by which we must accept and cancel options properly tendered for exchange, the time in which the restricted stock units will be granted will be similarly delayed.

We will not accept partial tender of an eligible option grant. However, you may tender the remaining portion of an eligible option grant that you have partially exercised.

For purposes of the offer, we will be deemed to have accepted for exchange eligible options that are validly tendered and not properly withdrawn when we give notice to option holders of our acceptance. We will give notice of our acceptance, which may be by inter-office mail, email, facsimile or press release, promptly following the expiration date.

All restricted stock units will be granted under our 2000 Plan and will be subject to the terms and conditions of an award agreement (including any country-specific appendix) between you and EA. Promptly after the grant date, we will send you an award agreement (in the appropriate form filed as an exhibit to our Tender Offer Statement on Schedule TO but with all the blanks filled in). This agreement will be effective from and as of the grant date.

If you are not an eligible employee of EA or one of our subsidiaries on the expiration date, your election to exchange your options will automatically be deemed to have been withdrawn as of the date of your termination and our offer will not affect the terms of your existing options.

It is possible that, prior to the cancellation of options tendered for exchange and the grant of restricted stock units, we might effect or enter into an agreement for a merger or other similar transaction in which EA is acquired by another company. If there is a sale of all or substantially all of our assets or stock, or we merge with another company, before the expiration of the offer, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if we are acquired prior to the expiration date, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact subject to all of their terms and conditions.

If we are acquired by another company after we accept and cancel your tendered options and grant you restricted stock units, but before the vesting of all of your restricted stock units and issuance to you of shares of EA common stock, the successor company may assume our obligations under your restricted stock unit agreement or substitute a substantially equivalent award with respect to its shares. However, the type of security and the number of shares covered by the restricted stock units would be determined by the acquisition or merger agreement between us and the acquiror based on the same principles applied to the shares of our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio in which our common stock may convert into an acquiror’s common stock in a merger or acquisition transaction, you may receive restricted stock units for more or fewer shares of the acquiror’s stock than the number of shares that you would receive in this exchange offer if no acquisition had occurred.

The successor company may decide to terminate some or all of the employees of EA and its subsidiaries before their restricted stock units vest in full. In that case, terminated employees would forfeit unvested restricted stock units and would not receive stock or any other consideration for the options that were cancelled in the exchange offer.

If we are acquired by another company solely for cash, the treatment of the restricted stock units would be similar to a stock acquisition, but your restricted stock units may represent a right to receive upon vesting the cash you would have received had you been an EA stockholder at the time of the acquisition. If the successor company elects not to assume your restricted stock units or substitute an equivalent award, then the vesting of any portion of your award that otherwise remains unvested prior to the time of the acquisition of EA would accelerate at such time and upon such conditions as the Compensation Committee of our Board of Directors will determine in accordance with the terms of the 2000 Plan.

If you received restricted stock units in the offer and we are acquired by another company after the issuance of shares of common stock to you, you will be an EA stockholder and treated the same as our other stockholders in the transaction.

If you are a Canadian employee and we are acquired by another company after we accept and cancel your tendered options and grant you shares of restricted stock, your shares would be treated in the same manner as all other shares of EA common stock outstanding at the time of the merger or acquisition transaction, subject to the vesting provisions of your restricted stock agreement, provided that the successor company assumes the outstanding restricted stock granted to other employees or substitutes equivalent awards. If the successor company elects not to assume or replace outstanding restricted stock, as a result of which the vesting of restricted stock is accelerated upon terms and conditions determined by the Compensation Committee of our Board of Directors in accordance with the terms of the 2000 Plan, then the vesting of shares of your restricted stock will similarly be accelerated.

The assumption or substitution of the restricted stock units, the cash payment of the awards and the acceleration of vesting may result in different income and social insurance tax consequences to you than are described in this Offer to Exchange.

Section 7. Conditions of the Offer.

Subject to rules of the U.S. Securities and Exchange Commission and notwithstanding any other provision of the offer, we will not be required to accept for exchange any options and may terminate or amend the offer or postpone the acceptance of any options, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934 (as amended) (the “Exchange Act”), if at any time on or after the commencement of the offer and before the expiration date of the offer any of the following events shall have occurred (or shall have been determined by us in our reasonable judgment to have occurred) that makes it inadvisable to proceed with the offer or with acceptance for exchange:

•

there has been instituted or is pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of restricted stock units or shares of restricted stock in exchange for options; or that, in our reasonable judgment, would materially and adversely affect the business, condition (financial or other), income, operations or prospects of us and our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the offer to us described in Section 3 above;

•

there has been any action pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would:

•

make the acceptance for exchange of, or the issuance of restricted stock units or shares of restricted stock for, some or all of the options illegal or otherwise restrict or prohibit consummation of the offer;

•	delay or restrict our ability, or render us unable, to accept for exchange, or issue restricted stock units or shares of restricted stock for, some or all of the tendered options;

•	materially impair the contemplated benefits of the offer to us described in Section 3 above; or

•

materially and adversely affect the business, condition (financial or other), income, operations or prospects of us and our subsidiaries, taken as whole, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

•	there has occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory);

•

the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer;

•

any change in the general political, market, economic or financial conditions in the United States or abroad that would have, in our reasonable judgment, a material and adverse effect on our business, condition (financial or other), operations or prospects or that of our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with this offer;

•	in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof;

•

any decline in either the Dow Jones Industrial Average or the Standard & Poor’s Index of 500 Companies by an amount in excess of 10% measured from the close of business on start date of the exchange program, October 21, 2009; or

•

any change in generally accepted accounting principles or interpretations of generally accepted accounting principles which would, in our reasonable judgment, materially and adversely affect the manner in which we are required for financial accounting purposes to account for the offer;

•

a tender or offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, has been proposed, announced or made by another person or entity or has been publicly disclosed, or we have learned that:

•

any person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our common stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the U.S. Securities and Exchange Commission on or before the expiration date of the offer);

•

any person, entity or group who has filed a Schedule 13D or Schedule 13G with the U.S. Securities and Exchange Commission on or before the expiration date of the offer has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•

any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of their respective assets or securities;

•

any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, has or would have a material adverse effect on us and our subsidiaries, taken as a whole;

•	the trading price of our common stock exceeds $28.18, the 52-week high trading price of our common stock (measured from October 21, 2009, the start date of the exchange program).

If any of the above events occur, we may, in our sole discretion:

•	terminate the offer and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to the offer are for our benefit. We may assert them at our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other conditions to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed to be a waiver with respect to any other facts and circumstances. Any determination or judgment we make concerning the events described in this section will be final and binding upon all persons, although participants in the exchange program may challenge our determination in a court of competent jurisdiction.

Section 8. Price Range of Our Common Stock.

Our common stock is quoted on The NASDAQ Global Select Market under the trading symbol “ERTS”. The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported by The NASDAQ Global Select Market.

Our fiscal year is reported on a 52 or 53-week period that ends on the Saturday nearest March 31. Our results of operations for the fiscal years ended March 31, 2009 and 2008 contained 52 weeks and ended on March 28, 2009 and March 29, 2008, respectively. Our results of operations for the three months ended June 30, 2009 and 2008 contain 14 and 13 weeks, respectively, and ended on July 4, 2009 and June 28, 2008, respectively. For simplicity of disclosure, all fiscal periods are referred to as ending on a calendar month end.

Year Ended March 31, 2008	High	Low
First Quarter	$54.67	$46.27
Second Quarter	57.08	47.54
Third Quarter	61.62	53.28
Fourth Quarter	58.88	43.62

Year Ended March 31, 2009
First Quarter	$54.81	$43.46
Second Quarter	50.17	38.36
Third Quarter	39.56	15.01
Fourth Quarter	20.60	14.24

Year Ended March 31, 2010
First Quarter	$23.76	$17.48
Second Quarter	22.14	17.68

Our stock price has been, and in the future may be, highly volatile. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, some of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of these companies.

We recommend that you obtain the current market price of our common shares before deciding whether to elect to exchange your options.

Section 9. Source and Amount of Consideration; Terms of Restricted Stock Units and Restricted Stock Awards.

Consideration.

The number of restricted stock units, shares of restricted stock, or new stock options as the case may be, to be granted in exchange for each eligible option grant will be determined based on the exchange ratio applicable to that option. A full listing of the applicable exchange ratios is attached to this Offer to Exchange as Appendix A. Each eligible employee will be provided with information identifying the options held by the employee that were granted before October 21, 2008 that have exercise prices greater than $28.18 and that are, therefore, eligible for exchange, and the exchange ratio applicable to each such eligible option via the exchange program intranet portal which is available at http://stock.ea.com/Stock/Exchange/. If the employee is unable to access the intranet portal, the information will be provided in paper form as an Individual Statement of Options.

A tool demonstrating the relative values of the eligible options as compared to the value of the restricted stock units or shares of restricted stock, as the case may be, to be issued in the exchange (on a pre-tax basis) also can be accessed at the exchange program intranet portal. If you do not have access to a computer, you may contact Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) to receive this information.

As of October 15, 2009, options to purchase approximately 34,247,127 shares of our common stock were outstanding under our equity compensation plans. Of these, options held by eligible employees to purchase approximately 18,509,575 shares of our common stock have exercise prices greater than $28.18 per share, which is the 52-week high trading price of our common stock measured as of October 21, 2009, the start date of the exchange program, as reported on The NASDAQ Global Select Market, and are thus potentially eligible to participate in this offer. If we receive and accept for exchange all such outstanding options having exercise prices greater than $28.18 per share, we will issue approximately 6,591,307 restricted stock units, new stock options and shares of restricted stock.

The shares of our common stock subject to surrendered options will not be available for future issuance under the 2000 Plan once the surrendered options are cancelled.

Terms of the Restricted Stock Units and Restricted Stock Awards

The restricted stock units and shares of restricted stock issued pursuant to this offer will be issued under the 2000 Plan. For each restricted stock unit and restricted stock award granted in the offer, we and the participant will enter into either a restricted stock unit agreement or restricted stock agreement, as applicable. Promptly after the grant date, we will send to each recipient of restricted stock units or a restricted stock award in this offer a completed award agreement (including any country-specific appendix for your country). The terms and conditions of the restricted stock units and restricted stock awards will vary from the terms and conditions of the options tendered for exchange. You must accept the award agreement to be entitled to your restricted stock unit or restricted stock award. The award agreements will be effective from and as of the grant date. The following description of the restricted stock units and restricted stock awards to be granted under the 2000 Plan is a summary of the material terms of these awards.

Important Note: The description below of the 2000 Plan and the restricted stock units and restricted stock awards to be granted in this offer is merely a summary and does not purport to be complete. Any statements are subject to, and are qualified in their entirety by reference to, all provisions of the 2000 Plan and the applicable form of agreement evidencing the restricted stock unit or restricted stock award (including any country-specific appendix). The form of restricted stock unit and restricted stock award have been included as exhibits to our Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (to which this document is also an exhibit).

In addition, please note that your award agreement will contain additional provisions regarding data privacy, responsibility for taxes, and an acknowledgment and waiver with respect to the nature of the offer.

General. The 2000 Plan was adopted by our Board of Directors on January 27, 2000 and initially approved by our stockholders on March 22, 2000. The 2000 Plan permits the Compensation Committee of our Board of Directors to grant a variety of equity-based awards, including the restricted stock units and restricted stock awards to be granted in this offer.

Purpose. The purpose of the 2000 Plan is to advance the interests of EA and its stockholders by providing an incentive to attract, retain and motivate persons whose present and potential contributions are important to the success of EA.

Administration. The 2000 Plan is generally administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the 2000 Plan, the Compensation Committee selects the individuals eligible to be granted awards under the 2000 Plan, the types of awards granted, the time(s) at which awards may be granted, the number of shares, units or rights subject to each award and all of the terms and conditions of each award. The Compensation Committee has the authority to interpret the 2000 Plan and to make all other determinations relating to the 2000 Plan.

Nature of Restricted Stock Units. Each restricted stock unit is a right to receive a share of our common stock at a time specified in the applicable award agreement. You should be aware that restricted stock units are merely bookkeeping entries, so that no actual shares of our common stock are issued when the restricted stock units are granted. Under the terms of the restricted stock unit awards to be issued in this offer, shares of our common stock will be issued when the corresponding restricted stock units vest, if at all. Between the date on which a restricted stock unit award is granted and the date on which restricted stock units subject to the award vest, the value of the award will fluctuate based on the market price of our common stock. However, you will have no rights as an EA stockholder by virtue of having been granted a restricted stock unit award until actual shares of our common stock are issued to you. No monetary payment (other than applicable tax withholding, if any) will be required as a condition of being granted a restricted stock unit award or being issued shares of our common stock in settlement of the award.

Nature of Restricted Stock. Each restricted stock award consists of shares of EA common stock that are issued to the participant at the time the award is granted, subject to your continued employment with EA or one of its subsidiaries. The applicable award agreement will provide that we may issue shares to a participant by delivering evidence of book entry shares credited to the participant’s account. Under the terms of the restricted stock awards to be issued in this offer, the shares of restricted stock will be held pursuant to the terms of an escrow arrangement established by the award agreement until the shares vest, if at all, at which time they will be released from the escrow arrangement and delivered to the participant. During the period in which the shares of restricted stock remain subject to the escrow arrangement, you will nevertheless have certain rights of an EA stockholder, including the right to vote the shares and receive any dividends we may pay. Between the date on which a restricted stock award is granted and the date on which shares subject to the award vest, the value of the award will fluctuate based on the market price of our common stock, although you will have no right to sell or otherwise transfer such shares until they have vested. No monetary payment (other than applicable tax withholding, if any) will be required as a condition of being granted shares of restricted stock.

Vesting. Restricted stock units and restricted stock awards received in exchange for eligible options will be subject to a new vesting schedule that will commence on November 10, 2009. In France only, in order to qualify for favorable income tax and social security contribution treatment, the new vesting schedule will commence on the date of grant, which we expect to be November 19, 2009.

We will grant restricted stock units and restricted stock awards promptly following the expiration of the offer in exchange for properly tendered options. Restricted stock units or, for Canadian employees, restricted stock awards you receive in the offer will be unvested as of the grant date and will require a minimum period of approximately one year of employment for full vesting of the award, even if the eligible option grant you surrendered in exchange for those restricted stock units was fully vested, subject to variations under local law. The length of the vesting schedule applicable to each award of restricted stock units or restricted stock will depend on the remaining vesting period of the option as of the date it is cancelled in exchange for restricted stock units or restricted stock. If your employment with EA or one of its subsidiaries terminates before all of your restricted stock units or restricted stock has vested, you will generally forfeit any restricted stock units or restricted stock that remain unvested on the date your employment terminates.

The vesting schedules for restricted stock units and restricted stock granted to employees in all countries other than France and Canada, respectively, will be the same. However, to comply with certain requirements under applicable income tax and social insurance contribution laws in Canada and France, the vesting schedules of restricted stock and restricted stock units granted to participants in those countries, respectively, will be subject to some variations, as further described below.

Vesting Applicable to Awards in Countries other than Canada and France

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of Restricted Stock Units	Percentage of Restricted Stock Units Vesting Annually*
100%	1 year	100%
50% or more	2 years	50%
Less than 50%	3 years	33 1/3%

*	Annual vesting will be measured from November 10, 2009.

Each award of restricted stock units vesting over periods of approximately one to three years will vest in substantially equal annual installments over the applicable period. Only a whole number of restricted stock units will vest in any period. Any fractional restricted stock right that would otherwise vest will be carried over to the next vesting period

Vesting Applicable to Awards in Canada

The table of vesting periods set forth above will apply to restricted stock awards granted to employees subject to income taxation in Canada, except that the number of shares of restricted stock vesting in a given vesting period may be reduced by shares withheld in satisfaction of employer withholding obligations at the time of the exchange and treated as immediately vested.

As further described in Appendix C - Guide to Tax Issues in Canada, if you are subject to income taxation in Canada and elect to participate in the exchange program, you will recognize taxable income at the time that shares of restricted stock are granted to you in exchange for your cancelled options, even if those shares remain subject to forfeiture if your employment terminates before the shares have vested. We are required to withhold income tax and any applicable social insurance contributions from this taxable income at the time of the exchange. To satisfy our withholding obligations, we intend to withhold from the shares of restricted stock that would otherwise be issued to you a number of whole shares having a value not exceeding by more than a fractional share amount the aggregate amount of income tax and any applicable social insurance contributions we are required to withhold.

We will treat the shares that we withhold at the time of the exchange as immediately vested shares, and you will not forfeit these shares even if your employment with us terminates prior to completion of the applicable vesting period set forth in the table above. We will determine the number of remaining shares that will vest under your restricted stock award in each year of the applicable vesting period by multiplying the vesting percentage for that year by the total number of shares subject to your restricted stock award remaining after deducting the number of shares withheld at the time of the exchange and treated as immediately vested.

Example: Assume that you elect to exchange an eligible option that is less than 50% vested and receive in exchange a grant of 300 shares of restricted stock. In accordance with the table above, this restricted stock award would vest at the rate of 33  1/3% on each of the first three anniversaries of the grant date. Further, assume that we withhold 30% of this award (90 shares) at the time of the exchange to satisfy our withholding obligations and treat these shares as immediately vested. We would then apply the applicable vesting schedule to the remaining 210 shares, so that 70 shares would vest on the first, second and third anniversaries of the grant date.

Vesting Applicable to Awards in France

Because EA will grant the restricted stock unit awards to employees subject to income tax and social security contributions in France under a French sub-plan to the 2000 Plan in order to qualify for favorable income tax and social security contribution treatment available under French law, the vesting schedules applicable to restricted stock unit awards granted will be as follows:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of Restricted Stock Units	Percentage of Restricted Stock Units Vesting Annually*
50% or more	2 years	100% at the end of year 2
Less than 50%	3 years	50% at the end of year 2; 50% at the end of year 3

*	Annual vesting will be measured from the date of grant, which we expect to be November 19, 2009.

In the case of eligible options granted to an employee subject to income tax and social security contributions in France that cliff vest in their entirety after a minimum of four or five years, if at least 50% or more of the time required for the option to vest has elapsed, then the restricted stock units issued in exchange will vest in full on the second anniversary of the grant date.

Further, in order to qualify for favorable income tax and social security contribution treatment in France, the shares of EA common stock issued upon the vesting of restricted stock units may not be sold for a period of two years following the date on which they are issued to the employee (other than in certain limited circumstances).

If you are a resident of France for tax purposes, you should refer to the Guide to Tax Issues in France contained in Appendix C to this Offer to Exchange for a further discussion of the vesting provisions and restrictions on sale that will apply to your restricted stock unit awards and shares issued pursuant to these awards.

Delivery of Common Shares. Upon vesting, restricted stock units and shares of restricted stock previously issued to the participant will be released from an escrow arrangement and will be settled, on a one-to-one basis, by issuance of shares of our common stock to the participant, subject to our right to withhold shares sufficient in number to satisfy any required tax withholding.

Termination of Employment. In the event a participant in the offer ceases to be an employee of EA or any of our subsidiaries at any time prior to the vesting of the participant’s restricted stock units or restricted stock, as the case may be, all of such participant’s restricted stock units or restricted stock, as the case may be, which are unvested at the time of termination of employment generally will be forfeited to EA and cancelled.

Transfer Restrictions. Until they have vested, your restricted stock units or restricted stock, as the case may be, may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution. In addition, employees subject to tax in France may not sell shares of common stock they receive upon vesting for two years from the date the stock is issued in order to qualify for favorable income tax and social security contribution treatment.

Voting and Dividend Rights. If you are granted shares of restricted stock, you will have the right to vote and to receive any dividends we may pay with respect to such shares. If you are granted restricted stock units, you will have no voting rights and no rights to receive any dividends paid with respect to shares of our common stock prior to the date on which the shares underlying your restricted stock units are issued to you in settlement of your award.

Adjustments Upon Certain Events. Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by EA, whether through recapitalization, reclassification, stock dividend, stock split, reverse stock split, subdivision, combination or similar change in our capital structure, proportionate adjustments will be made in the number and kind of shares subject to restricted stock units or restricted stock, as the case may be, as determined by the Compensation Committee of our Board of Directors.

Effect of a Change in Control of EA. In the event of a change in control of EA, the successor company may assume or may substitute substantially equivalent awards for the successor company’s stock. If the successor company elects not to assume your restricted stock units or substitute an equivalent award, then the vesting of any portion of your restricted stock unit award that otherwise remains unvested prior to the time of the acquisition of EA would accelerate at such time and upon such conditions as the Compensation Committee will determine in accordance with the terms of the 2000 Plan.

Upon a change in control of EA, shares of restricted stock would be treated in the same manner as all other shares of EA common stock outstanding at the time of the transaction, subject to the vesting provisions of the restricted stock agreement.

The assumption or substitution of the restricted stock units, the cash payments of the awards and the acceleration of vesting may result in different income and social insurance tax consequences to you than are described in this Offer to Exchange.

Amendment or Termination of the 2000 Plan. The Board of Directors has the authority to amend or terminate the 2000 Plan at any time.

Registration of Shares. The shares of EA common stock underlying the restricted stock units issuable in connection with the exchange have been registered under the Securities Act of 1933 on a registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission. Unless you are considered an “affiliate” of EA, you will generally be able to sell the vested shares you receive pursuant to your restricted stock units free of any transfer restrictions under applicable United States securities laws.

Tax Consequences. If you are a U.S. tax resident, you should refer to Section 14 for a discussion of the material U.S. federal income tax consequences of the acquisition and vesting of restricted stock units under this offer and receipt of shares of EA common stock in settlement of vested restricted stock units. If you are resident outside the United States, you should refer to Section 15 and Appendix C to this Offer to Exchange for a discussion of income tax and social insurance contribution consequences for employees in certain countries of the acquisition, holding and vesting of restricted stock units or shares of restricted stock, as well as the consequences of accepting such awards under this offer. We recommend that you consult with your own tax advisor to determine the income tax and social insurance contribution consequences of this transaction under the laws of the country in which you live and work.

Vesting Applicable to New Stock Options Granted in the Exchange in China:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of New Option	Percentage of New Option Vesting Annually*
100%	1 year	100%
50% or more	2 years	50%
Less than 50%	3 years	33 1/3%

*	Annual vesting will be measured from the date of grant, which we expect to be November 19, 2009.

Please note that your new stock options, even if fully vested, may not be exercisable until EA attains the necessary approval from SAFE or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals.

All new stock options will have a term of ten years. For example, if your new stock options are granted on November 19, 2009, you will have until November 19, 2019 to exercise your new stock options (assuming you remain employed through that period).

The per share exercise price of new stock options granted in the option exchange will be equal to the per share closing trading price of EA’s common stock on the date of grant, which is expected to be November 19, 2009 as reported on The NASDAQ Global Select Market.

You do not have to make any cash payment to EA to receive a grant of new stock options in exchange for your exchanged options. You will have to pay EA an exercise price to receive the shares of common stock that become issuable to you upon exercise of your vested new stock options. However, to comply with applicable exchange control regulations in China, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the new stock options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price, less any applicable taxes and brokerage fees. You will not be permitted to purchase and hold any shares.

Please refer to Appendix C - Guide to Tax Issues in the People’s Republic of China. You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the personal tax consequences to you of participating in the Option Exchange Program. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social insurance contributions and other tax consequences that may apply to you. In addition, if you were resident or subject to the tax laws of one or more countries when your eligible options were granted and vested, but are resident or subject to the tax laws of another country at the time of exercise of your new option, you may be subject to tax in more than one country at exercise of your new option. Please consult your personal tax advisor to discuss these consequences.

Section 10. Information Concerning Electronic Arts Inc.

General. Electronic Arts Inc. is incorporated in the State of Delaware. Our principal executive offices are located at 209 Redwood Shores Parkway, Redwood City, CA 94065, USA, and our telephone number at that address is +1 (650) 628-1500.

EA develops, markets, publishes and distributes interactive software games (we sometimes refer to them as “titles”) that can be played by consumers on a variety of platforms, including:

•	Video game consoles such as the PLAYSTATION® 3, Microsoft Xbox 360™ and Nintendo Wii™,

•	Personal computers, including the Macintosh (we refer to personal computers and the Macintosh together as “PCs”),

•	Handheld game players such as the PlayStation® Portable (“PSP™”) and Nintendo DS™, and

•	Wireless devices, such as cellular phones and smart phones, including the Apple iPhoneTM.

We refer to consoles, PCs, mobile platforms and online collectively as “platforms”.

Our ability to publish games across multiple platforms has been, and will continue to be, a cornerstone of our product strategy. Historically, there have been multiple video game consoles and handheld game players available to consumers, and there has been vigorous competition among these platforms for consumer acceptance.

Our products for videogame consoles, PCs and handhelds are delivered on physical media (disks and cartridges) that are sold at retail stores and through mail-order (we call these “packaged goods” products). We also provide content and services electronically, directly to consumers, for each of the platforms listed above. Some electronically delivered content and services are add-ons or are related to our packaged goods products (e.g., add-on content or matchmaking services); while other games, content and services that we offer, such as games for wireless devices, and Internet-only games, are available only through electronic delivery. We believe that electronic (i.e., online) delivery of game content and services will become an increasingly important part of our business over time.

Our games span a diverse range of categories, including action-adventure, casual, sports, family, fantasy, racing, music, massively-multiplayer online role-playing, simulation and strategy. We have created, licensed and acquired a strong portfolio of intellectual property, which we market and sell to a variety of consumers. Our portfolio of wholly-owned properties includes established brands such as Need for Speed™, The Sims™, Spore™, Dead Space™ and Battlefield, and games scheduled to debut in fiscal year 2010 such as EA SPORTS™ Active™, Dragon Age™: Origins and Dante’s Inferno™. Our portfolio of games based on licensed intellectual property includes sports-based titles such as Madden NFL Football, FIFA Soccer and Tiger Woods PGA Tour®, and titles based on popular brands such as Harry Potter™, The Godfather™, and Hasbro. Through our EA Partners business, we also co-develop, co-publish and distribute video games that are developed and published by other companies, including the MTV Games/Harmonix franchise Rock Band and the Valve Software game Left 4 Dead.

Another cornerstone of our strategy is to publish products that can be iterated, or sequeled. For example, a new edition for most of our sports products, such as Madden NFL Football, is released each year. Other products, such as The Sims and Godfather, are sequeled on a less-frequent basis. We refer to these successful, iterated product families as “franchises.”

We develop our games using both internal and external resources. We operate development studios (which develop products and perform other related functions) worldwide: BioWare (Canada and United States), Bright Light (United Kingdom), Criterion (United Kingdom), DICE (Sweden), EA Canada, EA Los Angeles (United States), EA Montreal (Canada), Visceral (United States), EA Romania, EA Salt Lake City (United States), Mythic Entertainment (United States), Pogo (United States and China), Pandemic (United States), The Sims (United States) and Tiburon (United States). We have quality assurance functions located in China, India, Korea, Singapore and Spain and localization functions located in France, Germany, Italy, Romania, Spain and Japan. We also engage third-parties to assist with the development of our games at their own development and production studios.

Our global sales network allows us to market, publish and distribute games in over 35 countries throughout the world. We generate a significant portion of our net revenue from direct sales of packaged goods products to retailers and in some of our smaller international territories, we work with third parties to distribute our packaged goods games. Many of our games, and other online content, are also available to consumers via the Internet, including our own online store. We also market and distribute games and other content for wireless devices through wireless carriers.

In the ordinary course of business, we regularly engage in, evaluate, and expect to continue to engage in and evaluate, a wide array of potential strategic transactions, including (i) acquisitions of companies, businesses, intellectual properties, and other assets, and (ii) investments in new interactive entertainment businesses. Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in our filings with the U.S. Securities and Exchange Commission, we presently have no plans or proposals and are not engaged in negotiations that relate to or are currently likely to result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, our indebtedness or capitalization;

•

any change in our present Board of Directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common shares being delisted from The NASDAQ Global Select Market;

•	our common shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of any of our securities or the disposition of any of our securities; or

•	any changes in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

We cannot assure you that we will not plan, propose or engage in negotiations with respect to the above noted matters during or after the expiration of our offer.

Certain Financial Information. Set forth below is a summary of our financial information. This information is derived from and qualified by reference to our publicly available consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in Item 8 on pages 63 through 114 of Electronic Arts’ Annual Report on Form 10-K, for its fiscal year ended March 31, 2009, and Item 1 on pages 3 through 25 of Electronic Arts’ Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2009, which are incorporated herein by reference. See Section 18.

Our fiscal year is reported on a 52 or 53-week period that ends on the Saturday nearest March 31. Our results of operations for the fiscal years ended March 31, 2009 and 2008 contained 52 weeks and ended on March 28, 2009 and March 29, 2008, respectively. Our results of operations for the three months ended June 30, 2009 and 2008 contain 14 and 13 weeks, respectively, and ended on July 4, 2009 and June 28, 2008, respectively. For simplicity of disclosure, all fiscal periods are referred to as ending on a calendar month end.

CONDENSED CONSOLIDATED FINANCIAL DATA

(in millions)	March 31, 2009(a)	March 31, 2008(a)	June 30, 2009
BALANCE SHEETS DATA
Current assets	$3,120	$3,925	$3,176
Non-current assets	1,558	2,134	1,546
Total assets	4,678	6,059	4,722
Current liabilities	1,136	1,299	1,260
Non-current liabilities	408	421	461
Total liabilities	1,544	1,720	1,721
Total stockholders’ equity	3,134	4,339	3,001

(a)	Derived from audited consolidated financial statements.

(in millions, except per share data)	Year Ended March 31,		Three Months Ended June 30,
	2009(a)	2008(a)	2009	2008
STATEMENTS OF OPERATIONS DATA
Net revenue	$4,212	$3,665	$644	$804
Cost of goods sold	2,127	1,805	321	296
Gross profit	2,085	1,860	323	508
Operating loss	(827)	(487)	(245)	(97)
Loss before provision for (benefit from) income taxes	(855)	(507)	(258)	(88)
Net loss	$(1,088)	$(454)	$(234)	$(95)

Net loss per share:
Basic and Diluted	$(3.40)	$(1.45)	$(0.72)	$(0.30)
Number of shares used in computation:
Basic and Diluted	320	314	323	318

OTHER
Ratio of earnings to fixed charges (b)	N/A	N/A	N/A	N/A

(a)	Derived from audited consolidated financial statements.
(b)	EA did not record fixed charges, as defined by Item 503(d) of Regulation S-K, for the periods presented.

Electronic Arts’ book value per share as of June 30, 2009 was $9.29. Book value per share is the value of our total stockholders’ equity divided by the number of our issued and outstanding common shares, which as of June 30, 2009 amounted to 323 million shares.

For information regarding the accounting consequences of our offer, see Section 12.

Section 11. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

A list of our directors and Named Executive Officers who are not eligible to participate in this offer is attached to this Offer to Exchange as Appendix B, which is incorporated by reference herein. For information with respect to the beneficial ownership of our common stock by those directors and executive officers who were beneficial owners of our common stock as of May 15, 2009, please refer to our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (the “Form 10-K”) and the Principal Stockholders table in our definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 12, 2009, which is incorporated by reference into our Form 10-K.

As of September 30, 2009, our executive officers and directors (20 persons) as a group beneficially owned outstanding options to purchase a total of 5,072,965 shares of our common stock under our 2000 Plan, representing approximately 15.85% of the shares subject to all outstanding options under our 2000 Plan as of that date.

Other than as described below and other than transactions in our securities in the ordinary course under our stock incentive plans with persons who are neither executive officers nor directors of EA, neither EA or its subsidiaries nor, to the best of our knowledge and based on transactions which have been publicly reported, our executive officers, directors or affiliates have effected transactions in options to purchase EA common stock or in shares of EA common stock during the 60 days prior to October 21, 2009, except as follows:

Name	Transaction Date	Type of Transaction	Number of Shares	Price

Kenneth A. Barker	October 16, 2009	Vesting of Restricted Stock Units	5,000	N/A
		Tax Withholding	1,788	$20.35

Stephen G. Bené	October 16, 2009	Vesting of Restricted Stock Units	7,000	N/A
		Tax Withholding	2,503	$20.35

Eric F. Brown	September 16, 2009	Grant of Restricted Stock Units	100,000	N/A

Gerhard Florin	October 16, 2009	Vesting of Restricted Stock Units	10,000	N/A
		Tax Withholding	507	$20.35
	October 19, 2009	Disposition to Cover Tax	4,746	$20.87

Frank D. Gibeau	September 16, 2009	Grant of Restricted Stock Units	120,000	N/A
	October 16, 2009	Vesting of Restricted Stock Units	10,000	N/A
		Tax Withholding	3,575	$20.35

Rodney Humble	September 16, 2009	Vesting of Restricted Stock Units	937	N/A
		Tax Withholdings	335	$18.05
	October 16, 2009	Vesting of Restricted Stock Units	5,000	N/A
		Tax Withholdings	1,788	$20.35
Joel Linzner	October 16, 2009	Vesting of Restricted Stock Units	10,000	N/A
		Tax Withholdings	3,575	$20.35

Peter R. Moore	September 16, 2009	Grant of Restricted Stock Units	120,000	N/A
	September 17, 2009	Vesting of Restricted Stock Units	25,000	N/A
		Tax Withholdings	8,938	$18.85
	September 21, 2009	Disposition to Cover Tax	2,500	$18.38

John S. Riccitiello	September 16, 2009	Grant of Restricted Stock Units	387,000	N/A
		Stock Option Grant	139,000	$18.85

Gabrielle Toledano	October 16, 2009	Vesting of Restricted Stock Units	10,000	N/A
		Tax Withholdings	3,575	$20.35

Except as described in this Offer to Exchange and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and other than outstanding options and other awards granted from time to time to certain of our employees (including executive officers) and our directors under our compensation and incentive plans, neither we nor any person controlling us nor, to our knowledge and based on transactions which have been publicly reported, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

Section 12. Status of Options Accepted by Us in the Offer; Accounting Consequences of the Offer.

The shares of our common stock subject to surrendered options will not be available for future issuance under the 2000 Plan once the surrendered options are cancelled.

While we designed the exchange program to fall within the guidelines for a “value for value” exchange, we determined that structuring the exchange program also to be accounting neutral (i.e., so it would not require that we incur an additional compensation charge) would result in exchange ratios that would be extremely unattractive for our employees and would result in low participation rates that would undermine the purpose of the exchange program. We are required to recognize expense for both stock option grants and restricted stock units based on their estimated fair value as of the date of grant. To the extent the fair value of each award of restricted stock units granted to employees exceeds the fair value of the stock options surrendered, such excess is considered additional compensation. This excess, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the restricted stock units, will be recognized by EA as an expense for compensation. This expense will be recognized ratably over the vesting period. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of employment, the expense for the forfeited restricted stock units will be reversed and will not be recognized.

We expect to incur a non-cash compensation charge of approximately $60 million to $80 million over the vesting period of the restricted stock units (approximately one to three years) in addition to recognizing any remaining unrecognized expense for the stock options surrendered in exchange for the restricted stock units. In determining the fair value of the stock options surrendered for purposes of determining the exchange ratios, we used the remaining life of the option as the expected term in our Black-Scholes valuation model, rather than the expected term calculated for accounting purposes, which requires us to estimate when the option will be exercised or cancelled after vesting. The amount of actual non-cash compensation charge will depend on a number of factors, including: the level of participation by eligible option holders in the exchange program, the exercise price per share of eligible options cancelled in the exchange program, the expected term of the eligible options cancelled in the exchange program, our stock price at the time of the exchange, the expected volatility of our stock, and risk-free interest rates.

Since these factors cannot be predicted with any certainty until the exchange date, we cannot predict the exact amount of the non-cash compensation charge that will result from the exchange program. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of employment, the compensation expense recognized for the forfeited restricted stock units will be reversed and will not be recognized.

Section 13. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the options or restricted stock units as described in the offer, except for SAFE approval for options granted to Chinese national employees working in China which we are in the process of obtaining. If any other approval or action should be required, we presently intend to seek that approval or take that action. This could require us to delay the acceptance of options returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the offer to accept exchanged options and to issue restricted stock units is subject to the conditions described in Section 7.

Section 14. Material U.S. Federal Income Tax Consequences.

The following is a description of the material U.S. federal income tax consequences of the offer. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to in this Section as the “Code”), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof. We have not obtained a tax ruling or other confirmation from the U.S. Internal Revenue Service (which, we refer to as the “IRS”) with regard to this information, and it is possible that the IRS may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock award is granted or the restricted stock award vests.

If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other income tax and social insurance contribution consequences which may apply to you. In addition, if you were resident or subject to the tax laws of one or more countries when your eligible options were granted, but are resident or subject to the tax laws of another country at the time of vesting of the restricted stock unit award, you may be subject to tax in more than one country at vesting of your restricted stock unit award. We recommend that you consult your own tax advisor to discuss the consequences to you of participating in the offer.

We recommend that you consult your own tax advisor with respect to the consequences of participating in the offer under state, local and non-U.S. tax laws, as well as tax consequences arising from your particular personal circumstances.

Option Exchange and Grant of Restricted Stock Units. We believe that you will not be subject to current U.S. federal income taxation if you elect to keep your eligible options. We do not believe that there will be any immediate U.S. federal income tax consequences of receiving restricted stock units in exchange for your eligible options if you are subject to U.S. income taxation.

Vesting of Restricted Stock Units. Restricted stock units are not actual shares of EA common stock. They represent the right to receive shares of our common stock on a future date. When the restricted stock units granted to you vest, they can no longer be forfeited, and we will settle the vested portion of the restricted stock units by issuing shares of common stock to you. When the shares are issued, you will generally recognize ordinary income equal to the fair market value of the shares. We will determine the fair market value of the shares based on the prior day’s closing price of our common stock as reported on The NASDAQ Global Select Market on the applicable settlement date, or if not reported on such date, on the last day such closing price was reported. Generally, we will be entitled to a tax deduction equal to any amount recognized as ordinary income by you with respect to the shares issued to you upon settlement of your restricted stock units.

Subsequent Sale of Shares. Your tax basis in the shares issued to you will be equal to the fair market value on the date of issuance (that is, equal to the amount of ordinary income you recognize), and the capital gain holding period will commence upon the day following the date on which the shares were issued. Your subsequent disposition of the stock will ordinarily result in a capital gain or loss in an amount equal to the difference between the amount you realize on the disposition and your tax basis in the shares that are disposed. If you dispose of shares of common stock after you have held the shares for more than one year, such capital gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by individuals are subject to a more favorable rate of tax (currently, a maximum rate of 15%) than ordinary income. There are limitations imposed on the ability of individuals to deduct capital losses against their ordinary income.

Tax Withholding. At the time you recognize ordinary income, we will have an income and employment tax (e.g., FICA) withholding obligation with respect to that income, much like the obligation that arises when we pay you your salary or a bonus. This ordinary income resulting from the delivery of shares of common stock to you will be reflected on your year-end Form W-2 reported to the Internal Revenue Service. The income tax withholding may be insufficient to cover your final income tax liability with respect to the shares issued to you. You should consult with your own tax advisor to determine whether you should make estimated tax payments for the year in which you recognize ordinary income upon settlement of your restricted stock units.

We intend to provide for the satisfaction of the tax withholding requirements by withholding from the number of shares of our common stock that would otherwise be issued to you upon settlement of your restricted stock units a number of shares (rounded up to the next whole share) determined by multiplying the number of shares to be issued by the combined minimum statutory income and employment tax withholding rates applicable to you. If for any reason, we are prevented from satisfying our tax withholding obligations in full or in part through this share withholding procedure, you would be required to pay by personal check any additional required withholding tax. In addition, you will authorize us to withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date, or to instruct E*TRADE to sell on your behalf a number of shares in an amount sufficient to satisfy any unsatisfied portion of your required tax withholding.

If your employment with us is terminated for any reason after you have received shares of common stock but before you have satisfied your income and employment withholding tax obligation, you will authorize us to instruct E*TRADE to sell on your behalf a number of shares sufficient to satisfy your income and employment tax obligation, and we will deduct the entire amount of any remaining tax obligation from your final paycheck.

Section 15. Considerations Specific to Eligible Employees Outside of the United States.

If you are eligible to participate in the offer and reside outside of the United States, you are subject to the terms of the offer as described in this Offer to Exchange. Generally, all employees worldwide are eligible to participate in this offer. However, we will not extend this offer to employees who are residents of Denmark due to restrictions arising under the local laws of Denmark that would result in adverse tax consequences upon the exchange of the existing options.

If you are an eligible employee subject to income taxation in Canada, you may decide to exchange eligible options for shares of restricted stock. EA has chosen to exchange eligible options for shares of restricted stock rather than restricted stock units to employees subject to income taxation in Canada since the exchange of eligible options for restricted stock units would result in adverse tax consequences due to the local tax laws of Canada. In addition, due to certain local law restrictions, EA currently only issues options to Chinese national employees working in China and does not issue restricted stock units. Therefore, we are offering employees in China the opportunity to exchange their eligible options for new stock options to purchase a lesser number of shares of common stock.

International employees should refer to Appendix C to this Offer to Exchange for a discussion of the income tax, social insurance and other legal consequences of accepting or rejecting the offer under various foreign laws. If you are an employee who is a tax resident or citizen of a foreign jurisdiction or are otherwise subject to a tax liability in a foreign jurisdiction and you participate in this offer, you may be liable for income tax and social insurance contributions on the restricted stock units or the shares of our common stock to be issued in settlement of those awards in connection with the grant or exercise of options or in connection with the grant of shares of restricted stock to you. Subject to any modification required to comply with or facilitate compliance with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described under “Tax Withholding” in Section 14 above. In addition, you may have exchange control reporting obligations.

General summaries of the income tax, social insurance and certain other legal implications of participating in the offer for employees outside of the United States can be found in Appendix C of this Offer to Exchange. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore recommend that you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other income tax and social insurance contribution consequences which may apply to you. In addition, if you were resident or subject to the tax laws of one or more countries when your eligible options were granted, but are resident or subject to the tax laws of another country at the time of grant and/or vesting of your restricted stock or restricted stock unit award or upon exercise of your new option, you may be subject to tax in more than one country. Again, you should consult your own tax advisor to discuss these consequences.

Before accepting the offer, we recommend that you consult with your own tax advisor to determine the income tax and social insurance contribution consequences of participating in the offer.

Section 16. Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral, written or electronic notice of such extension to the option holders or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration date of the offer to terminate or amend the offer and postpone our acceptance and cancellation of any options that you elect to exchange upon the occurrence of any of the conditions specified in Section 7 of this document by giving oral, written or electronic notice of such termination or postponement to you or by making a public announcement thereof.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 7 has occurred or is deemed by us to have occurred, to amend the offer in any respect.

Amendments to the offer may be made at any time and from time to time. In the case of an extension, the amendment will be issued no later than 6:00 a.m., U.S. Pacific Time, on the next business day after the last previously scheduled or announced expiration date. Any amendment of the offer will be disseminated promptly in a manner reasonably designed to inform option holders of the change. Without limiting the manner in which we may choose to disseminate any amendment of this offer, except as required by law, we have no obligation to publish, advertise, or otherwise communicate any dissemination.

If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer. Except for a change in the amount of consideration or change in percentage of securities sought, the amount of time by which we will extend the offer following a material change in the terms of the offer or information concerning the offer will depend on the facts and circumstances, including the relative materiality of the information. If we decide to take any of the following actions, we will notify you and extend the expiration date to the tenth business day after the date of the notice (unless the expiration date as originally scheduled is already on or after the tenth business day):

•	we increase or decrease the per share exchange value of the options (i.e., increase or decrease what we will give you in exchange for your options);

•	we change the type of options eligible to be tendered for exchange in the offer; or

•

we increase the number of options eligible to be tendered for exchange in the offer such that the common shares underlying the increased options exceed 2% of the common shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

A “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

Section 17. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for offering option holders the opportunity to exchange options under this offer.

Section 18. Additional Information.

With respect to the offer, we have filed with the U.S. Securities and Exchange Commission (the “Commission”) a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that, in addition to this Offer to Exchange and the Election Form, you also review the Schedule TO, including its exhibits, before deciding whether or not to exchange your options. We are subject to the informational filing requirements of the Exchange Act and, in accordance with that act, are obligated to file reports, proxy statements and other information with the U.S. Securities and Exchange Commission relating to our business, financial condition and other matters. Such reports, proxy statements and other information include the following, which are incorporated herein by reference:

•	our Annual Report on Form 10-K for our fiscal year ended March 31, 2009, filed with the Commission on May 22, 2009;

•	our definitive proxy statement for our 2009 annual meeting of stockholders, filed with the Commission on June 12, 2009;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the Commission on August 10, 2009;

•	our Current Reports on Form 8-K filed with the Commission on June 18, 2009, July 15, 2009 and July 30, 2009 respectively; and

•	the description of our common stock contained in the Registration Statement on Form 8-A, together with any other amendments or reports filed for the purpose of updating such description;

and any amendment or report filed for the purpose of updating such descriptions may be examined, and copies may be obtained, at the U.S. Securities and Exchange Commission’s public reference room in Washington, D.C. You may obtain information on the operation of the public reference room by calling the U.S. Securities and Exchange Commission at 1-800-732-0330. Our filings are also available to the public on the U.S. Securities and Exchange Commission’s Internet site at http://www.sec.gov and our website at http://www.ea.com.

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “ERTS”, and our filings with the Commission can also be read at the offices of The NASDAQ Global Select Market.

We will also provide without charge to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You may request the documents by writing to Stock Administration, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, USA, or telephoning at +1 (650) 628-2600 between the hours of 9:00 a.m. and 5:00 p.m., U.S. Pacific Time.

As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about EA should be read together with the information contained in the documents to which we have referred you.

Section 19. Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If you are a Chinese national employee residing in China, you may not exercise your new stock options unless and until we have obtained SAFE approval.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to accept this offer with respect to your options. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange Restricted Stock or Restricted Stock Units for Outstanding Stock Options and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by EA.

Section 20. Forward-Looking Statements.

Our reports filed with the Commission referred to above contains forward-looking statements which reflect EA’s views as of the time of filing of the respective reports with respect to future events and financial performance. All statements, other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position made in our reports filed with the Commission, are forward-looking. For example, we use words such as “anticipate”, “believe”, “expect,” “intend,” “estimate” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially. Some of the factors which could cause EA’s results to differ materially from its expectations include the following: sales of EA’s titles during fiscal year 2010; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; EA’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of EA’s sales and marketing programs; timely development and release of EA’s products; the consumer demand for and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PLAYSTATION®3 computer entertainment system and the Wii™); consumer demand for software for the PlayStation®2; EA’s ability to predict consumer preferences among competing hardware platforms; the financial impact of potential future acquisitions by EA; EA’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; EA’s ability to attract and retain key personnel; changes in EA’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as EA’s ability to estimate and recognize goodwill impairment charges and make tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of EA’s products in key territories; developments in the law regarding protection of EA’s products; EA’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of EA’s key customers, and other factors described in EA’s Annual Report on Form 10-K for the year ended March 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. These forward-looking statements speak only as of the date such reports were filed with Commission. EA assumes no obligation and does not intend to update these forward-looking statements, except as otherwise required by applicable federal securities laws.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

October 21, 2009	Electronic Arts Inc.

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
4/25/2001	28.5200	4/25/2011	1991	5.5
8/6/2001	29.2500	8/6/2011	1995	5.0
3/4/2002	28.8850	3/4/2012	1995	4.0
3/25/2002	29.3750	3/25/2012	1995	4.0
5/6/2002	28.3000	5/6/2012	1995	3.6
4/16/2001	28.8500	4/16/2011	2000	5.8
4/20/2001	28.4000	4/20/2011	2000	5.6
5/7/2001	29.0600	5/7/2011	2000	5.6
5/29/2001	29.3600	5/29/2011	2000	5.5
6/18/2001	28.2500	6/18/2011	2000	5.0
8/1/2001	29.9750	8/1/2011	2000	5.2
8/13/2001	29.4000	8/13/2011	2000	5.0
8/15/2001	29.0000	8/15/2011	2000	4.9
8/20/2001	28.6400	8/20/2011	2000	4.8
8/27/2001	28.9950	8/27/2011	2000	4.8
8/28/2001	28.7600	8/28/2011	2000	4.7
8/31/2001	28.6750	8/31/2011	2000	4.7
11/19/2001	28.4450	11/19/2011	2000	4.3

(a)	1991 = 1991 Stock Option Plan, 1995 = 1995 MAXIS Stock Option Plan, 2000 = 2000 Equity Incentive Plan, JD04 = JAMDAT Mobile Inc. 2004 Equity Incentive Plan, and 2005 = VGH Holding Corp. 2005 Stock Incentive Plan
(b)	In Canada, employees will receive new restricted stock awards in exchange for their eligible stock options.
(c)	In China, employees will receive new stock options in exchange for their eligible stock options.

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
1/7/2002	29.7000	1/7/2012	2000	4.3
1/28/2002	28.8250	1/28/2012	2000	4.1
2/14/2002	28.3600	2/14/2012	2000	3.9
3/4/2002	28.8850	3/4/2012	2000	4.0
3/7/2002	29.1450	3/7/2012	2000	4.0
3/20/2002	29.3000	3/20/2012	2000	4.0
3/25/2002	29.3750	3/25/2012	2000	4.0
4/15/2002	29.8600	4/15/2012	2000	4.0
4/26/2002	28.7750	4/22/2012	2000	3.7
4/29/2002	28.8350	4/29/2012	2000	3.7
5/1/2002	29.6900	5/1/2012	2000	3.8
5/2/2002	29.1900	5/2/2012	2000	3.8
5/9/2002	29.4800	5/9/2012	2000	3.8
7/22/2002	28.4500	7/22/2012	2000	3.5
8/1/2002	29.4100	8/1/2012	2000	3.5
8/6/2002	29.3150	8/6/2012	2000	3.5
12/16/2002	29.0950	12/16/2012	2000	3.2
3/17/2003	29.2650	3/17/2013	2000	3.1
3/20/2003	29.4700	3/20/2013	2000	3.1
3/24/2003	28.7450	3/24/2013	2000	3.0
3/31/2003	29.3200	3/31/2013	2000	3.0
4/1/2003	29.4250	4/1/2013	2000	3.1
4/7/2003	29.6700	4/7/2013	2000	3.1
4/11/2003	29.0600	4/11/2013	2000	3.0
4/14/2003	29.4150	4/14/2013	2000	3.0
4/15/2003	29.5400	4/15/2013	2000	3.0

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
5/1/2003	29.4550	5/1/2013	2000	3.0
11/15/2005	29.2200	11/15/2012	2005	3.3
11/28/2005	29.2200	11/28/2012	2005	3.3
1/4/2006	29.2200	1/4/2013	2005	3.2
2/1/2006	29.2200	2/1/2013	2005	3.1
4/26/2006	29.2200	4/26/2013	2005	3.0
8/17/2006	29.2200	8/17/2013	2005	2.8
12/5/2006	29.2200	12/5/2013	2005	2.7
2/6/2007	29.2200	2/6/2014	2005	2.6
4/4/2007	29.2200	4/4/2014	2005	2.5
4/24/2007	29.2200	4/24/2014	2005	2.5
6/1/2001	30.1500	6/1/2011	1995	5.7
6/20/2001	30.6000	6/20/2011	1995	5.7
12/11/2001	31.5650	12/11/2011	1995	4.8
3/11/2002	30.8450	3/11/2012	1995	4.2
4/1/2002	30.7600	4/1/2012	1995	4.1
9/4/2002	30.0500	9/4/2012	1995	3.5
10/7/2002	31.3150	10/7/2012	1995	3.6
10/8/2002	32.3500	10/8/2012	1995	3.7
4/21/2003	30.2650	4/21/2013	1995	3.1
6/20/2003	37.4600	6/20/2013	1995	3.5
6/30/2003	36.9800	6/30/2013	1995	3.5
7/7/2003	40.4700	7/7/2013	1995	3.7
7/21/2003	38.4150	7/21/2013	1995	3.5
1/5/2004	47.8300	1/5/2014	1995	3.8
2/17/2004	44.9000	2/17/2014	1995	3.5

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
3/1/2004	47.6500	3/1/2014	1995	3.7
4/16/2004	52.3800	4/16/2014	1995	3.9
5/3/2004	49.8900	5/3/2014	1995	3.6
6/16/2004	52.2700	6/16/2014	1995	3.7
7/1/2004	53.5000	7/1/2014	1995	3.7
7/16/2004	52.0500	7/16/2014	1995	3.6
9/1/2004	48.8000	9/1/2014	1995	3.3
9/16/2004	48.1800	9/16/2014	1995	3.3
11/1/2004	45.5900	11/1/2014	1995	3.1
11/16/2004	48.3600	11/16/2014	1995	3.2
12/16/2004	59.1500	12/16/2014	1995	3.6
2/16/2005	64.8800	2/16/2015	1995	3.8
4/18/2005	50.4700	4/18/2015	1995	3.1
5/1/2001	31.1150	5/1/2011	2000	6.3
5/21/2001	30.9750	5/20/2011	2000	6.1
6/20/2001	30.6000	6/20/2011	2000	5.7
7/27/2001	30.3000	7/27/2011	2000	5.3
12/3/2001	30.0000	12/3/2011	2000	4.5
12/17/2001	31.3850	12/17/2011	2000	4.7
12/20/2001	30.1050	12/20/2011	2000	4.5
1/2/2002	30.0250	1/2/2012	2000	4.4
3/18/2002	30.6300	3/18/2012	2000	4.2
4/1/2002	30.7600	4/1/2012	2000	4.1
4/8/2002	30.1650	4/8/2012	2000	4.0
4/22/2002	30.0300	4/22/2012	2000	3.9
5/13/2002	30.5500	5/13/2012	2000	3.9

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
5/20/2002	31.9550	5/20/2012	2000	4.1
5/28/2002	31.4600	5/28/2012	2000	4.0
6/3/2002	31.4650	6/3/2012	2000	4.0
6/4/2002	32.1400	6/4/2012	2000	4.1
6/5/2002	32.0450	6/5/2012	2000	4.0
6/10/2002	31.7950	6/10/2012	2000	4.0
6/17/2002	32.6000	6/17/2012	2000	4.1
6/20/2002	31.6650	6/20/2012	2000	3.9
6/24/2002	30.8150	6/24/2012	2000	3.8
6/28/2002	33.0250	6/28/2012	2000	4.1
7/1/2002	32.1750	7/1/2012	2000	4.0
7/8/2002	31.6450	7/8/2012	2000	3.9
7/11/2002	31.3900	7/11/2012	2000	3.8
7/15/2002	31.7400	7/15/2012	2000	3.9
7/16/2002	31.7750	7/16/2012	2000	3.9
7/18/2002	30.7900	7/18/2012	2000	3.7
7/29/2002	30.7300	7/29/2012	2000	3.7
8/12/2002	30.7250	8/12/2012	2000	3.7
8/19/2002	32.8550	8/19/2012	2000	3.9
8/20/2002	32.3500	8/20/2012	2000	3.8
8/21/2002	32.8400	8/21/2012	2000	3.9
8/22/2002	33.7450	8/22/2012	2000	4.0
8/29/2002	31.5500	8/29/2012	2000	3.7
9/3/2002	30.6500	9/3/2012	2000	3.6
9/4/2002	30.0500	9/4/2012	2000	3.5
9/9/2002	31.9250	9/9/2012	2000	3.7

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
9/11/2002	31.5750	9/11/2012	2000	3.7
9/16/2002	31.7250	9/16/2012	2000	3.7
9/20/2002	31.9100	9/20/2012	2000	3.7
9/23/2002	31.6400	9/23/2012	2000	3.7
9/30/2002	33.0050	9/30/2012	2000	3.8
10/1/2002	33.2900	10/1/2012	2000	3.8
10/7/2002	31.3150	10/7/2012	2000	3.6
10/9/2002	32.3600	10/9/2012	2000	3.7
10/11/2002	33.7950	10/11/2012	2000	3.9
10/14/2002	33.8950	10/14/2012	2000	3.9
10/21/2002	36.0700	10/21/2012	2000	4.1
10/22/2002	33.2950	10/22/2012	2000	3.8
10/28/2002	31.5550	10/28/2012	2000	3.6
11/1/2002	33.0250	11/1/2012	2000	3.7
11/4/2002	32.8900	11/4/2012	2000	3.7
11/6/2002	33.3150	11/6/2012	2000	3.7
11/11/2002	31.7600	11/11/2012	2000	3.6
11/18/2002	32.5450	11/18/2012	2000	3.6
11/20/2002	32.7750	11/20/2012	2000	3.6
11/25/2002	34.1350	11/25/2012	2000	3.8
12/2/2002	33.7750	12/2/2012	2000	3.7
12/9/2002	31.9750	12/9/2012	2000	3.5
12/10/2002	31.4900	12/10/2012	2000	3.5
4/2/2003	30.2250	4/2/2013	2000	3.1
4/21/2003	30.2650	4/21/2013	2000	3.1
4/23/2003	30.4950	4/23/2013	2000	3.1

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
4/28/2003	30.4150	4/28/2013	2000	3.1
5/2/2003	30.8750	5/2/2013	2000	3.1
5/5/2003	31.0700	5/5/2013	2000	3.1
5/6/2003	30.8650	5/6/2013	2000	3.1
5/8/2003	30.8800	5/8/2013	2000	3.1
5/12/2003	30.8000	5/12/2013	2000	3.1
5/16/2003	31.1650	5/16/2013	2000	3.1
5/19/2003	30.1950	5/19/2013	2000	3.0
5/20/2003	30.2950	5/20/2013	2000	3.0
5/22/2003	31.7350	5/22/2013	2000	3.1
5/27/2003	32.7950	5/27/2013	2000	3.2
6/2/2003	33.6200	6/2/2013	2000	3.2
6/4/2003	34.0900	6/4/2013	2000	3.3
6/9/2003	33.6200	6/9/2013	2000	3.2
6/9/2003	35.4000	6/9/2013	2000	3.4
6/16/2003	38.2450	6/16/2013	2000	3.6
6/18/2003	37.3700	6/18/2013	2000	3.5
6/19/2003	36.9250	6/19/2013	2000	3.5
6/20/2003	37.4600	6/20/2013	2000	3.5
6/23/2003	36.8700	6/23/2013	2000	3.5
6/30/2003	36.9800	6/30/2013	2000	3.5
7/1/2003	37.7750	7/1/2013	2000	3.5
7/2/2003	38.4450	7/2/2013	2000	3.6
7/7/2003	40.4700	7/7/2013	2000	3.7
7/9/2003	39.9450	7/9/2013	2000	3.7
7/10/2003	39.6350	7/10/2013	2000	3.7

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
7/14/2003	38.9550	7/14/2013	2000	3.6
7/16/2003	39.2250	7/16/2013	2000	3.6
7/21/2003	38.4150	7/21/2013	2000	3.5
7/21/2003	38.4690	7/21/2013	2000	3.5
7/24/2003	40.7550	7/24/2013	2000	3.7
7/28/2003	42.0800	7/28/2013	2000	3.8
8/1/2003	41.7850	8/1/2013	2000	3.8
8/4/2003	42.4750	8/4/2013	2000	3.8
8/11/2003	42.5900	8/11/2013	2000	3.8
8/13/2003	42.4850	8/13/2013	2000	3.8
8/18/2003	43.4400	8/18/2013	2000	3.9
8/20/2003	44.4850	8/20/2013	2000	3.9
8/25/2003	44.1850	8/25/2013	2000	3.9
9/2/2003	45.4600	9/2/2013	2000	4.0
9/3/2003	45.5700	9/3/2013	2000	4.0
9/8/2003	45.3600	9/8/2013	2000	4.0
9/15/2003	44.4000	9/15/2013	2000	3.9
9/18/2003	47.4250	9/18/2013	2000	4.1
9/22/2003	47.1000	9/22/2013	2000	4.1
9/24/2003	46.8100	9/24/2013	2000	4.0
9/25/2003	46.8100	9/25/2013	2000	4.0
9/29/2003	46.4800	9/29/2013	2000	4.0
10/1/2003	47.4450	10/1/2013	2000	4.1
10/6/2003	49.7850	10/6/2013	2000	4.2
10/13/2003	51.1800	10/13/2013	2000	4.3
10/14/2003	51.5250	10/14/2013	2000	4.3

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
10/15/2003	51.7900	10/15/2013	2000	4.4
10/16/2003	52.4150	10/16/2013	2000	4.4
10/20/2003	51.9000	10/20/2013	2000	4.4
10/24/2003	48.7850	10/24/2013	2000	4.1
10/27/2003	48.8800	10/27/2013	2000	4.1
11/3/2003	49.4450	11/3/2013	2000	4.1
11/20/2003	44.2500	11/20/2013	2000	3.7
11/24/2003	43.6900	11/24/2013	2000	3.6
12/1/2003	45.1900	12/1/2013	2000	3.7
12/8/2003	42.4800	12/8/2013	2000	3.5
12/15/2003	43.2500	12/15/2013	2000	3.6
12/22/2003	46.0200	12/22/2013	2000	3.7
1/5/2004	47.8300	1/5/2014	2000	3.8
1/7/2004	48.6500	1/7/2014	2000	3.9
1/12/2004	48.9600	1/12/2014	2000	3.9
1/16/2004	47.6600	1/16/2014	2000	3.8
2/2/2004	45.4400	2/2/2014	2000	3.6
2/4/2004	44.1700	2/4/2014	2000	3.5
2/17/2004	44.9000	2/17/2014	2000	3.5
3/1/2004	47.6500	3/1/2014	2000	3.7
3/16/2004	48.0000	3/16/2014	2000	3.7
3/31/2004	53.7400	3/31/2014	2000	4.0
4/1/2004	53.4200	4/1/2014	2000	4.0
4/16/2004	52.3800	4/16/2014	2000	3.9
5/3/2004	49.8900	5/3/2014	2000	3.6
5/17/2004	50.2000	5/17/2014	2000	3.6

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
6/1/2004	51.1400	6/1/2014	2000	3.6
6/15/2004	51.7800	6/15/2014	2000	3.7
6/16/2004	52.2700	6/16/2014	2000	3.7
7/1/2004	53.5000	7/1/2014	2000	3.7
7/16/2004	52.0500	7/16/2014	2000	3.6
7/16/2004	52.6559	7/16/2014	2000	3.6
7/28/2004	50.1400	7/28/2014	2000	3.5
8/2/2004	49.0000	8/2/2014	2000	3.4
8/2/2004	51.8690	8/2/2014	2000	3.6
8/16/2004	48.7400	8/16/2014	2000	3.4
9/1/2004	48.8000	9/1/2014	2000	3.3
9/1/2004	49.3530	9/1/2014	2000	3.4
9/16/2004	48.1800	9/16/2014	2000	3.3
9/16/2004	49.3078	9/16/2014	2000	3.3
9/28/2004	45.6500	9/28/2014	2000	3.1
10/1/2004	46.4400	10/1/2014	2000	3.2
10/5/2004	45.3300	10/5/2014	2000	3.1
10/18/2004	46.5200	10/18/2014	2000	3.1
11/1/2004	45.5900	11/1/2014	2000	3.1
11/3/2004	47.7900	11/3/2014	2000	3.2
11/16/2004	48.3600	11/16/2014	2000	3.2
12/1/2004	49.7000	12/1/2014	2000	3.2
12/16/2004	59.1500	12/16/2014	2000	3.6
1/3/2005	60.8800	1/3/2015	2000	3.7
1/18/2005	60.8100	1/18/2015	2000	3.7	2.6
2/1/2005	65.0600	2/1/2015	2000	3.8

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
2/16/2005	64.8800	2/16/2015	2000	3.8
3/1/2005	64.9200	3/1/2015	2000	3.8
3/16/2005	65.9300	3/16/2015	2000	3.8
3/24/2005	55.1700	3/24/2015	2000	3.3
4/1/2005	51.9200	4/1/2015	2000	3.1
4/18/2005	50.4700	4/18/2015	2000	3.1
5/2/2005	52.4500	5/2/2015	2000	3.1
5/13/2005	52.3400	5/13/2015	2000	3.1
5/16/2005	52.5100	5/16/2015	2000	3.1
5/17/2005	54.1100	5/17/2015	2000	3.1
6/1/2005	54.1100	6/1/2015	2000	3.1
6/15/2005	59.0600	6/15/2015	2000	3.3
6/16/2005	57.6000	6/16/2015	2000	3.2
7/5/2005	57.8200	7/5/2015	2000	3.2
7/18/2005	57.7900	7/18/2015	2000	3.2
7/28/2005	58.4500	7/28/2015	2000	3.2
8/1/2005	58.6190	8/1/2015	2000	3.2
8/9/2005	58.9600	8/9/2015	2000	3.2
8/16/2005	60.1100	8/16/2015	2000	3.2
9/1/2005	57.9400	9/1/2015	2000	3.1
9/2/2005	57.4200	9/2/2015	2000	3.1
9/14/2005	60.8700	9/14/2015	2000	3.2
9/16/2005	60.5900	9/16/2015	2000	3.2
10/3/2005	56.2400	10/3/2015	2000	3.0
10/17/2005	53.5500	10/17/2015	2000	2.9
10/21/2005	54.7700	10/21/2015	2000	2.9

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
11/1/2005	55.7900	11/1/2015	2000	3.0
11/9/2005	59.7000	11/9/2015	2000	3.1
11/16/2005	57.4500	11/16/2015	2000	3.0
11/28/2005	58.1000	11/28/2015	2000	3.0
12/1/2005	57.4000	12/1/2015	2000	3.0
12/16/2005	53.4200	12/16/2015	2000	2.8
1/3/2006	53.3400	1/3/2016	2000	2.8
1/17/2006	56.2000	1/17/2016	2000	2.9
1/19/2006	56.4500	1/19/2016	2000	2.9
2/1/2006	54.7600	2/1/2016	2000	2.8
2/16/2006	52.3500	2/16/2016	2000	2.7
2/21/2006	51.0500	2/21/2016	2000	2.7
3/1/2006	52.0300	3/1/2016	2000	2.7
3/1/2006	52.8870	3/1/2016	2000	2.7
3/6/2006	51.1400	3/6/2016	2000	2.7
3/16/2006	53.0100	3/16/2016	2000	2.7
4/3/2006	55.0100	4/3/2016	2000	2.8
4/17/2006	54.3900	4/17/2016	2000	2.7	2.0
4/18/2006	56.0100	4/18/2016	2000	2.8
5/1/2006	54.9000	5/1/2016	2000	2.7
5/1/2006	55.4340	5/1/2016	2000	2.7
5/16/2006	43.2400	5/16/2016	2000	2.4	1.7
5/16/2006	51.8595	5/16/2016	2000	2.6
5/17/2006	42.1800	5/17/2016	2000	2.3
6/1/2006	41.8700	6/1/2016	2000	2.3
6/16/2006	42.3000	6/16/2016	2000	2.3

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
7/3/2006	43.4300	7/3/2016	2000	2.3	1.7
7/17/2006	45.1500	7/17/2016	2000	2.4	1.7
7/27/2006	46.8400	7/27/2016	2000	2.4
8/7/2006	47.6500	8/7/2016	2000	2.4
8/16/2006	51.6400	8/16/2016	2000	2.5	1.8
9/18/2006	53.8100	9/18/2016	2000	2.5	1.8
10/2/2006	53.7000	10/2/2016	2000	2.5
10/16/2006	56.1100	10/16/2016	2000	2.6
10/17/2006	55.8300	10/17/2016	2000	2.6	1.8
11/16/2006	58.5600	11/16/2016	2000	2.6	1.9
12/18/2006	52.8100	12/18/2016	2000	2.4	1.8
1/16/2007	50.9700	1/16/2017	2000	2.4	1.7
2/16/2007	50.0100	2/16/2017	2000	2.3	1.7
3/16/2007	48.9200	3/16/2017	2000	2.3	1.6
4/16/2007	53.9100	4/16/2017	2000	2.4	1.7
5/16/2007	49.1400	5/16/2017	2000	2.2	1.6
6/18/2007	49.7100	6/18/2017	2000	2.2	1.6
7/16/2007	48.0900	7/16/2017	2000	2.2	1.6
8/16/2007	50.8000	8/16/2017	2000	2.2	1.6
9/17/2007	53.7300	9/17/2017	2000	2.3	1.6
10/16/2007	59.6300	10/16/2017	2000	2.3	1.7
11/16/2007	56.5700	11/16/2017	2000	2.3	1.6
12/17/2007	56.8400	12/17/2017	2000	2.3	1.6
1/16/2008	49.9600	1/16/2018	2000	2.1	1.5
2/19/2008	48.9000	2/19/2018	2000	2.1	1.5
3/17/2008	45.8600	3/17/2018	2000	2.0	1.5

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
4/16/2008	52.0200	4/16/2018	2000	2.1
4/17/2008	51.4600	4/17/2018	2000	2.1	1.5
5/16/2008	49.6000	5/16/2018	2000	2.0	1.5
6/16/2008	47.0600	6/16/2018	2000	2.0	1.4
6/16/2008	48.3257	6/16/2018	2000	2.0
7/16/2008	46.0000	7/16/2018	2000	2.0	1.4
8/18/2008	47.7600	8/18/2018	2000	2.0	1.4
9/16/2008	42.9600	9/16/2018	2000	1.9	1.4
10/8/2007	58.1400	10/8/2014	2005	3.7
10/24/2007	58.1400	10/24/2017	2005	2.3
11/30/2007	58.1400	11/30/2017	2005	2.3
12/13/2007	58.1400	12/13/2017	2005	2.3
1/16/2008	49.9600	1/16/2018	2005	2.1
9/28/2004	31.6455	9/28/2011	JD04	5.2
11/19/2004	47.9232	11/19/2011	JD04	9.1
3/14/2005	34.0981	3/14/2012	JD04	4.8
4/1/2005	33.5047	4/1/2012	JD04	4.6
4/20/2005	31.0719	4/20/2012	JD04	4.1
5/31/2005	47.6265	5/31/2012	JD04	6.6
6/20/2005	55.2610	6/20/2012	JD04	7.9
7/25/2005	59.4738	7/25/2012	JD04	8.3
8/1/2005	57.8125	8/1/2012	JD04	7.9
8/15/2005	41.5545	8/15/2012	JD04	5.1
8/22/2005	42.9193	8/22/2012	JD04	5.2
8/29/2005	44.0268	8/29/2012	JD04	5.4
8/30/2005	44.2246	8/30/2012	JD04	5.4

Appendix A

List of Applicable Exchange Ratios

Grant Date	Price	Expiration Date	Plan Agreement (a)	Number of Eligible Options to be Exchanged for Each New Restricted Stock Unit/Share of Restricted Stock (b)	Number of Eligible Options to be Exchanged for Each New Option (c)
9/19/2005	46.5189	9/19/2012	JD04	5.6
11/7/2005	36.5110	11/7/2012	JD04	4.1
1/13/2006	53.0261	1/13/2016	JD04	2.8
2/10/2006	53.3425	2/10/2016	JD04	2.8
2/15/2006	53.3623	2/15/2016	JD04	2.8

APPENDIX B

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS

OF

ELECTRONIC ARTS INC.

The directors and executive officers of Electronic Arts Inc., their positions and offices held as of October 21, 2009 are set forth in the following table:

Name	Positions and Offices Held
Directors:
Lawrence F. Probst III	Chairman of the Board
Leonard S. Coleman	Director
Jeffrey T. Huber	Director
Gary M. Kusin	Director
Geraldine B. Laybourne	Director
Gregory B. Maffei	Director
Vivek Paul	Director
John S. Riccitiello	Director
Richard A. Simonson	Director
Linda J. Srere	Director
Executive Officers:
John S. Riccitiello*	Chief Executive Officer
Eric F. Brown*	Executive Vice President, Chief Financial Officer
John Schappert	Chief Operating Officer
Frank D. Gibeau*	President, EA Games Label
Peter R. Moore*	President, EA SPORTS Label
Rodney Humble	Executive Vice President, EA Play Label
Gerhard Florin	Executive Vice President, Western World Publishing
Joel Linzner	Executive Vice President, Business and Legal Affairs
Gabrielle Toledano	Executive Vice President, Human Resources
Kenneth A. Barker	Senior Vice President, Chief Accounting Officer
Stephen G. Bené	Senior Vice President, General Counsel and Corporate Secretary

*	These individuals were identified as a “named executive officer” in EA’s proxy statement dated June 12, 2009, and thus, are ineligible to participate in this option exchange offer.

The address of each director and executive officer is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, USA. The telephone number for each director and executive officer is +1 (650) 628-1500.

B-1

GUIDE TO INTERNATIONAL TAX ISSUES

APPENDIX C

GUIDE TO TAX ISSUES IN AUSTRALIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Australia. This summary is based on the tax laws in effect in Australia as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Australia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

Your participation in the Offer to Exchange eligible options for the right to receive restricted stock units may give rise to taxation. The exchange will be treated as a disposal of your eligible options in exchange for the right to receive restricted stock units. Therefore, you may be taxed in relation to both of the following:

(i)	the “cancellation” of the eligible options; and

(ii)	the grant of the right to receive the restricted stock units.

The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the eligible options (an “Election”). The tax treatment of the disposal of the eligible options will also depend on whether the disposal is considered a non-arm’s length transaction (as is assumed below) or not. If, however, the Australian taxation authorities take the view that the disposal is an arm’s length transaction, the tax treatment of the disposal of the eligible options may be different than described below. Please seek appropriate professional advice as to the Australian taxation consequences in such circumstances.

If You Did Not Make an Election on Your Eligible Options

If you did not make an Election to be taxed at grant under the current law, you may be subject to tax on the market value (throughout this summary, “market value” is as defined under Australian tax law) of the eligible options on the cancellation date (i.e., the date on which your eligible options are exchanged) less the consideration paid to acquire the right (if any) at your marginal rate of tax.

The “market value” of your eligible options is the greater of:

(i)	the market value of the shares[1] that may be acquired by exercising the eligible options on the cancellation date less the exercise price, and

(ii)	the value of the eligible options determined in accordance with a statutory formula.

Because the exercise price of the eligible options will exceed the market value of the underlying shares as of the cancellation date, the market value of the eligible options will be determined in accordance with a statutory formula.

The market value under the statutory formula is based on the market value of the underlying shares, the exercise price of the eligible options and the remaining exercise period. In accordance with the statutory formula, the market value of the eligible options will be nil where the market value of the underlying shares on the cancellation date is less than 50% of the exercise price of the eligible options.

If You Made an Election on Your Eligible Options

If you made an Election to be taxed on grant and your eligible options are cancelled, you will be subject to capital gains tax on any capital gain. Your capital gain will be calculated as the difference between the market value of the eligible options at the time of the cancellation and the market value of the eligible options at the time of the grant. If, at the time of the cancellation of the eligible options, you have held the eligible options for at least one year prior to the cancellation date, you will be subject to capital gains tax on only 50% of your capital gain. If you have not held the eligible options for at least one year, you will be subject to capital gains tax on the entire capital gain.

If the market value of the eligible options at the time of cancellation is less than the market value of the eligible options at the time of grant, you will be entitled to claim a capital loss in this amount. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income (including salary and wage income).

[1]	Pursuant to current Australian tax law, the market value of the shares on a given day is determined as follows:

(a)	if there is at least one transaction on the NASDAQ Global Select Market in the shares in the seven calendar day period up to and including that day - the weighted average of prices at which the shares were traded on the NASDAQ Global Select Market during the seven calendar day period up to and including that day; or

(b)	if there were no transactions on the NASDAQ Global Select Market in the shares during that seven calendar day period:

(i)	the last price at which an offer was made on the NASDAQ Global Select Market in that period to buy the shares; or

(ii)	if no such offer was made - the value of the shares that would be determined for an unlisted share (i.e., a valuation by a qualified person or as approved by the Commissioner of Taxation).

IMPORTANT NOTICE ON AUSTRALIAN TAX PROPOSALS

On May 12, 2009, in the Australian Federal Budget for 2009-2010, the Australian Government proposed introducing a new tax regime under which all shares and rights provided under an employee share scheme (which would include restricted stock units acquired under the 2000 Plan) would be subject to tax in the income year in which they are acquired.

On June 5, 2009, the Government issued a consultation paper and draft bill that provided further guidance and detail on the May 12, 2009 Budget proposal. On July 1, 2009, the Government released its Policy Statement, which is a product of the consultation process. Finally, on August 14, 2009, the Government issued new draft legislation incorporating most of the proposals made in the Policy Statement. The proposed changes to the employee share scheme rules are to apply to shares or rights acquired under an employee share scheme on or after July 1, 2009.

If the draft legislation is enacted by the Australian Parliament as currently drafted, restricted stock units acquired on or after July 1, 2009, including any restricted stock units you acquire in exchange for your eligible options, most likely will be subject to tax in the income year in which there is no longer any real risk of losing the restricted stock units and no restriction preventing you from disposing of the shares subject to the restricted stock units. Specifically, this means that employees will most likely be subject to tax when the restricted stock units vest.

The amount on which tax will be assessed in such circumstances is not entirely clear from the draft legislation. Furthermore, if the draft legislation is enacted into law, your employer will be required to report the taxable income that you derive from participation in the 2000 Plan to the Australian Tax Office at certain prescribed times and also may be required to withhold tax.

Please note that, because there currently is no enacting legislation and further amendments to the Government’s proposals as reflected in the draft legislation are possible, the tax treatment of restricted stock units acquired under the 2000 Plan on or after July 1, 2009 and the sale of the underlying shares is not entirely certain at this time. Therefore, you are strongly advised to seek appropriate professional advice as to how the proposed measures may affect you and your decision to participate in the Offer to Exchange. The below summary is based on current law (and is subject to amendment if and when the Australian Parliament enacts the draft legislation).

Grant of Restricted Stock Units

For Australian tax purposes, under current law, the grant of restricted stock units will constitute the acquisition of a qualifying right under an employee share scheme. Your tax consequences depend on whether you make an Election to be taxed in the income year of the grant of the restricted stock units.

If You Make an Election to be Taxed at Grant

If you make an Election to be taxed at grant, you must include an amount in your assessable income in the income year (i.e., the financial year ending June 30) in which the restricted stock units are granted.

The amount included in your assessable income will be the market value of the restricted stock units at the time of receipt less any consideration paid for the acquisition of the restricted stock units (which would include the market value of the eligible option as of the cancellation date, calculated as discussed above).

Note that if you make the Election to be taxed at grant, the Election will cover all grants including any shares, options, restricted stock units, qualifying rights and qualifying shares (as defined under Australian tax law) that you acquire pursuant to an employee share plan during the income year.

Note also that if an Election is made, it must be made in your income tax return for the year in which you are granted the restricted stock units. (The Commissioner of Taxation may, in limited circumstances, allow the Election to be made at a later time.) Furthermore, if the total taxable amount of the restricted stock units in the income year is A$1,000 or less and you satisfy certain conditions, you will be deemed to have made the Election.

If you make an Election and you are taxed at grant but your restricted stock units are later lost (e.g., your restricted stock units are forfeited) before vesting, you will be deemed to have never acquired the restricted stock units. Accordingly, you may amend your tax return for the year of grant and obtain a refund of the tax paid.

If You do not Make an Election on Your Restricted Stock Units

If you do not make an Election to be taxed at grant, then you must include an amount in your assessable income for the income year in which the “cessation time” occurs (in addition to income taxes, this amount is subject to Medicare Levy).

Your cessation time is the earliest of the following:

(i)	when you dispose of the restricted stock units (other than by acquiring shares at vesting);

(ii)	termination of your employment, unless the termination occurs because the Group is the subject of a qualifying takeover or restructure (the “Group” consists of the Company and its Subsidiaries);

(iii)	the issuance of shares on the vesting date (where the shares acquired are unrestricted in terms of disposal and there are no conditions that could result in forfeiture of the shares); or

(iv)	where there has been a qualifying takeover or restructuring, the time when you dispose of the shares which have been treated as a continuation of the shares acquired upon the vesting of your restricted stock units.

The amount which you must include in your assessable income in the income year in which the cessation time occurs in relation to the restricted stock units will be:

(i)	if you dispose of the restricted stock units (or the shares acquired upon vesting of the restricted stock units) in an arm’s length transaction at the cessation time or within 30 days after the cessation time - the amount or value of any consideration that you receive on disposal of the restricted stock units (or the shares acquired upon vesting of the restricted stock units) less the amount or value of any consideration paid or given by you for the acquisition of the restricted stock units (which includes the market value of the eligible options cancelled on the cancellation date); or

(ii)	in any other case - the market value of the restricted stock units (or the shares acquired upon the vesting of the restricted stock units) at the cessation time less the consideration paid or given to acquire the restricted stock units (which includes the market value of the eligible options cancelled on the cancellation date).

Note that if you lose the benefit of the restricted stock units prior to vesting, you may be treated as having never acquired the restricted stock units. Accordingly, you will not be required to include any amount in your assessable income in relation to the acquisition of the restricted stock units. If necessary, you may amend your tax return to exclude an amount previously included in your assessable income in relation to the acquisition of the restricted stock units.

Sale of Shares

When you subsequently sell or otherwise dispose of the shares acquired upon vesting of the restricted stock units at a gain, you will be subject to capital gains tax (plus Medicare Levy) unless you dispose of the shares in an arm’s length transaction at the cessation time or within 30 days of the cessation time and where no Election was made (in which case, your tax treatment will be limited to the income tax consequences described above).

The assessable capital gain will be:

(i)	where you have held the shares for less than one year - the difference between the sale price (where the disposal is an arm’s length transaction) or the market value (where the disposal is a non-arm’s length transaction) and the cost base of the shares; or

(ii)	where you have held the shares for at least one year - 50% of the difference between the sale price (where the disposal is an arm’s length transaction) or the market value (where the disposal is a non-arm’s length transaction) and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

If you made an Election, your cost base of the shares will be the market value of the restricted stock units at the time of grant.

If you did not make an Election and the cessation time occurs before the restricted stock units vest, the cost base of the shares will be the market value of your restricted stock units at the cessation time.

If you did not make an Election and the cessation time occurs when the restricted stock units vest, the cost base of the shares acquired will be the market value of the shares at the cessation time.

If you sell the shares in an arm’s length transaction at a sale price that is less than the cost base of the shares, then a capital loss equal to the difference will be available to offset against same year or future year capital gains. A capital loss cannot be used to offset other income (including salary and wage income).

If the shares are sold in a non-arm’s length transaction, a capital loss will be available only where the market value of the shares is less than the cost base.

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid with respect to the shares will be subject to income tax in Australia in the tax year it is received. Dividends are also subject to U.S. federal withholding tax. You may be entitled to a foreign income tax credit against your Australian income tax for the U.S. federal income tax withheld on any dividends.

Withholding and Reporting

Under current law, withholding for income tax by your employer is not required when an option is cancelled or when restricted stock units are granted or vest. You will be responsible for reporting in your income tax return and paying any tax liability in relation to your eligible options, restricted stock units and/or shares acquired. It is also your responsibility to report and pay any tax liability on any dividends received.

OTHER INFORMATION

Special Notice for Employees Transferring to Australia from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to Australia, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). By contrast, you should not be subject to UK National Insurance contributions on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax due at vesting. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. Because you likely are also subject to income tax on the income in Australia, at least a portion of the income could be subject to double taxation. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your Australian income tax.

APPENDIX C

GUIDE TO TAX ISSUES IN AUSTRIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Austria. This summary is based on the tax laws in effect in Austria as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Austria with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest on the fair market value of the shares issued to you at vesting. You may also be subject to other payroll taxes when the restricted stock units vest, including contributions to the fund for the promotion of house building and contributions to the chamber of commerce.

Please note that the Austrian Income Tax Act provides favorable tax treatment if certain conditions are met. Please contact your personal tax advisor to determine if this treatment applies to your specific situation.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will not be subject to capital gains tax provided the following two conditions are met:

(i)	you hold the shares for more than 12 months, and

(ii)	you do not own (and have not owned at any time in the last five years) 1% or more of EA’s common stock.

If either condition (i) or (ii) above is not met, you will be subject to capital gains tax if the total gain from the sale of shares within one year of acquisition (and the sale of other property within certain time periods) exceeds €440 (“speculation tax”). If you are subject to capital gains tax, the taxable amount will be the difference between the sale price and the fair market value of the shares at vesting.

Such capital gains may be offset against losses from other speculative sales of shares and other property within the relevant time periods.

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid with respect to the shares will be subject to tax in Austria but only if you exceed the exemption available for dividends (currently €22 per calendar year) and the exemption for other forms of income not subject to wage tax withholding (currently €730 per calendar year). If you exceed both of these exemptions, any dividends paid will be subject to tax at a rate of 25% or, upon application, half of your regular income tax rate.

In addition, any dividends paid will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Austria for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest and shares are issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares or the receipt of any dividends by the end of April in the year following the year of sale/receipt.

OTHER INFORMATION

Exchange Control Information

If you hold shares obtained through the 2000 Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.

There may also be exchange control obligations if you elect to open a cash account outside of Austria. If the transaction volume of your cash accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month by filing the form “Meldungen SI-Forderungen und/oder
SI-Verpflichtungen.”

APPENDIX C

GUIDE TO TAX ISSUES IN BELGIUM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Belgium. This summary is based on the tax laws in effect in Belgium as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Belgium with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange, although there is no clear guidance set forth in the Belgian tax regulations.

If you accepted your eligible options within 60 days of the offer date of the eligible options, you were taxed at the time of offer. If you elect to participate in the Offer to Exchange and exchange your eligible options for the grant of restricted stock units, you will not receive a credit against the future tax liability of the new restricted stock units or a refund with respect to taxes you paid in connection with your eligible options. Accordingly, you are strongly advised to contact your personal tax advisor regarding your decision to exchange your eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but you will not be subject to social insurance contributions, on the fair market value of the shares when the restricted stock units vest and shares are issued to you.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units.

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Belgium and also to U.S. federal income tax withheld at source. Any U.S. federal income tax withheld at source is deductible from the basis on which Belgian tax is calculated, but it cannot be credited against the Belgian tax.

Withholding and Reporting

Your employer is not required to report or withhold income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units by June 30 of the year following the year in which your restricted stock units vest.

If you are a Belgian resident, you are required to report any security or bank account (including brokerage accounts) you maintain outside of Belgium on your annual tax return.

APPENDIX C

GUIDE TO TAX ISSUES IN BERMUDA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Bermuda. This summary is based on the tax laws in effect in Bermuda as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Bermuda with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You may be subject to a payroll tax when the restricted stock units are granted to you pursuant to the Payroll Tax Act 1995. Your employer will be responsible for paying the payroll tax to the Office of the Tax Commissioner, but your employer may decide to charge you for a portion of the payroll tax. Your employer will pay the balance.

Vesting of Restricted Stock Units

You will not be subject to tax when the restricted stock units vest and shares are issued to you. In addition, no social insurance contributions will be due on any gain you realize upon vesting.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units.

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will not be subject to tax in Bermuda. However, any dividends paid will be subject to U.S. federal income tax withheld at source. It is not certain if you will be able to obtain a tax credit in Bermuda for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer will report the grant of the restricted stock units to the Office of the Tax Commissioner pursuant to the terms of the Payroll Tax Act 1995. In addition, if your employer decides to charge you for a portion of the payroll tax, your employer may withhold this amount from your salary at the time of grant, or otherwise require you to pay this amount.

OTHER INFORMATION

Special Notice for Employees Transferring to Bermuda from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to Bermuda, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). By contrast, you should not be subject to UK National Insurance contributions on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax due at vesting. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. To the extent you also have to pay tax on the income realized from the restricted stock units in Bermuda, at least a portion of the income could be subject to double taxation. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your Bermuda tax liability.

APPENDIX C

GUIDE TO TAX ISSUES IN BRAZIL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Brazil. This summary is based on the tax laws in effect in Brazil as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Brazil with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions when the restricted stock units vest.

Please note that your eligible options may be subject to favorable tax treatment when compared to the applicable tax treatment of the restricted stock units. In particular, under current law, your eligible options will not be subject to tax at exercise when you acquire shares of common stock. Instead, you will be taxed only at capital gains tax rates when you sell the shares and may avoid taxation altogether if the value of shares sold in the same month does not exceed the exempt amount (as described below). Accordingly, you should carefully consider if you should exchange your eligible options for a grant of restricted stock units, given the applicable tax treatment.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting, unless the value of any shares sold in that month is less than the exempt amount (currently BRL35,000 for shares traded on an exchange outside of Brazil, such as the Company’s shares). If the exemption is exceeded for the month of sale, the entire gain is subject to tax (not just the amount exceeding the exempt amount).

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Brazil and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Brazil for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units and the sale of your shares.

OTHER INFORMATION

Exchange Control Information

If you hold assets and rights outside of Brazil with an aggregate value exceeding US $100,000, you must prepare and submit a declaration of such assets and rights held outside of Brazil to the Central Bank on an annual basis. The assets and rights that must be reported include shares of EA.

APPENDIX C

GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material federal tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock pursuant to the Offer to Exchange for eligible employees subject to tax in Canada. This summary is based on the federal tax laws in effect in Canada as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Canada with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Different tax consequences may be applicable under provincial tax law, particularly if you are subject to the laws of the province of Quebec. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock is granted, the restricted stock vests, or you sell shares acquired pursuant to the restricted stock.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The Income Tax Act of Canada (the “Act”) generally does not provide for a tax-free exchange of stock options for restricted stock. Accordingly, at the time of the exchange, you will be considered to have disposed of your eligible options and recognized income equal to the value of the restricted stock. The income will be subject to tax at your marginal income tax rate and Canada/Quebec pension plan (CPP/QPP) contributions to the extent you have not already exceeded the applicable maximum earnings. However, if your eligible options qualify for favorable tax treatment in Canada (see discussion below), you will be entitled to deduct one-half of the amount of the income in computing your taxable income (or 25% for Quebec tax purposes). For example, if your eligible options are exchanged for $50 of restricted stock, you will include the $50 in computing your income from the Offer to Exchange; but you will deduct $25 in computing your taxable income for federal tax purposes so that you are taxed only on $25 of income. As described below, the Company will withhold shares (issued as vested shares) in an amount intended to satisfy its income tax and social insurance withholding obligation on your taxable income from the Offer to Exchange and then issue the remaining restricted stock to you. For instance in the above example, the Company may withhold $12 of stock (assuming that would cover the taxes due on the $25 of taxable income) and pay your withholding tax. For the purpose of computing the fair market value of the restricted stock, the Company will apply standard valuation techniques. The amount withheld may or may not cover the amount of taxes ultimately due by you in connection with the Offer to Exchange and your employer may decide to withhold any additional tax due from your salary or other cash compensation. You will be responsible for paying any additional amount of taxes due on the Offer to Exchange that are not covered by the tax withholding.

If the Restricted Stock Does Not Vest

If you fail to meet the conditions for vesting of the restricted stock, including if your employment with EA or one of its subsidiaries terminates, you will forfeit to the Company any unvested restricted stock that was issued to you (but not the shares withheld to pay your withholding tax). You will be entitled to recognize a capital loss equal to the amount included in your income as a benefit at the time of the exchange (i.e. $50 in our example above), plus or minus any adjustments that may subsequently be required to be made to your adjusted cost base under the Act. One-half of capital losses may be deducted from any taxable capital gains (that is, one-half of capital gains) in the year in which you realize the loss, the preceding three years or any subsequent year. They may not be deducted from any other sources of income, such as your employment income. In the above example, since you would have a capital loss of $50, $25 is your allowable capital loss that can be deducted from taxable capital gains. Please consult with your tax advisor for further consultation on the tax consequences if you do not vest in the restricted stock.

Treatment of Eligible Options

Your eligible options likely qualify for favorable tax treatment in Canada. In particular, you should be able to exclude one-half of the income you realize upon exercise of the option (i.e., the difference between the exercise price you pay and the fair market value of the shares at exercise) from taxation. Furthermore, you should be able to defer taxation on the remaining one-half of option income until the earliest of the time that you sell the shares acquired upon exercise, die or become a non-resident of Canada, provided you file a deferral election with your employer to the extent the eligible options are not worth more than C$100,000 per year of vesting (calculated based on the fair market value of the shares subject to the option at grant).

Before you decide to participate in the Offer to Exchange, you should carefully consider the impact of the favorable tax treatment on your eligible options. In particular, you should note that the tax deferral will not apply to any restricted stock granted in the exchange.

Vesting of Restricted Stock

You will not be required to include any additional amount in computing your income for the year in which your restricted stock vests.

Sale of Shares

When you subsequently sell the shares acquired pursuant to the restricted stock, you will be subject to income tax at your marginal tax rate on any taxable capital gain you realize. The taxable capital gain will be calculated as one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the amount you included in income as a result of the cancellation of eligible options/grant of the restricted stock, subject to averaging to the extent identical shares are held) less any brokerage fees. In the above example if you sold the shares for $60, you would have a capital gain of $10 ($60-$50) of which $5 is taxable.

One-half of any loss arising from the sale of the shares may be deducted from any taxable gain for the year, the previous three years, or any subsequent tax year.

Dividends

If you acquire shares pursuant to the restricted stock, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Canada and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Canada for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer will report as a benefit to you its determination of the value of the restricted stock on the

T4 it issues to you in respect of the year in which the exchange occurs and the restricted stock is granted. It will withhold tax and CPP/QPP contributions by withholding shares from the grant of restricted stock as required. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which your restricted stock was granted. As noted above, you may have additional withholding with regard to the Offer to Exchange, and your employer may decide to withhold such additional tax from your salary or other cash compensation. You will be responsible for paying any additional amount of taxes due on the Offer to Exchange that are not covered by the tax withholding. It is your responsibility to pay tax on the income arising from the sale of shares and the receipt of any dividends.

OTHER INFORMATION

Quebec Notice – Language Consent

By accepting the terms and conditions contained in the Offer to Exchange and agreeing to participate in the Offer to Exchange, you further agree to the following:

Each eligible employee in Quebec who participates in the Offer to Exchange hereby agrees that it is the eligible employee’s express wish that all documents evidencing or relating in any way to the Offer to Exchange be drafted in the English language only.

Chaque employé éligible au Quebec qui souscrit à des intérêts reconnaît par la présente que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des intérêts soient rédigés uniquement en anglais.

Special Notice for Employees Transferring to Canada from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to Canada, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at the time of the exchange. By contrast, you should not be subject to UK National Insurance contributions on this income. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

For UK tax purposes, the income would be calculated as the market value of the shares subject to the restricted stock at the time of the exchange/grant (without applying the deduction that is available for Canadian tax purposes). The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and grant of the restricted stock. Because you are also subject to income tax and CPP/QPP contributions on 50% (or 75% for Quebec tax purposes) of the income realized at the time of the exchange in Canada (as noted above), at least a portion of the income would be subject to double taxation.

Your former UK employer and/or the Company will be required to withhold the additional UK income tax due at the time of the exchange (together with the Canadian income tax and CPP/QPP contributions which will be withheld by your current employer). Your former UK and current Canadian employers and/or the Company intend to satisfy this obligation by withholding additional shares (issued as vested shares) in an amount which would satisfy the UK income tax withholding obligation (in addition to the Canadian tax withholding obligation) and then issue the remaining restricted stock to you.

It will be your responsibility to claim a foreign tax credit and obtain a refund for the UK taxes paid when you file your personal tax return for the year in which the exchange took place. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your Canadian income tax.

APPENDIX C

GUIDE TO TAX ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options pursuant to the Offer to Exchange for eligible employees subject to tax in China. This summary is based on the tax laws in effect in China as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in China with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, when you exercise the new options, or you sell shares of common stock acquired upon exercise of the new options.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the new options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new options pursuant to the Offer to Exchange.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options and Sale of Shares

Please note that the new options may not be exercised unless and until the Company attains the necessary approval from the State Administration of Foreign Exchange (“SAFE”) or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals. The Company is in the process of obtaining such approval. In addition, to comply with applicable exchange control regulations in China, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the new options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price, less any applicable taxes and brokerage fees. The cash proceeds are required to be repatriated to a special foreign exchange control account established by the Company in China. Such account may be established by the Company for the purpose of receiving foreign remittances in connection with the sale of shares, in accordance with applicable exchange control laws and regulations.

You will be subject to income tax and may be subject to social insurance contributions when you exercise the new options. You will be taxed on the cash proceeds you receive upon exercise/sale, as described above.

Withholding and Reporting

Your employer is required to withhold and report income tax (and social insurance contributions, if applicable) when you exercise your new options. You are responsible for including any benefits realized from the new options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld.

OTHER INFORMATION

Method of Exercise for New Options

As noted above, if you exchange your eligible options for new options, you will be required to exercise the new options solely by means of a cashless sell-all exercise procedure. Under a mandatory cashless exercise procedure you will be required to provide irrevocable instructions to the plan broker to sell all shares to be issued upon exercise of the new options and deliver the proceeds of the sale of shares, less the exercise price, any tax obligations, brokerage fees and/or commissions, to you. You will not be permitted to hold shares after exercise. However, EA reserves the right, in its sole discretion, to permit other methods of exercise in the future.

Exchange Control Requirements

You acknowledge and agree that the exercise of the new options will be conditional upon the Company obtaining any necessary approvals from SAFE and subject to any requirements imposed by SAFE. You hereby release the Company from any liability with regard to the new options and the shares issuable upon exercise of the new options if SAFE approval is not obtained (in which case the new option may not be exercised) or if the market value of shares subject to the new options has decreased between the time the new options vested and SAFE approval is obtained.

You understand and agree that, due to current exchange control laws in China, you will be required to immediately repatriate to China the cash proceeds from the broker-assisted same-day sale described above. You further understand that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a subsidiary, and you hereby consent and agree that the proceeds from the sale of shares acquired under the 2000 Plan may be transferred to such special account prior to being delivered to you. You understand that any interest earned on the proceeds held in the special account prior to payment of the proceeds to you shall be retained by the Company to partially defray the cost of obtaining and maintaining the SAFE approval. You agree to bear any currency fluctuation risk between the time the shares are sold and the time the sale proceeds are distributed to you through the special exchange account. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China. This repatriation requirement will not apply to you if you are not a PRC national.

APPENDIX C

GUIDE TO TAX ISSUES IN CZECH REPUBLIC

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in the Czech Republic. This summary is based on the tax laws in effect in the Czech Republic as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in the Czech Republic with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange, although there is no clear guidance set forth in the Czech Republic Income Tax Act.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest, but you will not be subject to social security or health insurance contributions, on the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell or otherwise dispose of any shares acquired at vesting of the restricted stock units, you will be subject to additional taxation on any gain if you sell your shares within six months of acquisition (or if you hold more than 5% of EA’s shares or voting rights in the 24- month period before you sell your shares, and the shares are sold within 5 years of purchase). In this instance, the taxable amount will equal the difference between the sale proceeds and your tax basis in the shares (i.e., the fair market value of the shares at vesting that you included in your taxable income at the time of vesting), and this amount generally will be subject to taxation at general income tax rates.

If you hold your shares acquired upon vesting of the restricted stock units for more than six months, provided you hold 5% or less of EA’s registered capital or voting rights in the 24-month period before the sale, you will not be subject to additional taxation when you sell your shares. If you hold more than 5%

of EA’s registered capital or voting rights in the 24-month period before the sale, you will not be subject to additional taxation only if you sell your shares acquired upon vesting of the restricted stock units more than five years after the acquisition date.

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in the Czech Republic and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in the Czech Republic for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units, the sale of your shares and the receipt of any dividends in your personal tax return by March 31 of the year following the vesting/sale/receipt, as applicable.

OTHER INFORMATION

Exchange Control Information

Upon request of the Czech National Bank, you may need to file a notification within 15 days of the end of the calendar quarter in which you acquire your shares.

APPENDIX C

GUIDE TO TAX ISSUES IN FINLAND

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Finland. This summary is based on the tax laws in effect in Finland as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Finland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You likely will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, health insurance premiums and possibly church tax when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at vesting. When determining the applicable capital gain, you may deduct from the sale proceeds either: (1) the acquisition cost of the shares (which will be nil) and other costs in connection with the gain; or (2) 20% of the sale proceeds (40% if the shares are held at least ten years). If the sale proceeds are less than the fair market value of the shares at vesting, you will be entitled to deduct such a capital loss from capital gains either for the current year or during the next three years.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Finland and also to U.S. federal income tax withholding. You may be entitled to a tax credit against your Finnish tax for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is required to withhold and report income tax (and church tax, if applicable) and health insurance premiums when the restricted stock units vest and shares are issued to you. You must check in your pre-completed tax return that the taxable benefit resulting from the vesting of the restricted stock units is reported. You are also responsible for reporting and paying any tax resulting from the receipt of any dividends and the sale of your shares.

APPENDIX C

GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in France with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Please note the following with regard to the terms of the restricted stock units granted pursuant to the Offer to Exchange:

1. Vesting: Assuming your continued active employment with EA or one of its subsidiaries through the vesting date, the restricted stock units will be scheduled to vest as follows:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of Restricted Stock Units	Percentage of Restricted Stock Units Vesting Annually*
50% or more	2 years	100% at the end of year 2
Less than 50%	3 years	50% at the end of year 2; 50% at the end of year 3

*	Annual vesting will be from the date of grant, which we expect to be November 19, 2009.

2. Holding Periods: You will be required to hold any shares acquired upon vesting of the restricted stock units for two years from the respective vesting date before selling the shares.

If you are a managing director of EA’s French subsidiary (“mandataires sociaux”), EA may prohibit you from selling 20% of shares issued to you upon each vesting date of the restricted stock units until you cease service as a managing director.

Special Notice About Eligible Options: If you decide to participate in the Offer to Exchange, you should also consider whether your eligible options were granted under the French Sub-Plan to the 2000 Plan or otherwise may have been intended to qualify for favorable tax and social security contribution treatment pursuant to sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended

(“French-qualified options”). If so, you will NOT receive any credit with regard to holding periods met for your exchanged options as to the grant of any restricted stock units in the exchange. The restricted stock units will have the vesting and holding period restrictions described above. You should also note that there have been changes to the social security treatment of French-qualified awards in recent years which apply to grants made on or after October 16, 2007 and which may increase your liability for social security contributions if you elect to exchange eligible options for restricted stock units. These tax consequences may affect your decision to participate in the offer. Please review the terms and conditions of your eligible options carefully and speak to your tax or other legal advisor if you have any questions.

TAX INFORMATION

Option Exchange

You will not be subject to personal income tax or social security contributions as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Terms and Conditions of Restricted Stock Units

Your restricted stock units will be granted under the French Sub-Plan to the 2000 Plan in order to qualify for favorable tax and social security contribution treatment pursuant to sections L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended (the “French-qualified restricted stock units”). Please see the discussion of the key terms above.

Grant of French-qualified Restricted Stock Units

You will not be subject to personal income tax or social security contributions when the French-qualified restricted stock units are granted to you.

Vesting of French-qualified Restricted Stock Units

You should not be subject to personal income tax or social security contributions when your French-qualified restricted stock units vest and shares are issued to you, provided that the requirements for favorable income tax and social security treatment are satisfied.

Wealth Tax

Shares acquired under the French Sub-Plan are included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including you and your household) exceeds a certain amount (€790,000 for 2009), as valued on January 1.

Sale of Shares

When you subsequently sell the shares acquired at vesting of the French-qualified restricted stock units, you will be subject to tax. Your gain will be divided into two portions: the gain at vesting (i.e., the fair market value of the shares at vesting) and the capital gain (i.e., the difference between the net sale proceeds and the fair market value of the shares at vesting).

(1) Gain at vesting: Provided the French-qualified restricted stock units retain their French tax-qualified status, the gain at vesting will be taxed at the rate of 44.6% (30% income tax plus 14.6% additional social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate plus 14.6% additional social taxes.

(2) Capital gain: The capital gain will be taxed at the rate of 30.1% (18% income tax plus 12.1% additional social taxes). However, you will be subject to tax on the capital gain only if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,730 for 2009), in which case you will be subject to tax on the entire capital gain. If the sale proceeds are less than the fair market value of the shares at vesting, you will realize a capital loss. This capital loss can be offset against the gain at vesting and, provided the €25,730 threshold is exceeded, against capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income (such as salary).

Dividends

If you receive shares upon vesting of the French-qualified restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to personal income tax in France after application of certain allowances. However, you may elect for a reduced flat withholding tax on the gross amount of dividends you receive. You must make the election on each dividend distribution at the time of the distribution. Such election may trigger adverse tax consequences. Please consult your personal tax advisor regarding this election and its consequences to your situation. Any dividends will also be subject to 12.1% additional social taxes.

In addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in France for the U.S. federal income tax withheld. Such tax credit can be offset against the reduced fixed withholding tax or the personal income tax.

Withholding and Reporting

Your employer is not required to withhold income tax or social security contributions when the restricted stock units vest, provided the requirements for favorable income tax and social security treatment are satisfied. However, your employer is required to report the details of the vesting of the restricted stock units to the social security administration in the year following the year of vesting. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units, the receipt of any dividends and the sale of your shares.

Finally, you must declare any cash or stock account held abroad when filing your personal income tax return.

OTHER INFORMATION

Special Notice for Employees Transferring to France from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to France, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). You may also be subject to UK National Insurance contributions (NICs) on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax and NICs due at vesting. In addition, you may be required to execute a joint election form to assume the employer NICs due on this income. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. Because you are also subject to tax on the income in France, at least a portion of the income could be subject to double taxation. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your French tax liability.

APPENDIX C

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Germany with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Please note that a deduction of €360 per calendar year may be available pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz) because the income results from the acquisition of stock in your employer’s parent company. Please consult your personal tax advisor to determine whether this deduction may apply at vesting of the restricted stock units.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax on any gain at a flat rate of 25% (plus 5.5% solidarity surcharge and church tax, if applicable), provided you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. Please note that you may elect to be taxed at your marginal tax rate if the 25% flat rate exceeds your marginal tax rate. The amount, whether at the flat rate or at your marginal tax rate, will be the difference between the sale price and the fair market value of the shares issued at vesting.

Dividends

If you hold the shares issued at vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. One-half of any dividend paid with respect to the shares will be subject to income tax in Germany. In addition, any dividend paid will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Germany for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (to the extent applicable) when the restricted stock units vest and shares are issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

For statistical purposes, the German Federal Bank requires that you file monthly reports for any cross-border transactions in excess of €12,500. Generally, the bank assisting you with the transaction will file the report for you. In addition, you must report any receivables or payables or monetary claims against a person or entity outside Germany exceeding an amount of €5,000,000 on a monthly basis.

Special Notice for Employees Transferring to Germany from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to Germany, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). You may also be subject to UK National Insurance contributions (NICs) on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax and NICs due at vesting. In addition, you may be required to execute a joint election form to assume the employer NICs due on this income. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. Because you are also subject to tax on the income in Germany, at least a portion of the income could be subject to double taxation. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your German tax liability.

APPENDIX C

GUIDE TO TAX ISSUES IN GREECE

The following is a discussion of the material tax and legal consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Greece. This discussion is based on the laws in effect in Greece as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Greece with regard to this information, and it is possible that the tax authorities may take a different position. This discussion is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

It is unclear whether the new income tax rules governing stock options apply to restricted stock units. If these rules apply, then you will be subject to income tax upon vesting of the restricted stock units, although it is not clear whether the taxable amount will be the fair market value of the shares at grant or the fair market value of the shares at vesting. If the new income tax rules governing stock options do not apply, then provided that newly-issued shares are issued at vesting, it is likely that you will not be subject to income tax when the restricted stock units vest. However, regardless of whether the new income tax rules governing stock options apply to restricted stock units, you may be subject to social insurance contributions when the restricted stock units vest unless you have exceeded the ceiling for social insurance contributions for the year.

Because of the uncertainty regarding the taxation of restricted stock units in Greece, you are strongly advised to consult your personal tax advisor.

Sale of Shares

If you acquire shares pursuant to the vesting of restricted stock units on or after January 1, 2010, you will be subject to capital gains tax at a flat rate of 10% on any gain realized from the sale of the shares. The taxable gain is calculated as the difference between the sale price and the amount previously subject to tax at vesting.

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to U.S. federal income tax and to a 10% withholding tax in Greece, which will be imposed on the net amount received (i.e., after deduction of the U.S. taxes). You will not be entitled to a tax credit against your Greek income tax for the U.S. federal income tax withheld.

Withholding and Reporting

As the taxation of restricted stock units is not clear in Greece, the employer income tax and social insurance contribution withholding and reporting obligations are also not clear. Your employer likely is not required to withhold income tax and social insurance contributions at vesting, but your employer may report the taxable amount at vesting to the tax authorities. Because of the uncertainty regarding the employer withholding and reporting requirements, you are strongly advised to consult your personal tax advisor. It is your responsibility to make sure that you properly report and pay any income taxes and social insurance contributions due at vesting regardless of your employer’s withholding and reporting obligations and you also must report and pay any taxes due at sale of your shares or upon receipt of any dividends.

APPENDIX C

GUIDE TO TAX ISSUES IN HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Hong Kong with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

SECURITIES WARNING:

The Offer to Exchange, any grant of restricted stock units that you may receive in exchange for eligible options, and any shares issued to you at vesting of the restricted stock units do not constitute a public offering of securities under Hong Kong law and are available only to eligible employees of the Company or its subsidiaries. The Restricted Stock Unit Award Agreement, including any country-specific appendix thereto, the Offer to Exchange, the 2000 Plan and any incidental communications that you may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Offer to Exchange, any restricted stock units that you may receive for the exchange of eligible options, and any documentation related thereto are intended solely for the personal use of each eligible employee and may not be distributed to any other person. If you are in doubt about any of the contents of the Offer to Exchange, the Plan, or the Restricted Stock Unit Award Agreement, including any country-specific appendix thereto, you should obtain independent professional advice.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You likely will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You likely will be subject to income tax when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be subject to Mandatory Provident Fund contributions on this amount.

Please note that if you leave Hong Kong permanently and the restricted stock units subsequently vest, all or a portion of any income you receive at vesting may still be considered Hong Kong-source employment income and subject to tax in Hong Kong. You may elect to settle your tax liability prior to leaving Hong Kong, thereby removing any continuing filing obligations. If you make such an election, you will be taxed on the “notional” income based on the assumption that the restricted stock units vested within seven days before the date of submission of your tax return for the year in which you permanently depart Hong Kong. If the value of the shares increases so that the actual gain at vesting is greater than the deemed gain at the time of your departure from Hong Kong, there will be no additional tax. If the value of the shares decreases so that the actual gain at vesting is less than the deemed gain at the time of your departure from Hong Kong, you can request a refund of any tax overpayment. Please consult your personal tax advisor if you are planning to permanently leave Hong Kong and are considering settling your tax liability prior to departure as described above.

Sale of Shares

You will not be subject to capital gains tax or salaries tax on any gain you realize when you subsequently sell any shares acquired at vesting of the restricted stock units.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will not be subject to tax in Hong Kong. However, you will be subject to U.S. federal income tax withheld at source.

Withholding and Reporting

Your employer is not required to withhold income tax when the restricted stock units vest. However, because the fair market value of the shares at vesting qualifies as additional salary under Hong Kong law, your employer will report the income recognized at vesting on its annual return. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units.

APPENDIX C

GUIDE TO TAX ISSUES IN HUNGARY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Hungary. This summary is based on the tax laws in effect in Hungary as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Hungary with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, solidarity tax (if applicable to your income level), and social insurance contributions when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. Because the restricted stock units are granted to you by EA and not your local employer, you must pay both the employee and employer social insurance contributions.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. When calculating this gain, the sale price must be verified by EA or the broker involved in the transaction.

Dividends

If you receive shares upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Hungary and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Hungary for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold and report income tax, solidarity tax, or social insurance contributions when the restricted stock units vest. It is your responsibility to report and pay any income tax, solidarity tax (if applicable) and social insurance contributions resulting from the vesting of the restricted stock units, the sale of your shares, and the receipt of any dividends. You should keep all receipts in connection with any transaction for five years, as these receipts must be presented to the Hungarian tax authorities upon request.

APPENDIX C

GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in India with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange and Grant of Restricted Stock Units

The tax treatment of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange is uncertain. The Indian tax authorities may treat the exchange as the disposal of a capital asset (i.e., the eligible option) which is subject to capital gains tax. In this case, the capital gain would likely be calculated based on the difference between the full value of consideration received in exchange for the eligible option (i.e., the value of the restricted stock units) reduced by the cost paid to acquire the eligible options.

In the present case, the cost of acquisition of the eligible options that are being exchanged for restricted stock units (and/or the value of the restricted stock units) may be considered as “indeterminable,” in which case the capital gains computation mechanism fails. Under existing judicial precedent, no capital gains tax liability arises where the computation mechanism for capital gains fails. As a result, there are reasonable arguments that you will not be subject to capital gains tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange. However, this position is based on judicial precedents and there is no statutory guidance on this point. It is possible that the Indian tax authorities could ascribe determinable values to eligible options and restricted stock units, in which case, capital gains could be computed and due on the awards. As a result, taking the position that no tax is due on the exchange is not risk free and EA takes no responsibility for the tax position that you take/claim regarding the option exchange. Accordingly, we recommend that you consult your personal tax advisor regarding the potential tax consequences of participating in the Offer to Exchange.

Vesting of Restricted Stock Units

Please note that the fringe benefit tax (“FBT”) regime on equity awards was abolished retroactive to April 1, 2009, under the Budget for India for 2009-1010 (the “Budget”) published on July 6, 2009 and recently passed by Parliament. You will accordingly be subject to income tax when the restricted stock units vest and shares are issued to you (i.e., when the restricted stock units are allotted to you). Pending further guidance from the Indian tax authorities, the method of valuing the shares issued to you at vesting for income tax purposes remains somewhat uncertain. However, you likely will be taxed on the fair market value of the shares issued to you at vesting, as quoted on the stock exchange on which EA’s shares are listed (i.e., the NASDAQ Global Select Market). You likely will not be subject to social insurance contributions when the restricted stock units vest.

Note that the elimination of FBT and assessment of personal income tax will also apply to your eligible options exercised on or after April 1, 2009.

Due to the uncertainty of the valuation of shares underlying equity awards for income tax purposes, you are strongly advised to consult your personal tax advisor regarding the tax consequences of the eligible options and the restricted stock units.

In addition, if you are subject to tax at the time of the option exchange, the tax consequences at vesting of the restricted stock units may differ. If you are subject to tax at the time of the option exchange, you are strongly advised to consult your personal tax advisor regarding the tax consequences of the restricted stock units at vesting.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the taxable amount at vesting, which is likely fair market value of the shares at vesting, as quoted on the stock exchange on which EA’s shares are listed (i.e., the NASDAQ Global Select Market).

If you hold the shares for more than 12 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less, you will be taxed at the short-term capital gains tax rate (which is the same as your marginal income tax rate).

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in India and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in India for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is required to report and withhold income tax when the restricted stock units vest and shares are issued to you. You are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

You agree to comply with exchange control laws in India and to repatriate all proceeds resulting from the sale of your shares and the receipt of any dividends to India. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the employer requests proof of repatriation.

APPENDIX C

GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Italy with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares1 issued to you at vesting.

You should note that for options exercised on or after June 25, 2008, social insurance contributions are not due on the income recognized at exercise. Therefore, before you decide whether to participate in the Offer to Exchange, you should consider carefully the difference between the Italian social insurance treatment of your eligible options and the restricted stock units that you will receive in exchange for the eligible options and we recommend that you seek advice from a tax professional regarding your participation in the Offer to Exchange.

[1]

Please note that, for Italian tax purposes, the fair market value of a share is defined as the average price per share on the official stock exchange on which EA’s shares are traded (i.e., the NASDAQ Global Select Market) during the month immediately preceding and including the relevant date.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the fair market value (as defined under Italian tax law) of the shares at vesting.

The capital gain will be taxed at a rate of 12.5% provided the shares are a non-qualified shareholding. Your shares will be a “non-qualified shareholding” if the shares represent 2% or less of the voting rights and 5% or less of EA’s outstanding shares, which is highly likely to be the case with your shares. In calculating your capital gain, you may subtract certain capital losses and any expenses incurred to produce the gain, except interest. If losses exceed gains, the difference can be carried forward for the next four years.

Provided the shares are a non-qualified shareholding, you also may elect to be taxed at sale under one of the following two alternative tax regimes. To be eligible for either of these methods, you must deposit the shares with a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gain for each transaction. The gain is calculated using the same method described above for shareholdings. Losses from the sale of the shares may be subtracted from the related gain and, where losses exceed gains, the difference can be carried forward for the next four years. Under this method, your broker pays the tax at the time of the transaction, so that capital gain is not included on your annual tax return.

Managed Savings Method

Under the managed savings method, you deposit shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares but on the net result of the investment portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year and it is not included on your individual tax return.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to a 12.5% withholding tax in Italy2 and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Italy for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. However, you are responsible for paying any additional tax due if your tax liability exceeds the amount withheld and for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

[2]

The 12.5% withholding tax applies to a “non-qualified shareholding.” Your shares will be a “non-qualified shareholding” if the shares represent 2% or less of the voting rights and 5% or less of EA’s outstanding shares, which is highly likely to be the case with your shares.

OTHER INFORMATION

Exchange Control Information

You are required to report the following on your annual tax return: (1) transfers of cash or shares to or from Italy exceeding €10,000, (2) foreign investments at the end of the calendar year exceeding €10,000 if such investments (cash or shares) may result in income taxable in Italy, and (3) the amount of any transfers to and from abroad which have had an impact on your foreign investments. Under certain circumstances, you may be exempt from these requirements if the transfer or investment is made through an authorized broker resident in Italy.

APPENDIX C

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Japan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The Japanese tax treatment of an exchange of options for restricted stock units pursuant to the Offer to Exchange is uncertain because there are no specific tax provisions related to such an exchange. You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange. However, we recommend that you consult your personal tax advisor regarding the potential tax consequences of the Offer to Exchange.

Grant of Restricted Stock Units

Although the tax treatment of the restricted stock units granted in exchange for eligible options is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will likely be subject to income tax, but not social insurance contributions, when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting, which will likely be characterized as remuneration income.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. Generally, you will be subject to capital gains tax at a flat rate of 20%. However, you may be eligible for a reduced tax rate if certain conditions are met. Please consult your personal tax advisor to determine whether you may be eligible for a reduced capital gains rate.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Japan and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Japan for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required withhold or report income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the exchange of eligible options, the grant and vesting of the restricted stock units, the sale of your shares and the receipt of any dividends.

APPENDIX C

GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Korea with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain, unless any gain you realize from the sale of shares in that year is less than the exempt amount (which is currently KRW2,500,000 per year per type of asset sold). Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax and, in this case, you will be taxed on the difference between the sale price and the fair market value of the shares at vesting. You will not be subject to any securities transaction tax when you sell the shares.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Korea and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit against your Korean income tax for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold and report income tax when the restricted stock units vest and shares are issued to you, but may be required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings). You are responsible for reporting any income and paying any applicable tax resulting from the vesting of the restricted stock units, the sale of your shares and the receipt of any dividends.

You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year the income is received. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a 10% tax reduction.

OTHER INFORMATION

Exchange Control Information

Please note that you must repatriate the proceeds received from the sale of stock or any dividends to Korea within eighteen (18) months of receipt if such proceeds exceed US $500,000.

APPENDIX C

GUIDE TO TAX ISSUES IN MEXICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Mexico. This summary is based on the tax laws in effect in Mexico as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Mexico with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not social insurance contributions, when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

You will be subject to income tax on any gain realized when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the tax basis in the shares (i.e., the fair market value of the shares at vesting, plus any broker’s fees paid, as adjusted for inflation). The tax treatment of gains from the sale of stock is complex in Mexico; therefore, you should consult your personal tax advisor.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Mexico and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Mexico for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units, the sale of your shares and the receipt of any dividends.

APPENDIX C

GUIDE TO TAX ISSUES IN NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of October 2009. Please note that we have obtained a tax ruling from the tax authorities in the Netherlands confirming the general tax consequences set forth in this summary. Nonetheless, this summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The taxation of the exchange of eligible options for the grant of the restricted stock units pursuant to the Offer to Exchange in the Netherlands is not certain. Accordingly, EA sought and has obtained a tax ruling from the Rijnmond/Rotterdam Tax Authorities confirming that employees will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange (the “Dutch Tax Ruling”).

As a condition of participating in the Offer to Exchange with regard to eligible options granted to you in the Netherlands, you must sign an agreement to the terms of the Dutch Tax Ruling provided to you by EA at the time you elect to participate in the Offer to Exchange. If you do not sign the agreement, you will not be eligible to participate in the Offer to Exchange. In addition, you should notify your competent personal income tax inspector in the Netherlands of the Dutch Tax Ruling and your agreement to its terms.

The following discussion assumes your acceptance of the Dutch Tax Ruling.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Investment Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including EA shares). An exemption is available on the first €20,661 (for 2009) of the average value of the assets held during the relevant calendar year.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain, provided you are not determined to have a so-called “lucrative interest” and you hold less than a 5% interest in EA as a private investment.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will not be subject to tax in the Netherlands provided you hold less than a 5% interest in EA, but will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit against your Dutch income tax for the U.S. federal income tax withheld.

Cross-border Tax Implications for Employees Who Transferred Out of the Netherlands

In a cross-border scenario in which your eligible options were granted while you were resident in the Netherlands and you subsequently transferred to another country, you will be not be subject to tax at the time of the exchange, provided you agree in writing to the terms of the Dutch Tax Ruling. In this case, you will be subject to Dutch income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest on the fair market value of the shares issued to you at vesting on a pro-rata basis. The pro-ration will be based on the percentage of time you spent working in the Netherlands as compared to the time you worked outside of the Netherlands between the grant of the eligible options and the vesting date of the restricted stock units. Your former Dutch employer will be required to withhold any additional Dutch income tax and social insurance contributions due at vesting. Your ability to receive a credit for Dutch tax purposes for any non-Dutch taxes that may be paid by you on the same income may be limited. Depending on your current country of residence, you may be subject tax in both your current country of residence and the Netherlands on the income from the restricted stock units.

Even if you no longer reside in the Netherlands at the time of the exchange, but you have been granted eligible options while you resided in the Netherlands, you are not eligible to participate in the Offer to Exchange with respect to the eligible options granted in the Netherlands unless you agree to the terms of the Dutch Tax Ruling at the time you elect to participate in the Offer to Exchange.

You are strongly advised to consult your personal tax and legal advisors regarding the tax implications of participating in the Offer to Exchange and agreeing to the terms of the Dutch Tax Ruling.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest and shares are issued to you. You are responsible for reporting and paying any investment tax resulting from the acquisition of shares under the 2000 Plan on your individual tax return. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

APPENDIX C

GUIDE TO TAX ISSUES IN NEW ZEALAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in New Zealand. This summary is based on the tax laws in effect in New Zealand as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in New Zealand with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not social insurance contributions or accident compensation contribution levies, when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Foreign Investment Tax

You may be subject to foreign investment tax if your aggregate overseas investments exceed NZ$50,000 under the recently changed provisions of New Zealand’s foreign investment funds rules. We strongly recommend that you consult your personal tax advisor to determine whether the foreign investment tax applies to shares you acquire under the 2000 Plan.

Sale of Shares

If you are not subject to New Zealand’s foreign investment tax (described above), you may be subject to income tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain, depending on how long you hold the shares.

Under the New Zealand Income Tax Act (the “Act”), income tax is imposed on gains from the sale of shares only if the shares are purchased for the purpose of selling or otherwise disposing of them. However, the Act does not specify how long shares must be held before sale to avoid this characterization and taxation at sale. If you sell your shares immediately or shortly after vesting, the tax authorities are likely to deem the shares as having been acquired for the purpose of sale; any gain realized, therefore, will be subject to income tax. If, on the other hand, you hold the shares for at least a year, you may be able to assert an investment motive for acquiring the shares; if successfully asserted, any gain realized will not be subject to income tax. There is some uncertainty as to how the gain will be measured for tax purposes, but the likely measure will be the difference between the sale price and the fair market value of the shares at vesting. Due to this uncertainty, please consult your personal tax advisor regarding the tax treatment of your shares at sale.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in New Zealand and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in New Zealand for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units, the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Securities Law Information

The Offer to Exchange eligible options for restricted stock units is made in reliance on the Securities Act (Overseas Employee Share Purchase Schemes) Exemption Notice 2002. Accordingly, a description of the Offer to Exchange and its terms and conditions (i.e., this document, the 2000 Plan and the relevant award agreement), as well as EA’s most recent Annual Report (Form 10-K) and Quarterly Report (Form 10-Q), including EA’s most recent published financial statements, may be accessed at http://investors.ea.com/. You should read the materials provided carefully before making a decision whether to participate in the Offer to Exchange.

APPENDIX C

GUIDE TO TAX ISSUES IN NORWAY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Norway. This summary is based on the tax laws in effect in Norway as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Norway with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. This amount will be taxed as employment income.

For purposes of calculating the taxable amount, you may be entitled to claim an apportionment of the taxable income over the income years from the year the restricted stock units are granted until the year of vesting, as opposed to calculating the taxable income as if the entire income amount was generated in the year of vesting. This may result in more favorable tax treatment. If certain conditions are satisfied, you may also be able to exclude an amount equal to 20% of the fair market value of the shares up to NOK1,500 from the taxable amount per income tax year. Please consult your personal tax advisor regarding the availability of this exclusion, and applicability of the apportionment rules to your personal tax situation.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. You may be entitled to deduct an allowance when calculating your taxable income. Any loss generated by the sale of shares will be deductible against your ordinary income.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to capital income tax in Norway, in which case you may be entitled to deduct a calculated allowance when calculating your taxable income. In addition, any dividend paid will also be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Norway for the U.S. federal income tax withheld.

Wealth Tax

You will be subject to wealth tax on any shares acquired upon vesting of the restricted stock units that you hold at year-end. The taxable amount is based on the fair market value of the shares on January 1 of the year following the relevant tax year.

Exit Tax

You may be subject to income tax and/or capital gains tax on the restricted stock units and/or shares held at the time of emigration if you emigrate from Norway. Please consult your personal tax advisor regarding your tax obligations if you are emigrating from Norway.

Withholding and Reporting

Your employer is required to withhold and report the income tax and social insurance contributions due when the restricted stock units vest and shares are issued to you.

If the restricted stock units have vested and you are holding the shares issued to you in respect of such restricted stock units at year-end, you must report the wealth tax on your personal tax return and pay wealth tax on the value of the shares. If the restricted stock units are not vested, your employer must report the restricted stock units for wealth tax purposes and will attach a memorandum to the annual payroll deduction statement explaining that because the restricted stock units are not vested, they are not yet subject to wealth tax. A copy of this memorandum may be given to you to file with your personal tax return.

You are responsible for reporting the income on your annual tax return and for paying any tax not otherwise withheld by your employer. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

APPENDIX C

GUIDE TO TAX ISSUES IN POLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Poland. This summary is based on the tax laws in effect in Poland as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Poland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange, although there is no clear guidance set forth in the Polish Personal Income Tax Act or other tax regulations.

Grant of Restricted Stock Units

It is not clear if the grant of the restricted stock units will be considered a taxable event under Polish personal income tax regulations. However, you likely will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You likely will be subject to income tax when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions when the restricted stock units vest.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will likely be taxed on the difference between the sale price and your tax basis. Your tax basis will be the fair market value of the shares at vesting if this amount was included in taxable income.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Poland and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Poland for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units, the sale of your shares and the receipt of any dividends.

APPENDIX C

GUIDE TO TAX ISSUES IN PORTUGAL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Portugal. This summary is based on the tax laws in effect in Portugal as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Portugal with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions on the value of the shares issued at vesting.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain, provided you hold the shares for more than 12 months. However, if you hold the shares for 12 months or less, you will be subject to capital gains tax at a rate of 10%. You will be taxed on the difference between the sale price and fair market value of the shares at vesting.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Portugal and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Portugal for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax when the restricted stock units vest, but your employer is required to report the grant and vesting of the restricted stock units. You are responsible for reporting any income and paying any taxes resulting from the vesting of the restricted stock units, the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

If you receive shares at vesting of the restricted stock units, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, the bank or financial intermediary will submit the report to the Banco de Portugal. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, you will be responsible for submitting the report to the Banco de Portugal.

APPENDIX C

GUIDE TO TAX ISSUES IN ROMANIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Romania. This summary is based on the tax laws in effect in Romania as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Romania with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You likely will not be subject to tax when the restricted stock units vest and shares are issued to you.

Sale of Shares

You will be subject to tax, but not social insurance contributions or unemployment tax, when you subsequently sell any shares acquired at vesting of the restricted stock units. You will be taxed on the amount of the sales proceeds. The taxable amount may be decreased by any applicable fees / commissions levied in relation to the sale. A reduced tax rate may be applicable if the shares are held for a period exceeding 365 days. After you file your annual tax return (see section “Withholding and Reporting” below), the tax authorities will assess the tax due, based on the information you provide in your tax return on the sale of the shares.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Romania and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Romania for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report tax when you sell the shares acquired at vesting of the restricted stock units. You are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends. You must file your income tax return on or before May 15 of the year following the year in which the taxable event occurred.

OTHER INFORMATION

Exchange Control Information

You may have to provide the Romanian bank to which you transfer the proceeds from the sale of shares with appropriate documentation regarding the receipt of the income.

APPENDIX C

GUIDE TO TAX ISSUES IN RUSSIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Russia. This summary is based on the tax laws in effect in Russia as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Russia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not social insurance contributions, when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Russia and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Russia for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of the restricted stock units, the sale of your shares and the receipt of any dividends. You are required to file a tax return on or before April 30 of the year following the year in which the income was received. Form 3-NDFL should be completed at this time and should include all income you received during the prior calendar year (including your employment income reported on Form 2-NDFL). You are expected to assess your tax liability independently and pay the tax on or before July 15 of the year following the year in which the income was received.

OTHER INFORMATION

Exchange Control Information

Within a reasonably short time after the sale of shares acquired at vesting of the restricted stock units, the sale proceeds must be repatriated to Russia and credited to you through a foreign currency account at an authorized bank in Russia. After the sale proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

Securities Law Information

The grant of restricted stock units and the distribution of the Restricted Stock Unit Award Agreement, the 2000 Plan and all other materials you may receive regarding participation in the 2000 Plan do not constitute an offering or the advertising of securities in Russia. The issuance of shares of EA common stock pursuant to the 2000 Plan has not and will not be registered in Russia; therefore, the shares of EA common stock may not be used for an offering or public circulation in Russia.

In no event will shares issued to you under the 2000 Plan be delivered to you in Russia; all such shares will be maintained in an account on your behalf in the U.S.

You are not permitted to sell any shares of EA common stock directly to other Russian individuals.

APPENDIX C

GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of October 2009. Please note that we have obtained a tax ruling from the tax authorities in Singapore confirming the general tax consequences set forth in this summary. Nonetheless, this summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The taxation of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange in Singapore is not certain. Accordingly, EA sought and has obtained a tax ruling from the Inland Revenue Authority of Singapore (“IRAS”) with regard to the tax consequences of the Offer to Exchange (the “Singapore Tax Ruling”). The Singapore Tax Ruling states, among other things, that the exchange of eligible options for the grant of restricted stock units will be taxable. The taxable amount will be the difference between the market price of the underlying shares on the date of the exchange and the exercise price of the eligible options. However, since the eligible options that may be exchanged will have an exercise price which exceeds the market price of EA’s common stock on the date of the exchange, the taxable amount will be zero or a negative amount so no taxes will be due at the time of the exchange. The IRAS also agreed that your employer need not report the Offer to Exchange as there will be no taxable amount to report.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not Central Provident Fund (“CPF”) contributions, when the restricted stock units vest and shares are issued to you. The taxable amount will be based on the fair market value of the shares at vesting. You will be subject to tax in Singapore on your restricted stock unit income if you are exercising employment in Singapore when the restricted stock units are granted to you, even if the restricted stock units vest after you are employed outside of Singapore or after you have permanently departed Singapore.

In addition, if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, you may be subject to tax on the deemed income at vesting if you cease to be employed in Singapore, even if the restricted stock units have not vested as of that time. In this case, you may be deemed to have vested in the restricted stock units one month before the date you cease employment or the date on which the restricted stock units are granted, whichever is later. However, if you forfeit the restricted stock units when you cease employment in Singapore, IRAS likely will not apply this “deemed vesting” rule to you. If you are subject to tax under the “deemed vesting” rule and the actual income, when you vest in the restricted stock units, is lower than what was earlier deemed, you may apply to the IRAS for a refund of the excess tax paid within four years of assessment after the “deemed vesting” year.

Finally, provided certain conditions are satisfied, you may be eligible for an exemption or tax deferral on the income from the restricted stock units pursuant to a special scheme for equity income. Please consult your personal tax advisor to determine whether one or both of the favorable tax schemes apply and which portion, if any, of the restricted stock units income may qualify for the favorable tax treatment.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired upon vesting of the restricted stock units at again.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will not be subject to tax in Singapore, but will be subject to U.S. federal income tax withheld at the source.

Withholding and Reporting

Generally, your employer will not withhold income tax when the restricted stock units vest, in the absence of a specific directive from the IRAS. However, your employer will prepare a Form IR8A, which will state the salary and benefits paid to you by your employer during the year, whether in cash or in kind. Included in the statement of salary and benefits will be the fair market value of the shares at the time the restricted stock units vest. Your employer is not required to report the Offer to Exchange as there will be no taxable amount to report.

However, if you are neither a Singapore citizen nor a Singapore permanent resident, different rules may apply to you, and you are advised to consult your personal tax advisor.

You are responsible for reporting the taxable benefit and paying any income tax resulting from the vesting of the restricted stock units for the year in which vesting occurs. You must file a completed Form IR8A, which is prepared by your employer, together with your annual tax return, with the IRAS.

OTHER INFORMATION

Securities Law Information

The restricted stock units that you will receive if you choose to participate in the offer are being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). You should note that such restricted stock unit grant is subject to the general resale restriction under section 257 of the SFA and you shall not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the shares in Singapore, of any of the shares underlying the restricted stock units unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Cap 289, 2006 Ed.).

Special Notice for Employees Transferring to Singapore from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to Singapore, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). By contrast, you should not be subject to UK National Insurance contributions on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax due at vesting. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. Because you are also subject to income tax on the income in Singapore, at least a portion of the income could be subject to double taxation. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your Singapore income tax.

APPENDIX C

GUIDE TO TAX ISSUES IN SOUTH AFRICA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in South Africa. This summary is based on the tax laws in effect in South Africa as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in South Africa with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and Unemployment Insurance Fund contributions (to the extent you have not exceeded the applicable wage threshold) when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at vesting. This amount will be subject to tax at your marginal tax rate. Provided you hold the shares as capital assets (instead of as part of a profit-making scheme), you should include only 25% of the gain in your taxable income and you will not be taxed on the first ZAR16,000 of your annual aggregated capital gains.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in South Africa and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit against your South African income tax for the U.S. federal income tax withheld. In addition, the first ZAR3,500 of foreign dividends is exempt from income tax.

Withholding and Reporting

Your employer will withhold and report income tax when the restricted stock units vest and shares are issued to you. It is your responsibility to notify your employer of taxable income at vesting. Once the notification is made, your employer will obtain a directive from the South African Revenue Service as to the correct amount of the tax to be withheld. If you fail to advise your employer of the taxable income, you may be liable for a fine of up to ZAR2,000. You will be responsible for paying any difference between the actual tax liability and the amount withheld. It is also your responsibility to report and pay any taxes resulting from the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

You may freely participate in the Offer to Exchange and the 2000 Plan provided you do not exceed your ZAR2,000,000 foreign investment limit, are over the age of 18 and a taxpayer in good standing. However, to participate in the 2000 Plan, you must comply with any applicable exchange control regulations in South Africa.

Please be advised that you are solely responsible for obtaining any necessary South African exchange control approval and neither EA nor your employer will be responsible for obtaining exchange control approval on your behalf. Furthermore, in the event you acquire shares without any necessary exchange control approval, neither EA nor your employer will be liable in any way for any resulting fines or penalties.

APPENDIX C

GUIDE TO TAX ISSUES IN SPAIN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Spain with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange, although there is no clear guidance set forth in the Personal Income Tax Act or other tax regulations.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest and shares issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. The income will be considered compensation in-kind subject to payment on account and you will be charged with the payment on account by your employer (see “Withholding and Reporting,” below).

Notwithstanding the above, you may be entitled to a tax exemption on the first €12,000 of restricted stock unit and other share-based employment income received over a calendar year provided that you hold the shares acquired at vesting for at least three years after vesting and certain other conditions are met. Please consult your tax advisor to determine if this exemption is available to you.

Sale of Shares

You will be subject to tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered to be the fair market value of the shares at vesting. The gain will be taxed at the flat rate applicable to capital gains, irrespective of how long you hold the shares.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Spain and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Spain for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is required to report the grant and vesting of the restricted stock units. As indicated above, the income at vesting will be considered compensation in-kind subject to payment on account and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest. You are solely responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Special Notice for Employees Transferring to Spain from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to Spain, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). You may also be subject to UK National Insurance contributions (NICs) on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax and NICs due at vesting. In addition, you may be required to execute a joint election form to assume the employer NICs due on this income. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. Because you are also subject to income tax and and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the income in Spain, at least a portion of the income would be subject to double taxation.

It will be your responsibility to claim a foreign tax credit and obtain a refund for the UK taxes paid when you file your personal tax return for the year of vesting of the restricted stock units. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your Spanish income tax.

APPENDIX C

GUIDE TO TAX ISSUES IN SWEDEN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Sweden. This summary is based on the tax laws in effect in Sweden as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Sweden with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange, although there is no clear guidance from the Swedish Tax Agency.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be required to pay social insurance contributions when the restricted stock units vest, but a general pension contribution (to the extent you have not already reached the applicable contribution ceiling) will be collected through income tax withholding.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. Alternatively, provided that EA’s shares are listed on an exchange at vesting (e.g., the NASDAQ Global Select Market), you may choose to be taxed on 80% of the sale proceeds.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Sweden and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Sweden for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer will withhold and report income tax when the restricted stock units vest and shares are issued to you. Your employer also is required to pay an employer social insurance contribution on the taxable amount at vesting.

You are legally obligated to inform your employer, by no later than the end of the month following vesting, that the restricted stock units have vested and disclose the taxable amount. However, you will not need to make this report to your employer if you resided in Sweden from the grant to the vesting date. If you transferred out of Sweden after the date the restricted stock units are granted, please notify your employer of any vesting event. You are responsible for reporting the taxable income from the vesting of the restricted stock units on your annual tax return and for paying any additional taxes due if your tax liability exceeds the amount withheld. You also are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Special Notice for Employees Transferring to Sweden from the United Kingdom

If your eligible options were granted to you while you resided in the United Kingdom, and you subsequently transferred to Sweden, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). You may also be subject to UK National Insurance contributions (NICs) on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax and NICs due at vesting. In addition, you may be required to execute a joint election form to assume the employer NICs due on this income. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. Because you are also subject to income tax on the income in Sweden, at least a portion of the income would be subject to double taxation.

It will be your responsibility to claim a foreign tax credit and obtain a refund for the UK taxes paid when you file your personal tax return for the year of vesting of the restricted stock units. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your Swedish income tax.

APPENDIX C

GUIDE TO TAX ISSUES IN SWITZERLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Switzerland. This summary is based on the tax laws in effect in Switzerland as of October 2009. Please note that we have obtained tax rulings from several cantonal tax authorities in Switzerland confirming the general tax consequences set forth in this summary. Nonetheless, this summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The taxation of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange in Switzerland is not certain and varies by canton. Accordingly, EA sought and has obtained tax rulings from the cantons of Geneva, St. Gallen and Vaud confirming that employees will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units (the “Swiss Tax Rulings”). To the extent you reside (or pay taxes) in a different canton, please consult your personal tax advisor regarding the tax treatment of the exchange in your canton of residence.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling and are otherwise subject to social insurance contributions) when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Net Wealth

Any shares issued to you upon vesting of the restricted stock units will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain, provided the shares are not held as a business asset and provided you do not qualify as a professional securities dealer.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will be subject to tax in Switzerland and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit against your Swiss tax for the U.S. federal income tax withheld.

Withholding and Reporting

If you are an employee subject to ordinary tax assessment (i.e., if you are a Swiss national or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax when the restricted stock units vest and shares are issued to you, but is required to withhold social insurance contributions (employee’s portion). Your employer will report the exchange/grant and vesting of the restricted stock units on the annual certificate of salary (Lohnausweis) and to an annex to the annual certificate (“Beiblatt zum Lohnausweis”) which are both issued to you as of the end of the calendar year during which the restricted stock units are granted and vest. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the restricted stock units. In addition, you must declare the restricted stock units and any shares acquired at vesting in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are an employee subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit), your employer is required to withhold and report salary withholding tax and social insurance contributions when the restricted stock units vest and shares are issued to you. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due. You are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

If you are a cross-border employee, you may also be subject to withholding at source. However, the rules vary from one canton to another. Please consult your personal tax advisor regarding the potential tax consequences to you in Switzerland.

OTHER INFORMATION

Special Notice for Employees Transferring from United Kingdom to Switzerland

If your eligible options were granted while you were resident in the United Kingdom and you transfer to Switzerland before exercising your eligible options, pursuant to tax rulings obtained by EA for employees resident in Geneva and Vaud, you likely will not be subject to income tax in Switzerland if you exercise your eligible options while in Switzerland.

If, however, you exchange your eligible options for restricted stock units, the favorable rulings no longer apply. Therefore, if your restricted stock units vest while you are in Switzerland, you will be subject to tax in Switzerland on the income realized at vesting of your restricted stock units.

In addition, because your eligible options were granted while you were resident in the United Kingdom, you likely remain subject to income tax in the United Kingdom with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). You may also be subject to UK National Insurance contributions (NICs) on this income. Your former UK employer and/or the Company will be required to withhold any additional UK income tax and NICs due at vesting. In addition, you may be required to execute a joint election form to assume the employer NICs due on this income. (Please see the Guide for Tax Issues in the United Kingdom for further information.)

The amount of the income that remains subject to tax in the United Kingdom would depend on the time you spent in the United Kingdom between grant of your eligible options and vesting of the restricted stock units. Because you are also subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling and are otherwise subject to social insurance contributions) on the income in Switzerland, at least a portion of the income would be subject to double taxation.

EA has submitted a request for a tax ruling in the cantons of Geneva and Vaud in which we have asked the tax authorities to agree that the income subject to tax in Switzerland should be reduced by the amount of the income which is subject to tax in the United Kingdom. Both tax authorities have approved our ruling request. As a result, no double taxation should apply for income tax purposes. In addition, we believe the favorable rulings should also apply for purposes of reducing the income subject to social insurance contributions in Switzerland for purposes of determining your Swiss social insurance contribution liability. However, there is a risk that the social security authorities may not agree with this approach. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether it may be possible to reduce your Swiss tax liability based on the tax paid in the United Kingdom.

Special Notice for Former Swiss Employees

If your eligible options were granted to you while you resided in Switzerland, and you subsequently transferred to another country, you may remain subject to income tax in Switzerland with respect to (at least a portion of) the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). You may also be subject to Swiss social insurance contributions on this income. If Swiss tax applies, your former Swiss employer will be required to withhold any Swiss income tax and social insurance contributions due at vesting.

The amount of the income that remains subject to tax in Switzerland would depend on the time you spent in Switzerland between grant of your eligible options and vesting of the restricted stock units. Because you likely are also subject to tax on the income in your new country of residence, at least a portion of the income could be subject to double taxation.

We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for any tax paid in Switzerland against the tax liability arising in your new country of residence.

APPENDIX C

GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of October 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Taiwan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not social insurance contributions, when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

You will not be subject to capital gains tax when you subsequently sell any shares acquired upon vesting of the restricted stock units.

However, as of January 1, 2010, any income you recognize upon the sale of your shares (i.e., income from foreign sources) will be included as part of your basic income for alternative minimum tax (“AMT”) purposes and may be subject to AMT. If you sell your shares after January 1, 2010, you should consult your personal tax advisor regarding whether the AMT regime will apply to any income you recognize upon the sale of your shares.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid will not be subject to tax in Taiwan, but will be subject to U.S. federal income tax withheld at source. However, please note that starting from January 1, 2010, any dividend income you derive from the shares of EA common stock acquired upon vesting of the restricted stock units (i.e., income from foreign sources) may be includible as part of your basic income for purposes of calculating your Alternative Minimum Tax (“AMT”) under the newly promulgated AMT regime. In the event you must include your dividends in your basic income, you may be entitled to a tax credit in Taiwan for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax when the restricted stock units vest. You will be responsible for reporting and paying any tax resulting from the vesting of the restricted stock units, the sale of shares and the receipt of any dividends. However, your employer may prepare a non-withholding statement that includes your name, address, ID number and the taxable amount and may file the non-withholding statement with the tax authorities. If prepared, your employer will deliver a copy of the non-withholding statement to you, so that you can include the fair market value of the shares at vesting on your annual tax return.

APPENDIX C

GUIDE TO TAX ISSUES IN UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of October 2009. Please note that we have obtained confirmation from the tax authorities in the United Kingdom with regard to the treatment of any eligible options that have been granted under the approved UK Sub-Plan to the 2000 Plan (as discussed below), but we have not obtained a tax ruling or other confirmation with regard to the other information provided in this summary, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest, or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in the UK, the income tax and social security information below may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the restricted stock units granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Important Notice:

The grant of restricted stock units in exchange for the cancellation of eligible options pursuant to the Offer to Exchange is not made under the HM Revenue and Customs (“HMRC”) approved U.K. Sub-Plan to the 2000 Plan, because restricted stock units may not be granted under the U.K. Sub-Plan.

Accordingly, please note that any restricted stock units you may receive will not qualify for tax favorable treatment and the tax favorable treatment of any approved options you elect to cancel will be lost.

We have confirmed with HMRC that if you do not elect to cancel any or some of your approved options, the offer will not have any effect on the approved status of your options which are not offered for cancellation. In other words, your approved options will remain subject to tax favorable treatment.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and employee National Insurance contributions (“NICs”) when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

In addition, the restricted stock units will be granted to you on the condition that you agree to meet any liability for employer’s NICs, which also become due at vesting of the restricted stock units. To accomplish the foregoing, you will be asked to execute a joint election to assume the employer’s NICs. Your restricted stock units shall become null and void if you do not execute and return the joint election form to your employer or to EA. For the tax year April 6, 2009 to April 5, 2010, employer’s NICs are charged at a rate of 12.8%. For the tax year April 6, 2010 to April 5, 2011, employer’s NICs will be charged at a rate of 13.3%. You will be able to deduct the amount of employer’s NICs that you must pay from the total taxable income resulting from the vesting of your restricted stock units.

Please note that the liability for employer NICs due on any exchanged options that were not granted under the UK Sub-Plan (“unapproved eligible options”) may or may not have been transferred to you. Therefore, before you decide to participate in the offer, you should carefully consider the fact that employer NICs will be payable by you at the acquisition of the shares when the restricted stock units vest, whereas they may not have been payable by you at exercise of your UK-approved eligible options or unapproved eligible options. You should refer to the relevant stock option agreement to determine whether the employer NICs liability was transferred to you in connection with your eligible options.

Sale of Shares

You will be subject to capital gains tax at a flat rate of (currently) 18% when you subsequently sell any shares acquired at vesting of the restricted stock units at a gain. You will be taxed on the difference between the sale proceeds and the fair market value of the shares at vesting. Please note that, effective April 6, 2008, taper relief was abolished. However, you will be subject to capital gains tax in any tax year only if your capital gain exceeds your annual personal exemption (currently £10,100).

Furthermore, if you acquire other shares in EA, you must take into account the share identification rules in calculating your capital gains liability. Please consult your personal tax advisor to determine how share identification rules apply in your particular situation.

Dividends

If you hold the shares issued upon vesting of the restricted stock units, you may be entitled to receive dividends if EA, in its discretion, declares a dividend. Any dividend paid with respect to the shares will be subject to income tax (but not NICs) in the U.K. and also to U.S. federal income tax withheld at source. Your applicable tax rate will depend on your total income. You will need to declare your dividend income to HMRC on your annual tax return. You may be entitled to a tax credit against your U.K. income tax for the U.S. federal income tax withheld.

Withholding and Reporting

Your employer will calculate the income tax and NICs due at vesting and account for these amounts to HMRC on your behalf. If, for any reason, your employer is unable to withhold the income tax under the PAYE system or by another method permitted in the applicable award agreement, you must reimburse your employer for the tax paid within 90 days of the date on which the restricted stock units vest and shares are issued to you. If you do not reimburse your employer for the income tax paid on your behalf within 90 days of the acquisition of shares pursuant to the restricted stock units and assuming you are not a director or executive officer of EA (within the meaning of Section 13(k) of the Exchange Act), you will be deemed to have received a loan from your employer in the amount of the income tax due. The loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable and your employer may recover it at any time by any of the means set forth in the award agreement.

Your employer is also required to report the details of the exchange of the eligible options, the grant and vesting of the restricted stock units, the acquisition of shares and any tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, you are responsible for reporting any income acquired upon vesting of the restricted stock units, the sale of your shares and the receipt of any dividends, on your annual tax return. You are also responsible for paying any tax resulting from the sale of your shares and the receipt of any dividends.

OTHER INFORMATION

Special Notice for Former UK Employees

The following is a general summary of the material UK tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees who were tax resident and ordinarily resident in the United Kingdom when they received the eligible options they elect to cancel in the exchange but who have subsequently relocated outside the United Kingdom before they receive restricted stock units in the exchange.

Option Exchange

You likely will not be subject to UK income tax or NICs as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to UK income tax or NICs when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

Notwithstanding that you have relocated outside the UK, you will be subject to UK income tax when the restricted stock units vest and shares are issued to you if:

(i)	you were granted the options you elect to cancel in the exchange before April 6, 2008 at a time when you were both resident and ordinarily resident in the UK for tax purposes; or

(ii)	you were granted the options you elect to cancel in the exchange on/after April 6, 2008 at a time when you were tax resident in the UK; or

(iii)	the restricted stock units are granted to you when you are tax resident in the UK.

The taxable amount will be the fair market value of the shares issued to you at vesting. However, HMRC is generally prepared to reduce the UK tax liability to reflect the relative number of workdays that you have spent in the UK and the other country between grant and vesting of the option and the subsequent grant and vesting of the restricted stock units (except where there is a relevant tax treaty between the UK and your new country of residence which provides otherwise). If you are subject to tax in the UK and your new country of residence on the same income, you may be able to apply for a tax credit in respect of the UK tax liability in your new country of residence. We strongly recommend that you check with your tax advisor to confirm whether double taxation applies and whether it may be possible to reduce your tax liability in the other country based on the tax paid in the United Kingdom.

If you have relocated on a permanent basis to a country other than Switzerland or a member state in the European Union (“EU”) / European Economic Area (“EEA”), you should not be liable to UK employee and employer NICs upon vesting of the restricted stock units. If you have not relocated on a permanent basis, your liability to UK employee and employer NICs will depend on your personal circumstances and you should consult your personal tax advisor.

If you have relocated to Switzerland or an EU/EEA country, you may be liable to UK employee NICs upon vesting of the restricted stock units. In addition, EA may require you to assume the employer NICs due on the income realized at vesting of your restricted stock units. To accomplish this, you may be asked to execute a joint election, and your restricted stock units may be cancelled if you do not execute and return the joint election form to your employer or to EA. EA is liaising with HMRC with a view to ensuring that you are not ultimately subject to social security contributions on the same income in both the UK and Switzerland or an EU/EEA country and considers that this would be in line with the relevant social security agreements. However, please note that EA is not in a position to assure you of this outcome and EA may not be able to obtain confirmation from HMRC prior to your decision to exchange the options or the vesting of the restricted stock units. We strongly recommend that you check with your tax advisor to confirm whether you may be subject to social security contributions on the income in both countries and whether you will be able to avoid such double taxation.

Sale of Shares

Subject to the provisions of any relevant double taxation treaty, you may also be subject to capital gains tax in the United Kingdom when the shares acquired are subsequently sold even if you are no longer in the United Kingdom at the time of sale. Please see above for general comments on capital gains tax on the sale of shares. Please consult your tax advisor, as the tax treatment of a transferring individual into or out of the United Kingdom is often complex and will depend upon your particular circumstances.

Dividends

The comments regarding Dividends above will apply to you if you are resident in the UK at the time at the time any dividends are paid (but not otherwise).

Withholding and Reporting

The comments regarding Withholding and Reporting above will apply to you even though you have relocated. Please note that your former UK employer will only account for UK income tax due at the basic rate of taxation (currently 20%). If you are a higher rate taxpayer, you will need to report and pay for any excess on your annual UK tax return.

Special Notice for Employees Transferring from Switzerland to the United Kingdom

If your eligible options were granted to you while you resided in Switzerland, and you subsequently transferred to the United Kingdom, you will remain subject to income tax in Switzerland with respect to at least a portion of the income realized at vesting of the restricted stock units (i.e., the fair market value of the shares issued to you at vesting). The amount of the income that remains subject to tax in Switzerland would depend on the time you spent in Switzerland between grant of your eligible options and vesting of the restricted stock units. You may also be subject to Swiss social insurance contributions on this income. Your former Swiss employer will be required to withhold any Swiss income tax and social insurance contributions due at vesting.

Currently, HMRC takes the view that, to the extent that your replacement restricted stock units are equal to or less than the value of your eligible options at the date of exchange, they will be exempt from UK income tax. If, however, your replacement restricted stock units exceed the value of your eligible options at the date of exchange, they will represent a separate legal right which will be fully subject to UK income tax and NICs. As further explained in the Offer to Exchange, the exchange program has been designed such that the value of the replacement restricted stock units is approximately equal in value to the eligible options. However, as also explained, EA is required to take an accounting expense for the restricted stock units because, for accounting purposes in accordance with United States Generally Accepted Accounting Principles, their fair value is considered to be in excess of the fair value of the surrendered eligible options. It is not certain how HMRC will view the exchange (i.e., as value neutral or as having an excess value). As a consequence, there is a risk that the restricted stock units will be subject to income tax and NICs in the United Kingdom, resulting in likely double taxation of at least a portion of the income.

It will be your responsibility to claim a foreign tax credit and obtain a refund for the Swiss taxes paid when you file your annual self-assessment return for the year of vesting of the restricted stock units. We strongly recommend that you check with your tax advisor to confirm their recommended course of action, whether double taxation applies and the availability of a tax credit.